                                                                     Exhibit 2.2



                              PURCHASE AGREEMENT

                                     Among




                              NMT MEDICAL, INC.,

                         NMT NEUROSCIENCES (US), INC.

                     NMT NEUROSCIENCES HOLDINGS (UK) LTD.,

                         NMT NEUROSCIENCES (UK) LTD.,

                             SPEMBLY MEDICAL LTD.,

                           SPEMBLY CRYOSURGERY LTD.,

                                 SWEDEMED AB,

                   INTEGRA NEUROSCIENCES HOLDINGS (UK) LTD.

                                      and

                         INTEGRA SELECTOR CORPORATION

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

1.   DEFINITIONS........................................................    1

2.   PURCHASE AND SALE Of SHARES AND US-BASED ASSETS;
     ADJUSTMENTS; LIABILITIES...........................................    8
     2.1   PURCHASE AND SALE.............................................   8
     2.2   CLOSING PAYMENTS; CERTAIN EXCLUDED PAYMENTS...................   9
     2.3   ADJUSTMENT TO PURCHASE PRICE..................................  10
     2.4   AGREEMENT REGARDING CERTAIN ACCOUNTS RECEIVABLES..............  12
     2.5   ACQUIRED AND EXCLUDED LIABILITIES.............................  12
     2.6   CONSENTS......................................................  13

3.   REPRESENTATIONS AND WARRANTIES OF PARENT, SELLER AND
     NMT-US..............................................................  13
     3.1   ORGANIZATION, POWER, EXECUTION................................  14
     3.2   NO VIOLATION..................................................  15
     3.3   CAPITALIZATION; VALIDITY OF THE SHARES........................  15
     3.4   AUTHORIZATIONS; COMPLIANCE....................................  16
     3.5   FINANCIAL STATEMENTS; NO LIABILITIES..........................  16
     3.6   ABSENCE OF CERTAIN CHANGES....................................  18
     3.7   TAXES.........................................................  20
     3.8   CONTRACTS, LICENSES, ETC......................................  24
     3.9   INTELLECTUAL PROPERTY.........................................  26
     3.10  LABOR MATTERS.................................................  28
     3.11  EMPLOYEE BENEFIT PLANS........................................  29
     3.12  ENVIRONMENTAL, HEALTH AND SAFETY MATTERS......................  30
     3.13  INSURANCE.....................................................  31
     3.14  RELATED PARTY RELATIONSHIPS...................................  32
     3.15  OWNERSHIP OF TANGIBLE ASSETS AND LEASES.......................  32
     3.16  BROKERS-SELLERS...............................................  34
     3.17  LITIGATION....................................................  34
     3.18  PRODUCT WARRANTY AND PRODUCT LIABILITY CLAIMS.................  35
     3.19  ENTERPRISE RESOURCE PLANNING SOFTWARE.........................  35
     3.20  ELEKTA AGREEMENT..............................................  35
     3.21  INVENTORY.....................................................  36
     3.22  CERTIFICATIONS; PRODUCT SAFETY................................  36
     3.23  CUSTOMERS, SUPPLIERS AND LICENSORS............................  36
     3.24  EXPORT........................................................  37
     3.25  [INTENTIONALLY OMITTED].......................................  37

4.   REPRESENTATIONS AND WARRANTIES OF BUYER AND ISC.....................  37
     4.1   ORGANIZATION, POWER, EXECUTION................................  37
     4.2   NO VIOLATION..................................................  37

    4.3   BROKERS-BUYER AND ISC..........................................   38

5.  COVENANTS............................................................   38
    5.1   CONDUCT OF THE BUSINESS........................................   38
    5.2   CERTAIN CHANGES................................................   38
    5.3   ACCESS TO INFORMATION..........................................   39
    5.4   EMPLOYEES......................................................   40
    5.5   EXCLUSIVITY....................................................   41
    5.6   LIMITATIONS ON EMPLOYEE SOLICITATION AND COMPETITION...........   41
    5.7   EMPLOYEE NOTIFICATION..........................................   42
    5.8   AGREEMENT ON TRANSFER OF INVENTORY, OTHER ASSETS, ETC. ........   42
    5.9   ACCOUNTING REFERENCE DATE CHANGE; SCHEDULES; SALES AND
          TRANSFER TAXES; FEES...........................................   43
    5.10  RIGHT TO "NEUROSCIENCES" NAME; USE OF "NMT" NAME...............   44
    5.11  SECTION 338 ELECTION...........................................   45
    5.12  CONTINUATION OF PARENT INSURANCE COVERAGE......................   45
    5.13  AGREEMENT REGARDING ACCOUNTS RECEIVABLE........................   45

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND ISC.................   45
    6.1   REPRESENTATIONS AND WARRANTIES OF PARENT, SELLER, NMT-US.......   46
    6.2   COVENANTS OF PARENT, SELLER, NMT-US AND ACQUIRED COMPANIES.....   46
    6.3   NO INJUNCTION, ETC.............................................   46
    6.4   ABSENCE OF ADVERSE CHANGES.....................................   46
    6.5   FINANCIAL ACCOUNTING SYSTEM....................................   46
    6.6   PRE-CLOSING DIVIDEND...........................................   46
    6.7   OTHER DELIVERIES...............................................   46

7.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT, SELLER AND
    NMT-US...............................................................   47
    7.1   REPRESENTATIONS AND WARRANTIES OF BUYER AND ISC................   47
    7.2   COVENANTS OF BUYER AND ISC.....................................   47
    7.3   NO INJUNCTION, ETC.............................................   47
    7.4   OTHER DELIVERIES...............................................   47

8.  PUBLICITY............................................................   47

9.  CONFIDENTIALITY......................................................   48

10. COOPERATION..........................................................   48

11. TERMINATION..........................................................   49
    11.1  BOTH PARTIES...................................................   49

     11.2  BUYER..................................................    49
     11.3  PARENT.................................................    49
     11.4  EFFECT OF TERMINATION..................................    50

12.  CLOSING
     12.1  TIME AND PLACE OF CLOSING..............................    50
     12.2  PARENT/SELLER/NMT-US CLOSING DELIVERIES................    50

13.  [INTENTIONALLY OMITTED]......................................    54

14.  INDEMNIFICATION..............................................    54
     14.1  INDEMNIFICATION BY PARENT AND SELLER...................    54
     14.2  INDEMNIFICATION BY BUYER AND ISC.......................    54
     14.3  TAX INDEMNIFICATION AND OTHER TAX MATTERS..............    55
     14.4  LIMITATIONS ON INDEMNIFICATION.........................    56
     14.5  CLAIMS FOR INDEMNIFICATION.............................    57
     14.6  DEFENSE BY INDEMNIFYING PARTY..........................    57
     14.7  PAYMENT OF INDEMNIFICATION OBLIGATION..................    58
     14.8  EXCLUSIVE REMEDY.......................................    58
     14.9  ELEKTA AGREEMENT.......................................    58

15.  ADDITIONAL ACTIONS...........................................    58
     15.1  SERVICES...............................................    58
     15.2  ADDITIONAL AGREEMENTS..................................    59

16.  GENERAL......................................................    60
     16.1  [INTENTIONALLY OMITTED]................................    60
     16.2  PAYMENT OF EXPENSES....................................    60
     16.3  MODIFICATIONS; WAIVERS.................................    60
     16.4  ASSIGNABILITY..........................................    60
     16.5  NO OTHER REPRESENTATIONS...............................    60
     16.6  NOTICES................................................    61
     16.7  CAPTIONS...............................................    62
     16.8  COUNTERPARTS...........................................    62
     16.9  KNOWLEDGE..............................................    62
     16.10  GOVERNING LAW.........................................    62

17.  ENTIRE AGREEMENT.............................................    62

ARTICLE VIII..................................................................................................................... 13

CONDITIONS TO BUYER'S OBLIGATIONS................................................................................................ 13

8.1     Representations, Warranties and Covenants.  All representations and warranties of Seller and
Parent contained in Article IV of this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Closing Date, and Seller and Parent shall have performed in all material respects all covenants required by this Agreement to be performed by any of them as of or before the Closing....................................................................................... 13
8.2     No Actions With Respect to Transactions.  No Action shall have been instituted or threatened by any governmental authority or other Person that challenges, seeks damages in connection with, or seeks to restrain, any of the transactions contemplated by this Agreement........................................................ 13
8.3     Noncompetition Agreement.  Each of Seller and Parent shall have executed and delivered to Buyer the Noncompetition Agreement..................................................................................................... 13
8.4     Closing Documents.  Seller and Parent shall have delivered to Buyer the documents shown in the
Closing Agenda as being delivered by them, and such other instruments and documents as may be reasonably requested by Buyer, all in form reasonably satisfactory to Buyer's counsel............................................ 13
8.5     No Material Adverse Change.  There shall have been no Material Adverse Change since the Reference
Date............................................................................................................................. 13

ARTICLE IX....................................................................................................................... 14

TERMINATION BEFORE CLOSING....................................................................................................... 14

9.1     Termination.  This Agreement may be terminated by notice at any time prior to Closing:................................... 14
9.2     In the Event of Termination.  In the event of termination of this Agreement:............................................. 14

ARTICLE XI....................................................................................................................... 15

SURVIVAL AND INDEMNIFICATION..................................................................................................... 15

11.1    Survival of Representations.  The representations and warranties of the parties made in this
Agreement shall survive the Closing for a period from the Closing to the 18 month anniversary of the Closing Date (or until resolution of any Indemnity Claim made on or before such date), except for the representations and warranties made in Section 4.7 with respect to title, which shall survive the Closing without limitation........................................................................................... 15
11.2    Indemnification.......................................................................................................... 16

ARTICLE XII...................................................................................................................... 18

MISCELLANEOUS.................................................................................................................... 18

12.1    Employees.  Buyer shall have no obligation to hire any of Seller's employees............................................. 18

A.    Agreements.................................................................................................................  6

                                   EXHIBITS
                                   --------

1.1(a)    Financial Statements

1.1(b)    Terms of Noncompetition Agreement

2.5       Allocation of Purchase Price

7.4       Closing Agenda

                               PURCHASE AGREEMENT
                               ------------------

     PURCHASE AGREEMENT (this "Agreement"), executed as of this 20th day of March, 2000, by and among NMT MEDICAL, INC., a Delaware corporation formerly known as Nitinol Medical Technologies, Inc. ("Parent"), NMT NEUROSCIENCES (US), INC., a Delaware corporation and wholly-owned subsidiary of Parent ("NMT-US"), NMT NEUROSCIENCES HOLDINGS (UK) LTD., a corporation organized under the laws of England and an indirect wholly-owned subsidiary of Parent ("Seller"), NMT NEUROSCIENCES (UK) LTD., a corporation organized under the laws of England and Wales and a wholly-owned subsidiary of Seller ("Neurosciences"), SPEMBLY MEDICAL LTD., a corporation organized under the laws of England and Wales and a wholly-owned subsidiary of Neurosciences ("Spembly"), SPEMBLY CRYOSURGERY LTD, a corporation organized under the laws of England and Wales and a wholly-owned subsidiary of Spembly ("Spembly-Cryosurgery"), SWEDEMED AB, a corporation organized under the laws of Sweden and a wholly-owned subsidiary of Neurosciences ("Swedemed" and, together with Neurosciences, Spembly and Spembly-Cryosurgery, collectively, the "Acquired Companies" and each, individually, an "Acquired Company"), INTEGRA NEUROSCIENCES HOLDINGS (UK) LTD., a corporation organized under the laws of England and Wales ("Buyer"), and INTEGRA SELECTOR CORPORATION, a Delaware corporation ("ISC").


                                  WITNESSETH:


     WHEREAS, the Acquired Companies are engaged primarily in the neurosurgical and cryogenic surgical instrument business, with their principal manufacturing and production operations located in Andover, England;

     WHEREAS, NMT-US is the owner of various assets, rights and properties related to the business of the Acquired Companies located in the United States;

     WHEREAS, Seller is willing to sell to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding capital shares of the Acquired Companies; and

     WHEREAS, NMT-US is willing to sell to ISC, and ISC desires to purchase from NMT-US, all of the assets, rights and properties related to the business of the Acquired Companies located in the United States.

     NOW THEREFORE, in consideration of the mutual premises, covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

1.   DEFINITIONS.  In this Agreement the following terms shall have the meanings
     -----------
assigned to them below.

     "Acquired Company" and "Acquired Companies" shall have the meaning set forth in the preamble.

     "Acquired Liabilities" shall have the meaning set forth in Section 2.5(a) hereof.

     "Affiliate" of a specified Person (natural or juridical) shall mean a Person that directly, or indirectly through one or more intermediaries, controls, was controlled by, or was under common control with, the Person specified at December 31, 1999 or any time since such date.

     "Agreement" shall have the meaning set forth in the preamble.

     "Andover Facility" shall mean the facility of the Business at Newbury Road, Hampshire, England located on the Real Property.

     "Assets" shall mean all assets and contractual or other rights used or directly related to the Business, whether owned, directly or of record, by any of Parent, NMT-US, Seller, any Acquired Company or any of their respective Affiliates, including, without limitation, the property described on Exhibit A
                                                                     ---------
attached hereto, but excluding the Excluded Assets, with only such changes therein as shall have occurred between the Reference Date and the Closing Date in the ordinary course of business consistent with the Acquired Companies' past practice and in transactions not inconsistent with any of the representations, warranties, covenants or agreements of Parent, Seller or any of the Acquired Companies set forth herein.

     "Auditor" shall have the meaning set forth in Section 2.3(b) hereof.

     "Authorizations" shall have the meaning set forth in Section 3.4 hereof.

     "Barclays Debt" shall mean any and all indebtedness (principal and interest), charges, fees, prepayment penalties and other amounts now or hereafter due and owing under that certain Treasury Loan Facility, dated as of April 18, 1998, between Barclays Bank PLC and Spembly, and any overdraft facility maintained by any of the Acquired Companies with Barclays Bank PLC.

     "Business" shall mean the research, development, manufacturing, marketing, selling and distribution business conducted or currently proposed to be conducted by the Acquired Companies and their respective Affiliates related to, or with respect to, the Products.

     "Business Day" shall mean any day banks are open for business in New York City, New York.

     "Buyer" shall have the meaning set forth in the preamble.

     "Buyer Indemnified Parties" shall have the meaning set forth in Section
14.1 hereof.

     "Chameleon Payment" shall have the meaning set forth in Section 2.2(c).

     "Closing" shall have the meaning as set forth in Section 12.1.

     "Closing Date" shall mean the date on which the Closing takes place. The Closing shall be effective as of the close of business, local time, on the Closing Date.

     "Closing Date Balance Sheet" shall mean the balance sheet of the Business described in Section 2.3(a) hereof.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

     "Confidential Information" shall mean any confidential, proprietary or secret knowledge, information or data regarding the Business or any of the Acquired Companies, Products or Assets, including, without limitation, any and all customers lists, customer leads, financial information, trade secrets, market information or studies, designs, analyses and similar materials, except for such knowledge, information and data as is generally available to the public other than as a result of the unauthorized disclosure by any Person.

     "Continued Employee Payment" shall have the meaning set forth in Section 2.2(c).

     "Contract" shall mean any contract, lease, agreement, plan, policy, note, bond, indenture, license, mortgage or security instrument, arrangement, obligation or commitment, whether in writing, oral or otherwise.

     "Copyrights" shall mean all copyrights, assignments of copyrights, design rights, rights to mask works and database rights, and all registrations and applications for registration of any of the foregoing.

     "Critical Consents" shall have the meaning set forth in Section 2.6(c) hereof.

     "Damages" shall have the meaning set forth in Section 14.1 hereof.

     "Disclosure Schedules" shall have the meaning set forth in Section 3 hereof.

     "Distribution Arrangement" shall have the meaning set forth in Section 3.8(b) hereof.

     "Election" shall have the meaning set forth in Section 5.11 hereof.

     "Elekta" shall mean Elekta AB (publ), a Swedish company and the former owner of the Business.

     "Elekta Agreement" shall have the meaning set forth in Section 3.20 hereof.

     "Elekta Payables" shall have the meaning set forth in Section 2.4(a) hereof.

     "Elekta Receivables" shall have the meaning set forth in Section 2.4(a) hereof.

     "Employee Benefit Plans" shall mean all pension, retirement, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, share option, restricted stock, bonus, severance or termination pay, redundancy, cafeteria, medical, hospital, life, health, accident, disability, death, tuition reimbursement or other employee benefit plans, schemes or arrangements.

     "Environmental Laws" shall mean any applicable Law, Order or Permit or other binding determination (whether national, provincial, departmental, state or local) pertaining to (i) the use, analysis, generation, manufacture, storage, discharge, release, disposal or transportation of Hazardous Materials, (ii) the health and safety of employees and the public, (iii) environmental regulation, or (iv) with respect to Hazardous Materials, contamination, clean-up or disclosure, drinking water, exposure, release, groundwater, landfills, open dumps, storage tanks (underground or otherwise), solid or liquid waste, waste water, stormwater runoff, emissions or wells.

     "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

     "Excluded Assets" shall mean the property described on Exhibit B hereto.
                                                            ---------

     "Excluded Employees" shall have the meaning set forth in Section 3.11(h) hereof.

     "Excluded Liability Assumption Agreement" shall have the meaning set forth in Section 2.5(b) hereof.

     "Excluded Liabilities" shall have the meaning set forth in Section 2.5(b) hereof.

     "GAAP" shall mean Generally Accepted Accounting Principles in effect in the United States as of the relevant determination date consistently applied for all periods covered thereby.

     "Governmental Authority" shall mean any foreign, federal, state or local court or other governmental, administrative, or regulatory, authority, agency, department or body (including, without limitation, the United Kingdom Inland Revenue and the United States Internal Revenue Service).

     "Group Relief" shall have the meaning set forth in Section 3.7(r) hereof.

     "Hazardous Materials" shall mean petroleum, including crude oil or any fraction thereof, or any other chemical substance, material, object, condition, waste, pollutant or combination thereof which is hazardous or potentially hazardous, or designated as or deemed to be hazardous or potentially hazardous under applicable Environmental Laws to human health or safety or to the environment as a result of its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects and all of those chemicals, substances, materials, objects, conditions, wastes, pollutants or combinations thereof which are now listed, defined or regulated by any applicable law or regulation (whether national, provincial, departmental, state or local) based upon, directly or indirectly, such properties or effects.

     "Improvements" shall mean, collectively, any and all buildings, fixtures and other improvements located on the Real Property or located at the Andover Facility.

     "Indemnified Party" shall have the meaning set forth in Section 14.5 hereof.

     "Indemnifying Party" shall have the meaning set forth in Section 14.5 hereof.

     "Insurance Policies" shall have the meaning set forth in Section 3.13 hereof.

     "Intergroup Receivables" shall have the meaning set forth in Section 2.4(a) hereof.

     "ISC" shall have the meaning set forth in the preamble.

     "Intellectual Property" shall mean any and all Copyrights, Patents, Know-How, and Trademarks, and all rights (including, without limitation, moral rights) vesting in the owner thereof pursuant to the applicable Laws of any competent jurisdiction.

     "Know-How" shall mean methods, devices, technology, trade secrets, industrial designs, know-how, show-how, technical and training manuals and documentation and other proprietary information, including, without limitation, proprietary processes, designs and formulae.

     "Law" shall mean any law, statute, regulation, rule, ordinance, Order, consent decree, settlement agreement, common law precedent, or governmental requirement, and any judgment, decision, decrees, writ, injunction, award, ruling or order of any court or Governmental Authority.

     "Liability" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, fee or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any security interest, lien, mortgage, pledge, hypothecation, adverse claim, charge, encumbrance, preemptive right, conditional sale agreement, deed of trust or conveyance to secure debt, of any nature whatsoever and regardless of how created or arising.

     "Material Adverse Effect" shall mean an event, change, or occurrence which, together with any other event, change, or occurrence, individually or in the aggregate, has a material adverse effect or impact on (i) the financial position, business or results of operations of Acquired Companies, and the value of the US-Based Assets, taken as a whole, or (ii) the ability of Parent, NMT-US, Seller and/or any of the Acquired Companies to perform their obligations under this Agreement and the Related Agreements or to consummate the transactions contemplated hereby or thereby.

     "Net Worth" shall mean, with respect to (a) the Reference Date Balance Sheet and the Reference Date, the amount of US$3,022,000, and (b) with respect to the Closing Date Balance Sheet and the Closing Date, the adjusted amount of "TOTAL ASSETS" minus the amount "TOTAL LIABILITIES" in each case as are set forth on the Closing Date Balance Sheet.

     "Neurosciences" shall have the meaning set forth in the preamble.

     "NMT-US" shall have the meaning set forth in the preamble.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Governmental Authority.

     "Parent" shall have the meaning set forth in the preamble.

     "Patents" shall mean patents and patent applications, all continuations, continuations-in-part, divisions, reissues, reexaminations, extensions and foreign counterparts of such patents and patent applications, and all invention disclosures and rights in inventions.

     "Pension Scheme" shall mean The Surgical Technology Group Pension and Life Assurance Scheme, as amended and in effect on the date hereof and at the Closing Date.

     "Permit" shall mean any national, federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

     "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, Governmental Authority, joint venture, estate, trust, association, organization or other entity of any kind or nature.

     "Post-Closing Period" shall have the meaning set forth in Section 14.3(a) hereof.

     "Pre-Closing Dividend" shall have the meaning set forth in Section 5.2(e) hereof.

     "Pre-Closing Period" shall have the meaning set forth in Section 14.3(a) hereof.

     "Products" shall mean the products manufactured, assembled, repaired, developed, created, invented or researched by or on behalf of the Acquired Companies, including, without limitation, the Selector(TM) Ultrasonic Aspirator, cryosurgical and TNS product lines, products in the research and development stage, and such other products as more particularly identified on the Schedule
                                                                      --------
of Products attached hereto.
-----------

     "Purchase Price" shall have the meaning set forth in Section 2.2(a) hereof.

     "Purchase Price Adjustment" shall have the meaning set forth in Section 2.3(c) hereof.

     "Real Property" shall mean the real property described on Schedule
                                                               --------
3.15(b)(i) hereto on which the Andover Facility is located, and which is leased
----------
from The Borough Council of Test Valley by Spembly.

     "Reference Date" shall mean December 31, 1999.

     "Reference Date Balance Sheet" shall mean the adjusted balance sheet of the Business as of the Referenced Date attached hereto as Exhibit C.
                                                      ---------

     "Registered Intellectual Property" shall have the meaning set forth in
Section 3.9(b).

     "Release" shall mean any intentional, negligent or accidental spilling, leaking, pumping, pouring, emitting, emptying, exposure, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Materials (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials).

     "Related Agreements" shall have the meaning set forth in Section 3.1(a).

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the United States Securities Act of 1933, as amended.

     "Seller" shall have the meaning set forth in the preamble.

     "Seller Indemnified Parties" shall have the meaning set forth in Section
14.2 hereof.

     "Share Payment" shall have the meaning set forth in Section 2.2(a) hereof

     "Shares" shall mean all the issued and outstanding shares in the capital of Neurosciences, all of which shall be transferred to Seller at the Closing.

     "Spembly" shall have the meaning set forth in the preamble.

     "Spembly-Cryosurgery" shall have the meaning set forth in the preamble.

     "Stub Tax Period" shall mean the Tax period (or any portion thereof) commencing on January 1, 2000 and ending on the Closing Date.

     "Swedemed" shall have the meaning set forth in the preamble.

     "TA" shall have the meaning set forth in Section 3.7(p).

     "Tax" shall mean with respect to any Person, any tax, estimated tax, withholding tax, assessment, levy, impost, fee or other charge, however denominated, including any interest, penalties, additions to tax or additional amounts that may become payable in respect thereof, imposed by any Governmental Authority, which tax shall include, without limitation, any income tax, payroll and employee withholding tax, unemployment insurance, social security, sales and use tax, franchise tax, gross receipts tax, occupation tax, real and personal property tax, transfer tax, workers' compensation, corporation tax, advance corporation tax, national insurance and social security contributions, capital gains tax, inheritance tax, value added tax, customs excise and import duties, stamp duty, stamp duty reserve tax, insurance premium tax, air passenger duty, landfill tax, petroleum revenue tax, advance petroleum revenue tax, and gas levy and other obligations of the same or of a similar nature, for which such Person may be liable (including any such Tax related to any other Person for which such Person is liable, by contract, as transferee or successor, by law (including as a result of the application of Treasury Reg. Section 1.1502-6) or otherwise).

     "Tax Return" or "Return" shall mean any United Kingdom, United States or foreign, federal, state, or local tax return, declaration, report, estimate, information return, statement, claim for refund or form relating to Taxes, including any schedule, computation, amendment or attachment thereto.

     "TCGA" shall have the meaning set forth in Section 3.7(q) hereof.

     "Trademarks" shall mean (a) registered trademarks and registered service marks, applications for registration for trademarks and service marks, renewal registrations and applications for renewal registrations, extensions and foreign counterparts of such registrations and applications for registration; (b) material unregistered trademarks and service marks; (c) corporate names, business names and trade names, whether registered or unregistered; and (d) Internet domain names and associated addresses and URL's, in each case together with all goodwill associated therewith.

     "Tradename" shall have the meaning set forth in Section 5.10.

     "TULRC" shall have the meaning set forth in Section 3.10(a) hereof.

     "US-Based Assets" shall mean those Assets which are owned by NMT-US or otherwise located in the United States, including, without limitation, those Assets identified on Exhibit A (US) hereto.
                     --------------

     "US-Based Assets Payment" shall have the meaning set forth in Section
2.2(a).

     "1998/1999 Tax Make-Whole Payment" shall have the meaning set forth in
Section 2.2(c).

2.  PURCHASE AND SALE OF SHARES AND US-BASED ASSETS; ADJUSTMENTS; LIABILITIES.
    -------------------------------------------------------------------------

    2.1  PURCHASE AND SALE.
         -----------------
         (a)  The Shares shall be transferred from Seller to Buyer as follows:

              (i) At the Closing, upon the terms and subject to the conditions of this Agreement, Seller as legal and beneficial owner and with full title guarantee shall sell, and Buyer shall purchase, the Shares with effect from Closing free from any Lien together with all accrued benefits and rights attached thereto and all dividends declared after the Reference Date in respect of the Shares.

              (ii) Seller waives or agrees to procure the waiver of any rights or restrictions conferred upon it or any other person which may exist in relation to the Shares under the articles of association of Neurosciences or otherwise.

              (iii) Buyer shall not be obliged to close the purchase of any of the Shares unless Seller closes the sale of all the Shares simultaneously, but the closing of the purchase of some Shares shall not effect the rights of Buyer with respect to its rights to the other Shares.

       (b) At the Closing, upon the terms and subject to the conditions of this Agreement, NMT-US, as the legal and beneficial owner of US-Based Assets, shall sell, assign, transfer and convey the US-Based Assets to ISC, pursuant to a Bill of Sale in substantially the form of Exhibit E-1 hereto.
                                     -----------

  2.2  CLOSING PAYMENTS; CERTAIN EXCLUDED PAYMENTS.
       --------------------------------------------

       (a) Subject to Sections 2.2(c), 2.2(d) and 2.3, the aggregate purchase price (the "Purchase Price") shall be: (i) US$7,300,000 for the Shares (as the same may be reduced pursuant to Section 2.2(c), the "Share Payment"), and (ii) US$700,000 for the US-Based Assets (the "US-Based Assets Payment"). Seller, Parent, NMT-US and Buyer agree that this purchase price allocation shall be used in all Tax and other filings with any Governmental Authority, and they shall not take any position contrary unless required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any provision similar to Section 1313(a)), in which event they shall provide prior written notice to the other parties hereunder.

       (b) Subject to Sections 2.2(c), 2.2(d) and 2.3, at the Closing Buyer shall (i) pay to Seller (or Seller's designee) in cash or by wire transfer of immediately available funds (to an account designated in writing not less than three (3) business days prior to Closing) an amount equal to the Share Payment, and (ii) ISC shall pay to NMT-US (or NMT-US's designee) in cash or by wire transfer of immediately available funds (to an account designated in writing not less than three (3) business days prior to Closing) an amount equal to the US-Based Assets Payment.

       (c) Notwithstanding the provisions of Sections 2.2(a) and 2.2(b) or any other adjustments to the Purchase Price hereunder (including, without limitation, any adjustments or payments pursuant to Sections 2.3 or 14 hereof), the Share Payment shall be reduced on a dollar-for-dollar basis by (i) the amount of the Liability incurred by the Acquired Companies with respect to the continued employment by Neurosciences of Steve Sinyard for a period of four (4) months following the Closing Date, including, without limitation, all amounts now or hereafter payable by any of the Acquired Companies or Buyer to or on behalf of, or in connection with the employment of, Steve Sinyard with respect to salary, bonus, insurance, pension, other employee benefits, or severance, termination or other redundancy payments (statutory or otherwise) (collectively, the "Continued Employee Payment"), (ii) the amount of any Liability now or hereafter incurred by the Acquired Companies in connection with the purchase and installation of, and related pre-operational consultancy services for, a new Chameleon brand integrated financial and accounting software system from Panacea Limited (the "Chameleon Payment"), and (iii) the amount of any Liability in respect of Taxes of any of the Acquired Companies for the Tax periods ended December 31, 1998 and December 31, 1999 that is not properly and fully reflected in the accrual therefor listed on the Reference Date Balance Sheet (or which was not paid in full prior to the Reference Balance Sheet Date) (the "1998/1999 Tax Make-Whole Payment"). Schedule 2.2(c) hereto sets forth Parent's good faith estimate of the amount of each of the Continued Employee Payment, the Chameleon Payment and the 1998/1999 Tax Make-Whole Payment as of the Closing Date, together with reasonable detail of the calculation thereof, the aggregate amount of which the parties agree shall be deducted from the amount of the Share Payment payable by Buyer to Seller (or Seller's designee) at the Closing pursuant to Section 2.2(b). In the event that the actual amount of any of the Continued Employee Payment, the Chameleon Payment or the 1998/1999 Tax Make-Whole Payment exceeds the amount thereof set forth on Schedule 2.2(c), Buyer shall notify Seller and Parent in writing of the amount of such excess (and provide reasonable detail therefor), and Seller and Parent shall immediately pay to Buyer (or Buyer's designee) the full amount thereof. The parties agree that this provision shall not be subject to any offset, deduction or thresholds as may be applicable to other payments or rights to payments hereunder.

        (d) To the extent that Buyer is required to withhold any amounts from the Share Payment or the US-Based Assets Payment to satisfy any Tax withholding obligations of any applicable Tax authority in connection with or as a result of the transaction contemplated hereby, the amount of the Share Payment or the US-Based Assets Payment shall be reduced by such amounts required to be withheld.

   2.3  ADJUSTMENT TO PURCHASE PRICE.
        -----------------------------

        (a) Within ninety (90) calendar days after the Closing Date, a balance sheet of the Business reflecting the assets and Liabilities of the Business as of the close of business on the date immediately prior to the Closing Date including a calculation of Net Worth will be prepared by Buyer and delivered to Seller. Such balance sheet, as adjusted, is referred to herein as the "Closing Date Balance Sheet." The Closing Date Balance Sheet shall be prepared in a manner consistent with the Reference Date Balance Sheet (including with respect to adjustment procedures, discretionary allocations and other judgments) and shall reflect the consolidation of the assets and Liabilities of Acquired Companies and the Business in accordance with GAAP; provided, however, that, notwithstanding anything contained on the Reference Date Balance Sheet or herein to the contrary, the Closing Date Balance Sheet (i) shall not include any intercompany accounts as between any of the Acquired Companies, on the one hand, and Parent or any subsidiary or Affiliate of Seller (other than the Acquired Companies), on the other hand, including, without limitation, the Intergroup Receivables; (ii) shall not include any purchase accounting adjustments; (iii) shall not contain any Excluded Liabilities or any Liabilities related to indebtedness (other than capital lease obligations), including, without limitation, the Barclays Debt; (iv) shall not include any Liability underlying the obligations of the Acquired Companies with respect to the Continued Employee Payment or the Chameleon Payment (it being agreed that such Liabilities and corresponding payments shall be determined and paid pursuant to Section 2.2(c));
(v) shall include only such inventory that is (A) reflected on the Reference Date Balance Sheet or has been manufactured since the Reference Date, and (B) located at the Andover Facility or such other locations designated by Buyer. All foreign currency amounts shall be expressed in United States dollars using the exchange rate and conversion mechanism as required by GAAP; and (vi) shall include as an accrued expense for unpaid Taxes for the 1998 and 1999 Tax years an amount equal to that shown on the Reference Date Balance Sheet for such Tax years (for the avoidance of doubt, it is agreed among the parties that any deficiencies of such accrual shall be resolved on a dollar-for-dollar basis pursuant to the 1998/1999 Tax Make-Whole Payment under Section 2.2(c) or, as necessary, the indemnification rights under Section 14.3). Parent shall have the right to review the computations and work papers (including access to accountants' work papers, subject to such confidentiality restrictions and indemnities as Buyer's accountants shall reasonably request) and underlying books and records used in connection with Buyer's preparation of the Closing Date Balance Sheet and to have access to the key employees and independent accountants of Buyer in connection therewith. Buyer shall maintain separate books and records for the Business until such time as any post-Closing adjustment under this Section 2.3 has been paid by the relevant party.

     (b) If Buyer and Parent cannot reach agreement with respect to the Closing Date Balance Sheet and the determination of Net Worth within ten (10) days after the delivery of the Closing Date Balance Sheet to Seller, Buyer and Parent shall jointly appoint an internationally-recognized accounting firm (other than any firm that has been engaged by Parent, Buyer or any of their Affiliates at any time during the prior three (3) years) (the "Auditor") (the cost of which shall be divided equally between Buyer and Parent) to determine the proper resolution of the disagreements between Buyer and Parent concerning the Closing Date Balance Sheet and the determination of Net Worth, whose determination shall be made within thirty (30) days and shall be final and binding on the parties. If Buyer and Parent cannot agree on the appointment of such a certified public accounting firm, such firm shall be selected at random from a list comprised of two firms chosen by Buyer and two firms chosen by Parent. The Auditor shall resolve all disputes and disputed items as soon as practicable, provided that the Auditor shall be bound by the provisions of Sections 2.2, 2.3 and 2.5, as applicable, and may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. Each of Buyer and Parent shall permit the Auditor to have full access to the books, records, key employees and independent accountants of Buyer and Parent and their respective subsidiaries and affiliates in order to resolve any such disagreements. Unless the Auditor otherwise directs, each of the parties shall be limited to an initial written presentation to the Auditor and a written rebuttal. The parties shall present to the Auditor, and shall exchange, initial presentation documents no later than twenty (20) calendar days after retention or appointment of the Auditor pursuant to the third and fourth sentences of this Section 2.3(b), as applicable, and shall present to the Auditor, and shall exchange, written rebuttals no later than ten
(10) calendar days thereafter. All determinations made by the Auditor shall be final, conclusive and binding on the parties.

     (c) Within ten (10) calendar days after final determination of the Closing Date Balance Sheet and the Net Worth as of the Closing Date, Parent and Seller shall pay to Buyer the amount, if any, by which the Net Worth as of the Reference Date (i.e., US$3,022,000) exceeds the Net Worth as of the Closing Date (the "Purchase Price Adjustment"). The Purchase Price Adjustment shall be paid by Parent or Seller to Buyer by wire transfer in immediately available funds to an account designated in writing by Buyer. Notwithstanding the foregoing, Parent shall not be required to make any payment pursuant to this Section 2.3(c) in the event that the Purchase Price Adjustment is equal to or less than US$250,000; provided, however that in the event that the Purchase Price Adjustment exceeds US$250,000 Seller and Parent shall pay the entire amount of the Purchase Price Adjustment in full, without regard to such threshold. The parties agree that to the extent that any portion of a Purchase Price Adjustment required to be paid hereunder is directly attributable to the diminution in value of the US-Based Assets between the Reference Date and the Closing Date, Parent and NMT-US shall, at the request of the Buyer, cause such portion of the Purchase Price Adjustment to be paid directly to ISC, which amount shall be paid by Parent or NMT-US by wire transfer in immediately available funds to an account designated in writing by ISC.

   2.4  AGREEMENT REGARDING CERTAIN ACCOUNTS RECEIVABLES.
        ------------------------------------------------

        (a) Notwithstanding the fact that all accounts receivable by the Acquired Companies from Elekta (the "Elekta Receivables") are excluded from the Assets and all accounts payable to Elekta (the "Elekta Payables") are Excluded Liabilities, the parties hereby agree that the aggregate amount of accounts receivable of the Acquired Companies from any Affiliate of Parent (other than another Acquired Company) (the "Intergroup Receivables") shall be reduced, on a dollar-for-dollar basis, by an amount equal to the amount, if any, by which the Elekta Payables exceed the Elekta Receivables, in each case as such amounts exist immediately prior to the Closing Date.

        (b) Notwithstanding any provision herein to the contrary, Buyer hereby agrees to assume, effective at the Closing, from the relevant obligor the liability to pay the amount, if any, of any Intergroup Receivables that exist at Closing, it being agreed that Buyer shall only assume payment liability for such Intergroup Receivables to the extent that a corresponding and equivalent asset is owned by the Acquired Companies at Closing. Buyer may assign its obligation to assume such payment liability hereunder to one or more of its Affiliates (other than the Acquired Companies).

   2.5  ACQUIRED AND EXCLUDED LIABILITIES.
        ----------------------------------

        (a) Notwithstanding the fact that the transaction contemplated hereby is structured as a purchase of the Shares and the US-Based Assets, Buyer and ISC shall acquire at the Closing only: (i) those Liabilities included on the Closing Date Balance Sheet, and (ii) the obligations of the Acquired Companies under the contracts listed on Schedule 3.8 attached hereto (collectively, the "Acquired Liabilities"). Following the Closing, Buyer shall cause the Acquired Companies to discharge and perform all obligations related to the Acquired Liabilities, except to the extent that Buyer in good faith disputes the amount or existence thereof.

        (b) From and after the Closing, Seller, NMT-US and Parent shall retain any and all Liabilities related to the Business other than the Acquired Liabilities (collectively, the "Excluded Liabilities"), which shall include, without limitation, each of those Liabilities set forth on Exhibit D attached hereto, which Excluded Liabilities shall be explicitly assumed and retained by Seller, NMT-US and Parent pursuant to an Assignment and Assumption of Liabilities among Seller, Parent and each of the Acquired Companies in the form attached hereto as Exhibit E-2 (the "Excluded Liability Assumption Agreement"). Seller, NMT-US and Parent shall discharge and perform, or cause to be discharged and performed, all obligations related to the Excluded Liabilities, except to the extent that Parent in good faith disputes the amount or existence thereof. After Closing, none of Buyer, ISC, any of the Acquired Companies or any of their respective Affiliates shall have any responsibility or Liability to Seller, Parent or any other Person for any Excluded Liabilities.

   2.6  CONSENTS.
        ---------

   (a) The parties and each of their respective Affiliates shall cooperate in securing before and after the Closing all consents, approvals and authorizations from, and providing all notices to, each Governmental Authority whose consent, approval, authorization or receipt of notice is necessary to the sale, transfer or assignment of the Shares, any of the Assets or the US-Based Assets, or which is necessary to permit Buyer to own and operate the Acquired Companies, or ISC to own and operate the US-Based Assets, immediately following the Closing, including, without limitation, those consents, approvals, authorizations and notices listed on Schedule 2.6(a) attached hereto.
                  ---------------

   (b) Parent, Seller, NMT-US, the Acquired Companies and their respective Affiliates shall obtain the waiver, consent, authorization and approval of, and give timely notice to, all Persons whose waiver, consent, authorization, approval or receipt of notice (i) is required in order to consummate the transactions contemplated by this Agreement or any Related Agreement, including, without limitation, the sale, transfer or assignment of any of the Shares, the Assets or the US-Based Assets or the Business which is necessary to permit Buyer to own the Shares, and to own and operate the Business immediately following the Closing, or (ii) is required by any Contract, Order or Permit to which Parent, Seller, NMT-US or any Acquired Company is or will be a party or subject on the Closing Date and (A) which would prohibit, or require the waiver, consent or approval of, or notice to, any Person to such transactions or (B) under which, without such waiver, consent, approval or notice, such transactions would constitute an occurrence of default under the provisions thereof, result in the acceleration of any obligation thereunder or give rise to a right of any party thereto to terminate or modify its obligations thereunder, including, without limitation, those waivers, consents, authorizations, approvals and notifications listed on Schedule 2.6(b) attached hereto.
          ---------------

   (c) Notwithstanding any provision in Sections 2.6(a) or 2.6(b) to the contrary, Buyer shall not be obligated to close until Parent, Seller, NMT-US and/or the relevant Acquired Companies have obtained each of the consents, approvals and authorizations, and delivered each of the notices, listed on
Schedule 2.6(c) hereto (the "Critical Consents").
---------------

3.  REPRESENTATIONS AND WARRANTIES OF PARENT, SELLER AND NMT-US.  Parent, Seller
    -----------------------------------------------------------
and NMT-US, jointly and severally, represent and warrant to Buyer and ISC, that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth in the disclosure schedules delivered by Parent, Seller and NMT-US to the Buyer and ISC on the date hereof (the "Disclosure Schedules"). Nothing in any schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless such schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Each reference to an Acquired Company in this Section 3 shall be deemed to mean each Acquired Company and the Acquired Companies collectively. The Disclosure Schedules will be arranged in numbered schedules corresponding to the section numbers contained in this Agreement; all references to a Schedule in this
Article 3 refer to the corresponding section of the Disclosure Schedules.

        3.1  ORGANIZATION, POWER, EXECUTION.
             -------------------------------

             (a) Each of Parent, Seller and NMT-US is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute, and deliver this Agreement and each of the agreements, documents and instruments contemplated herein (the "Related Agreements") to which it is a party, and to carry out the transactions contemplated hereby and thereby. Each of Parent, Seller and NMT-US is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Certified copies of the charter and bylaws or other governing documents of each of Parent, Seller and NMT-US, as amended to date, are being delivered to Buyer and ISC herewith, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

             (b) Each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate and other) to own its properties (including, without limitation, the Assets), to carry on its business as now being conducted, to execute, and deliver this Agreement and the Related Agreements to which it is a party, and to carry out the transactions contemplated hereby and thereby. Each Acquired Company is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Certified copies of the charter and bylaws or other governing documents of each Acquired Company, as amended to date, are being delivered to Buyer herewith, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

             (c) The execution and delivery of this Agreement and the Related Agreements to which Parent, Seller, NMT-US and each Acquired Company is a party, and the consummation of all transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent, Seller, NMT-US and such Acquired Company. This Agreement and each Related Agreement to which Parent, Seller, NMT-US or any Acquired Company is a party have been duly executed and delivered by Parent, Seller, NMT-US and/or such Acquired Company, and constitute, and each other Related Agreement required hereby to be executed and delivered by Parent, Seller, NMT-US or any Acquired Company will, when delivered, constitute, the valid and legally binding obligation of Parent, Seller, NMT-US and/or such Acquired Company, as the case may be, enforceable in accordance with its terms, subject to bankruptcy laws and general equitable principles.

        3.2  NO VIOLATION. Except for those consents identified on Schedule
             ------------                                          --------
2.6(a) and Schedule 2.6(b), none of the execution and delivery of this Agreement
------     ---------------
and the Related Agreements, the consummation of the transactions provided for herein and therein or contemplated hereby and thereby, and the fulfillment by the Parent, Seller, NMT-US and each Acquired Company of the terms hereof or thereof, will (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the charter documents or by-laws of the Parent, Seller, NMT-US or any Acquired Company, (b) result in a default, give rise to any right of termination, non-renewal or acceleration, or require the giving of any notice, or receipt of any consent or approval (other than approval by the Boards of Directors of each of such party, which approvals have been obtained, and prior to the Closing Date will not have been revoked, rescinded or restricted) under any of the terms, conditions or provisions of any Contract, Distribution Arrangement or other obligation to which Parent, Seller, NMT-US or any Acquired Company is a party or by which it or any of their respective assets may be bound, except where such default, termination, non-renewal or acceleration, or failure to give such notice or receive such consent or approval has not resulted and could not reasonably be expected to result in a Material Adverse Effect; (c) violate any Law applicable to the Parent, Seller, NMT-US or any Acquired Company, or any of their respective assets, or (d) give rise to the imposition or creation of any Lien on any of the Shares.

   3.3    CAPITALIZATION; VALIDITY OF THE SHARES.
          ---------------------------------------

          (a)  Schedule 3.3(a) sets forth the authorized capital shares of each
               ---------------
of the Acquired Companies and the record and beneficial owners of the issued and outstanding shares thereof as of the date hereof and as of the Closing Date. All of the issued and outstanding capital shares of each of the Acquired Companies have been and are duly and validly issued and outstanding and are fully paid and non-assessable, and are owned of record and beneficially by such Persons identified on Schedule 3.3(a) free and clear of any and all Liens. Other than
              ---------------
this Agreement, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon Parent, Seller, any of the Acquired Companies or any of their respective Affiliates for the purchase or acquisition of any capital shares of any of the Acquired Companies. All outstanding capital shares of each of the Acquired Companies were issued in compliance with all applicable Laws. None of the Acquired Companies has any stock appreciation rights, profit participation, phantom share plan or similar rights outstanding with respect to its capital shares.

          (b) Immediately following the Closing, the Shares will be duly and validly issued, fully paid, non-assessable and legally and beneficially owned by Buyer free and clear of all Liens and preemptive rights.

          (c) Seller has and will at Closing have no other assets, rights or properties other than the Shares.

     3.4  AUTHORIZATIONS; COMPLIANCE.
          --------------------------

          (a) Each Acquired Company and, to the knowledge of Parent, Seller, NMT-US and each of the Acquired Companies, each other relevant Person (including, with respect to the US-Based Assets, NMT-US) has all Orders and Permits which are required by any Governmental Authority or pursuant to any Law to own, occupy and operate the Assets, to manufacture, distribute, market, promote and sell the Products, and to carry on the Business as presently conducted (collectively, the "Authorizations"), except where the failure to possess such Authorizations has not had and could not reasonably be expected to have a Material Adverse Effect. The Authorizations are in full force and effect, and will be in full force and effect immediately following the Closing. All of the Products comply, and have been manufactured, marketed, distributed and sold in compliance with, all applicable Authorizations, Laws, Orders and Permits, except to the extent that failure to comply has not had or could not reasonably be expected to have a Material Adverse Effect. None of Parent, Seller or any of the Acquired Companies has reasonable grounds to believe that any of the Authorizations will not be renewed or continued in the ordinary course or as a result of the transactions contemplated hereby. The current ownership and operations of the Business and Assets are not in violation of any applicable Authorization, Law, Order or Permit, except to the extent that failure to comply has not had or could not reasonably be expected to have a Material Adverse Effect.

        (b) Schedule 3.4(b) sets forth a list by location of all Authorizations in respect of any of the Products held, registered or maintained in the name of any Person other than the Acquired Companies, including, without limitation, all Authorizations held by distributors and resellers of the Products .


        (c) To the knowledge of the Parent, Seller, NMT-US and each of the Acquired Companies, none of the Parent, Seller, NMT-US or any of the Acquired Companies, or any of their respective Affiliates has received notice that there has been, or is otherwise aware of, any breach of any of the terms or conditions of any Authorizations (or has knowledge of any threat thereof). None of the Parent, Seller, NMT-US or any of the Acquired Companies, or any of their respective Affiliates, has received notice requiring, or is otherwise aware of, any requirements regarding the accumulation and submission of substantial clinical data necessary to establish the safety and effectiveness of any Product not previously required or imposing any other material condition or requirement restricting the continued commercial distribution or use of such Product.

   3.5  FINANCIAL STATEMENTS; NO LIABILITIES.
        -------------------------------------

        (a) The Reference Date Balance Sheet was prepared in accordance with GAAP. Except as clearly indicated on the face thereof, the Reference Date Balance Sheet reflects all assets and all Liabilities of the Business existing as of the date thereof which are required to be reflected in financial statements prepared in accordance with GAAP. The Reference Date Balance Sheet, fairly presents, in all material respects, the financial condition of the Business at the date of such Reference Date Balance Sheet. Except as reflected in the Reference Date Balance Sheet or as disclosed in Schedule 3.5(a) and
                                                       ---------------
Schedule 3.8(c), none of the Acquired Companies or NMT-US is in default with
---------------
respect to any material Liabilities or obligations. Any Liabilities incurred or accrued subsequent to the date of the Reference Date Balance Sheet have been, or are being, paid, performed and discharged in the ordinary course as they become due, and all such Liabilities and obligations were incurred in the ordinary course of business consistent with the Acquired Companies' and NMT-US's past practice. All the books, records and accounts of the Acquired Companies are accurate and complete in all material respects, are in accordance with good business practice and all Laws applicable to the Acquired Companies and the conduct of their respective businesses and accurately present and reflect all of the transactions described therein. None of the Acquired Companies is engaged in any financing (including the incurring of any borrowing or any indebtedness in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Reference Date Balance Sheet.

     (b) Since the Reference Date, there has been (i) no change in the financial condition, results of operations, assets, Liabilities or business of the Business, which has had or could reasonably be expected to have a Material Adverse Effect; (ii) no damage, destruction or loss (whether or not covered by insurance) which has had or could reasonably be expected to have a Material Adverse Effect; (iii) no labor trouble which has had or could reasonably be expected to have a Material Adverse Effect; (iv) no sale or transfer of any Assets, except sales in the ordinary course of business consistent with the Acquired Companies' and NMT-US's past practice; (v) no imposition of any material Lien, or claim upon any of the Shares or Assets and any current year Lien with respect to personal or real property Taxes not yet due and payable and which shall be properly accrued for on the Closing Date Balance Sheet; (vi) no default in any Liability or obligation of any of the Acquired Companies or NMT-US which has had or could reasonably be expected to have a Material Adverse Effect; (vii) no agreement by any of the Acquired Companies or NMT-US to any change in the terms of any Contract to which it is a party that has had or could reasonably be expected to have a Material Adverse Effect; (viii) no waiver, cancellation or disposal by any of the Acquired Companies or NMT-US of, for less than the greater of face or fair value thereof, any claim or right which it has against others that has had or could reasonably be expected to have a Material Adverse Effect; (ix) no transaction or event which has increased or could reasonably be expected to materially increase the Tax Liability of any of the Acquired Companies or with respect to the US-Based Assets for any prior taxable year or the Tax Liability of any of the Acquired Companies or with respect to the US-Based Assets for any prior taxable year for which any of the Acquired Companies, Buyer or ISC would become liable following the Closing; (x) no transaction other than in the ordinary course of business; and (xi) no reduction in the profits available for distribution (as defined in Section 263(3) of the Companies Act, 1985) of any of the Acquired Companies that results in a negative amount as of the Closing Date.

     (c) None of the Acquired Companies or, with respect to the US-Based Assets, NMT-US, has any material Liabilities, except for (i) Liabilities shown on the Reference Date Balance Sheet, (ii) Liabilities which have arisen since the Reference Date in the ordinary course of business consistent with past custom and practice, and (iii) contractual and other Liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet. None of the Acquired Companies has or will have at Closing any Liability related to the Barclays Debt.

     (d) All accounts receivable of the Acquired Companies are reflected properly on the books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Reference Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Companies. Except as set forth on
Schedule 3.5(d)(ii), all accounts receivable listed on the Closing Date Balance
-------------------
Sheet will be valid receivables subject to no setoffs or counterclaims, will be current and collectible, and, except for such accounts receivable as are fully-insured as to collectability, will be collected in accordance with their terms at their recorded amounts, (subject only to the reserve for bad debts set forth on the face of the Closing Date Balance Sheet) within ninety (90) days following the date of their creation.

       3.6  ABSENCE OF CERTAIN CHANGES.  Since September 30, 1999, each of the
            --------------------------
Acquired Companies and, with respect to the US-Based Assets, NMT-US, has operated its business in the ordinary course of its business and consistent with past practice. Since September 30, 1999, except as disclosed in Schedule 3.6,
                                                                ------------
(i) there have been, and as of Closing there will have been, no events, changes, or occurrences which have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) none of the Acquired Companies or NMT-US has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if occurring after the date of this Agreement, would represent or result in a breach or violation of any of the covenants and agreements applicable to the Acquired Companies and NMT-US set forth in Section 5. Without limiting the generality of the foregoing and except as disclosed on Schedule 3.6, since
                                                       ------------
September 30, 1999, none of the Acquired Companies or, as applicable and with respect to the US-Based Assets, NMT-US, has:

            (a) (i) abandoned or sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of its business, consistent with past practice and which assets do not have an aggregate book value in excess of US$50,000 (excluding sales of inventory in the ordinary course), or (ii) mortgaged, incurred or permitted to be attached any Liens in excess of US$50,000 on any of its assets, tangible or intangible;

            (b) entered into any Contract involving more than US$50,000 in the aggregate, outside the ordinary course of business, consistent with past practice, and which cannot be terminated on less than thirty (30) days notice by such Acquired Company or NMT-US without penalty;

            (c) accelerated, terminated, modified (other than modifications in the ordinary course of business and consistent with past practice), or cancelled any Contract (or series of related Contracts) involving more than US$50,000 in the aggregate to which such Acquired Company or NMT-US is a party or is otherwise bound;

            (d) merged or consolidated with, or made any capital investment in, any loan to, any advance to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

            (e) issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness or capitalized lease obligation;

            (f) issued, sold or otherwise disposed, directly or indirectly, of any of its capital shares, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital shares;

            (g) granted any license or sublicense, transferred or assigned any right, or commenced or settled any litigation or dispute with respect to any Intellectual Property

     (h) made or instituted any unusual or new methods of manufacture, purchase, sale, distribution, shipment or delivery, lease, management, accounting or operation, or shipped or delivered any quantity of Products in excess of normal shipment or delivery levels;

     (i) experienced any damage, destruction, or loss (whether or not covered by insurance) to its assets or property in an aggregate amount greater than US$50,000;

     (j) made any loan to, or entered into any other transaction with, any of its directors, officers, or employees or any of their family members, trustees or beneficiaries;

     (k) entered into any employment contract, deferred compensation agreement, severance agreement, retirement agreement or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

     (l) granted, provided or paid compensation or benefits to any of its directors, officers, or employees, other than salary increases in the ordinary course of such Acquired Company's business consistent with past practice;

     (m) adopted, amended, modified, or terminated any Employee Benefit Plan, including, without limitation, accelerating any payments due or to become due under any deferred compensation plan;

     (n) made any other change in employment terms for any of its directors, officers or employees;

     (o) made or pledged to make any charitable or other capital contribution which is (i) not reflected on the September 30, 1999 balance sheet delivered to Buyer's representatives or (ii) in excess of US$50,000 in the aggregate which remains unfulfilled;

     (p) made any capital expenditure or commitment for any capital expenditure in excess of US$50,000 in the aggregate;

     (q) amended its articles or memorandum/articles of incorporation/ association, by-laws or other governing instruments;

     (r) made any change in any accounting methods or systems of internal accounting controls;

     (s) waived, released or compromised any right or claim in excess of US$50,000 in the aggregate;

     (t) commenced or settled any litigation or similar adversarial proceeding, including, without limitation, any such litigation or proceeding involving the such Acquired Company or NMT-US that, if adversely determined, could restrict the operations of any of the Acquired Companies or the Business;

       (u) entered into any closing agreement or settled or agreed to settle any claim or assessment for Taxes or surrendered any right to claim a refund of Taxes or otherwise offset or reduce any Tax liability;

       (v)  made or changed any election with respect to Taxes;

       (w) experienced any labor dispute, other than individual grievances, or any lockouts, strikes, slowdowns, work stoppages by or with respect to any of its employees; or

       (x) experienced any event, occurrence, development or set of circumstances of facts, which individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

  3.7  TAXES.
       ------

       (a) Parent, Seller and each of the Acquired Companies have, except as set forth on Schedule 3.7(a), timely filed with the appropriate taxing
             ---------------
authorities all Returns (including, without limitation, information Returns and other material information) in respect of Taxes with respect to the Business or any of the Acquired Companies, required to be filed through the date hereof and will timely file any such Returns required to be filed on or prior to the Closing Date. The Returns and other information filed are complete, true and accurate in all material respects. None of Parent, Seller or any of the Acquired Companies has requested any extension of time within which to file Returns (including, without limitation, information Returns) in respect of any Taxes. Parent, Seller and each of the Acquired Companies have delivered to Buyer true, complete and accurate copies of the Acquired Companies' Tax Returns (and statements of deficiency assessed against, or agreed to by the Acquired Companies or any other entity on behalf of the Acquired Companies) for the Tax periods of the Acquired Companies as to which the statutes of limitations with respect to Taxes have not expired.

       (b)  Except as set forth on Schedule 3.7(b), all Taxes for which the
                                   ---------------
Acquired Companies are or may be liable, in respect of periods (or portions thereof) ending on or before the Closing Date, have been timely paid or will be timely paid.

       (c) No deficiencies for Taxes have been claimed, asserted, proposed or assessed by any taxing or other Governmental Authority (foreign or domestic) against any Acquired Company. There are no pending or, to the best of the knowledge of Parent, Seller and each of the Acquired Companies, threatened audits, investigations or claims for or relating to any Liability in respect of Taxes, and there are no matters under discussion with any Governmental Authorities with respect to Taxes that in the reasonable judgment of the Acquired Companies, or their auditors or counsel, is likely to result in additional Liability of any Acquired Company for Taxes. No extension or waiver of a statute of limitations relating to Taxes is in effect with respect to any Acquired Company. No power of attorney has been executed by any Acquired Company with respect to any matter or matters relating to Taxes which are currently in force. There is no compromise or settlement with any taxing or other Governmental Authority that is binding any Acquired Company for any Tax period ending after the Closing Date. There are no requests for rulings or determinations relating to any Acquired Company pending with any taxing or other

Governmental Authority. Except as set forth on Schedule 3.7(a), each of the Tax
                                               ---------------
Returns of the Acquired Companies for the past six (6) years have been agreed with the Taxing Authorities and no adjustments have been made (or suggested) to any Tax Returns of the Acquired Companies by any Governmental Authority. Set forth on Schedule 3.7(c) for each Acquired Company are the jurisdictions in
         ---------------
which such Acquired Company has filed Tax Returns within the last three (3) Tax years. No taxing authority in a jurisdiction where an Acquired Company does not file Tax Returns has made any claim within the last three (3) years that such Acquired Company may be subject to taxation in that jurisdiction. The Acquired Companies have properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions as to which the Acquired Companies would have been obligated to collect or withhold Taxes.

     (d) There are no Liens on any of the Assets of the Acquired Companies or on any of the US-Based Assets that arose in connection with any failure (or alleged failure) to pay any Tax. None of the Assets of the Acquired Companies or the US-Based Assets is property that is required to be treated for Tax purposes as being owned by any other person.

     (e) The transaction contemplated herein is not subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of Law.

     (f) The provisions for Taxes shown on the Reference Date Balance Sheet are, and the provisions for Taxes shown on the Closing Date Balance Sheet will be, adequate to discharge all Taxes incurred by the Acquired Companies with respect to all periods ending on or before the date thereof, including, with respect to the Closing Date Balance Sheet, as if the taxable year of each of the Acquired Companies ended on the Closing Date.

     (g)  Except as set forth on Schedule 3.7(g) hereto, none of the Acquired
                                 --------------
Companies has, or has ever had, a permanent establishment (as defined by applicable Tax treaty) or other taxable presence nor has been subject to Tax in any country other than such Acquired Company's country of incorporation.

     (h) None of the Acquired Companies has ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code), other than the group of which NMT Medical, Inc. is the common parent. No member of any "affiliated group" of which NMT Medical, Inc. is the common parent has any outstanding waivers or extensions of any applicable statute of limitations relating to the assessment of Taxes. No Acquired Company has any actual or potential Liability for any Tax obligation of any other taxpayer (including without limitation any affiliated group of corporations or other entities that included such Acquired Company during a prior period).

     (i) None of the Acquired Companies (i) has any investment in "United States property" within the meaning of Section 956 of the Code, (ii) is a passive foreign investment company within the meaning of the Code or (iii) has been engaged in a United States trade or business for federal income tax purposes.

     (j) None of the Acquired Companies (i) has consented at any time under any foreign tax provision similar to Section 341(v)(1) of the Code, to have provisions similar to Section 341(v)(2) of the Code apply to any disposition of the Acquired Companies' assets, or (ii) has agreed, or is required, under any foreign tax provision similar to Section 481(a) of the Code to make any adjustment by reason of a change in accounting method or otherwise.

     (k) All material elections with respect to Taxes affecting the Acquired Companies as of the date hereof are set forth on Schedule 3.7(k).
                                                 ---------------

     (l) None of the Acquired Companies is party or subject to any Tax sharing, indemnity, allocation or similar agreements, whether or not reduced to writing.

     (m)  Except as set forth on Schedule 3.7(m) hereto, none of the Acquired
                                 ---------------
Companies is a party to any joint venture, partnership or other arrangement or contract that is or could be treated as a partnership for Tax purposes.

     (n)  [INTENTIONALLY OMITTED]

     (o)  [INTENTIONALLY OMITTED]

     (p)  Except as set forth in Schedule 3.7(p) hereto, no Acquired Company is
                                 ------------
or has ever been a close company as defined by Section 414 of the Income and Corporation Taxes Act, 1988 ("TA").

     (q) No Acquired Company has acquired any asset other than trading stock from any other company (other than another Acquired Company) belonging at the time of acquisition to the same group of companies as that Acquired Company within the meaning of Section 170 of the Taxation of Chargeable Gains Act, 1992 ("TCGA") and no member of any group of companies of which any Acquired Company is or has at any material time been the principal company (as defined in Section 170(2)(b) of the TCGA) has so acquired any asset.

     (r)  Schedule 3.7(r) contains particulars of all arrangements relating to
          ---------------
relief under Sections 402-413 of the TA ("Group Relief") to which the Acquired Companies are or have been party and:

          (i) all claims by any Acquired Company for such group relief were when made and are now valid and have been or will be allowed by way of relief from corporation tax;

          (ii) no Acquired Company has made or is liable to make any payment for group relief otherwise than in consideration for the surrender of Group Relief allowable to the Acquired Company by way of relief from corporation tax;

          (iii) each Acquired Company has received all payments due to it under any arrangement or agreement for surrender of Group Relief by it for periods prior to the Reference Date;

     (iv)  no such payment exceeds or could exceed the amount permitted by
Section 402(6) of the TA;

     (v) there exist or existed for any period of account in respect of which a surrender has been made or purports to have been made no arrangements such as are specified in Section 410(1)-(6) of the TA.

     (s)   Schedule 3.7(s) contains particulars of all arrangements for the
           ---------------
surrender under Section 240 of the TA of any amount of advance corporation tax and in respect of receipts and surrenders disclosed:

          (i) no Acquired Company has paid or is liable to pay for the benefit of any advance corporation tax which is or may become incapable of set off against that company's liability to corporation tax;

         (ii) each Acquired Company has received all payments due to it for all surrenders or purported surrenders of advance corporation tax made by it;

         (iii) no such payment exceeds or could exceed the amount permitted by
Section 240(8) of the TA; and

         (iv) there exist or existed for any period in respect of which a claim under Section 240 of the TA has been or is to be made no arrangements such as are specified in sub-section (11) of that section whereby any person could obtain control of the Acquired Company or of any subsidiary to which such surrender purports or is purported to be made.

    (t) None of the activities of the Acquired Companies have created Subpart F income, as described in Section 952(a) of the Code, from the date Parent and its Affiliates acquired such Acquired Companies to and including the Closing Date.

    (u)  Schedule 3.7(u) sets forth in reasonable detail all Tax accruals of the
         ---------------
Acquired Companies for the 1999 Tax year (it being agreed that, notwithstanding said schedule, for the purposes of the Reference Date Balance Sheet, the 1998/1999 Tax Make-Whole Payment and the Purchase Price Adjustment, the Tax accrual amount shall be as stated on the Reference Date Balance Sheet).

  3.8  CONTRACTS, LICENSES, ETC.
       -------------------------

       (a)  Except as set forth in the appropriate subsection on Schedule
                                                                 --------
3.8(a), or otherwise disclosed on Schedule 3.7(m), Schedule 3.8(b)(i), Schedule
------                            ---------------  ------------------  --------
3.11(c), Schedule 3.13, Schedule 3.15(a)(ii) or Schedule 3.15(b)(i), none of the
-------  -------------  -------------------     -------------------
Acquired Companies (or, with respect to the US-Based Assets, NMT-US) is a party to any Contract:

            (i) other than the Barclays Debt, evidencing indebtedness for borrowed money or the deferred purchase price of property, or pursuant to which such Acquired Company has guaranteed any obligation of any other Person, except any such Contracts with an aggregate outstanding principal amount not exceeding US$50,000 and which may be prepaid on not more than thirty (30) days' notice without payment of penalty or permission;

         (ii) creating or purporting to create a material Lien on any of the Acquired Companies' properties or Assets, including the US-Based Assets;


         (iii) prohibiting or limiting the ability of any Acquired Company to engage in any line of business, to compete with any Person or to carry on its business anywhere in the world, including, without limitation, restricting any Acquired Company from selling, licensing or otherwise distributing any Products to any class or type of customers or through any type of channel in any geographic area or during any period of time;

         (iv) that are confidentiality agreements, joint venture, partnership or limited liability company agreements or similar arrangements;

         (v) for the purchase or sale of materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend more than one year or involve consideration in excess of US$50,000 in the aggregate;

         (vi) for the sale, transfer, lease, license or parting with possession or ownership of any material assets of any of the Acquired Companies on, prior to or after the date hereof (other than sales of Products by the Acquired Companies pursuant to written orders in the ordinary course of business and consistent with past practice);

         (vii) that are license agreements pursuant to which any Acquired Company or NMT-US is a licensee or otherwise required to pay royalties, or which contain (A) a provision requiring such Acquired Company, NMT-US or any of their respective Affiliates to pay royalties to the licensor without regard to whether or not the licensed property is actually being used by Acquired Company or Affiliate, or (B) contain any provision which restricts, prohibits or is triggered by changes in control of the licensee;

         (viii) pursuant to which any Acquired Company or NMT-US receives or is entitled to receive royalty or similar payments;

         (ix) that grants to any Person or otherwise affects any of the Acquired Companies' or NMT-US's exclusive right to manufacture, produce, assemble, license or market any of the Products;

         (x) for the lease of personal property to or from any Person providing for lease payments in excess of US$50,000 per annum in the aggregate;

         (xi) requiring the performance of services or delivery of goods or materials by or to any Acquired Company or NMT-US for consideration exceeding US$50,000 in any one year that are not terminable by such Acquired Company or NMT-US on not more than thirty (30) days' without penalty;

            (xii) for the employment or engagement of any Person on a full-time, part-time, consulting, or other basis providing annual compensation in excess of US$50,000 in the aggregate or which provide for the payment of deferred compensation;

            (xiii) under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business, consistent with past practice; or

            (xiv) that are material to any of the Acquired Companies or NMT-US, either individually or in the aggregate.

    Parent, Seller, NMT-US and the Acquired Companies have delivered or made available to Buyer a true, complete and correct copy of each written Contract and a reasonably detailed written description of each oral Contract listed on
Schedule 3.8(a).
---------------

       (b)  (i)  Except as set forth on Schedule 3.8(b)(i), none of the Parent,
                                        ------------------
Seller, NMT-US or any of the Acquired Companies or any of their respective Affiliates is party or subject to any Contract, promise, arrangement, understanding or Liability with any other Person with respect to the distribution, sale, sale representation, brokerage, resale or consignment of Products, whether oral, written or otherwise (the "Distribution Arrangements").
(ii) Except as disclosed on Schedule 3.8(b)(ii), each of the Distribution
                            ------------------
Arrangements to which any Acquired Company or NMT-US is party or subject, or which relates to any of the Products, may be terminated at any time by such Acquired Company or NMT-US without any charge, penalty, fee or other Liability payable by or imposed upon Buyer or any Acquired Company, or any right to injunctive relief with respect to Buyer or any Acquired Company. (iii) The Exclusive Distributorship Agreement, dated as of August 28, 1995, by and between Candela Corporation and Spembly-Cryosurgery has been validly and legally terminated in accordance with the terms thereof prior to the date hereof. Except as set forth on Schedule 3.8(b)(iii), none of the Acquired Companies has, nor
                -------------------
will the Buyer have at Closing or any time thereafter, any obligations or liabilities in connection with said agreement or the termination thereof.

       (c)  Except as disclosed on Schedule 3.8(c) hereto, each of the Contracts
                                   ---------------
identified on Schedule 3.7(m), Schedule 3.8(a), Schedule 3.8(b)(i),
              --------------   ---------------  ------------------
Schedule 3.11(c), Schedule 3.13, Schedule 3.15(a)(ii) or Schedule
----------------  -------------  --------------------
3.15(b)(i) hereto:
----------

            (i) is a valid and legally binding obligation of the Acquired Companies and, as applicable, Parent, Seller, NMT-US and their respective Affiliates party thereto, and, to the knowledge of Parent, Seller, NMT-US and the Acquired Companies, each other party thereto;

            (ii) will continue to be a valid and legally binding obligation in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

            (iii) none of Parent, Seller, NMT-US or any of the Acquired Companies is in default under any such Contract except for such defaults which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect;

            (iv) to the knowledge of Parent, Seller, NMT-US and the Acquired Companies, no other Person that is a party to such Contract is in default thereunder; and

            (v)  except as disclosed on Schedule 2.6(a) and Schedule 2.6(b), to
                                        --------------      ---------------
the knowledge of Parent, Seller, NMT-US and the Acquired Companies, no event has occurred or circumstance exists that (with or without the giving of notice, the lapse of time or both) gives any Person other than the Acquired Company that is a party to such Contract the right to declare a default, exercise any remedy under, accelerate the maturity or performance of, or terminate such Contract.

       (d)  Except as disclosed on Schedule 3.8(d), none of the Acquired
                                   ---------------
Companies or, with respect to the US-Based Assets, NMT-US, has received any payment from any contracting party in connection with or as an inducement for entering into any Contract except for payment for actual services rendered or to be rendered by the Acquired Companies or NMT-US consistent with amounts historically charged for such services.

  3.9  INTELLECTUAL PROPERTY.
       ----------------------

       (a)  Schedule 3.9(a) includes a complete and correct list and summary
            ---------------
description of all Intellectual Property owned by the Acquired Companies and, with respect to the US-Based Assets, NMT-US, together with a complete list of all material Contracts relating thereto, including without limitation all licenses granted by or to the Acquired Companies or, with respect to the US-Based Assets, NMT-US, with respect to any Intellectual Property. Except as disclosed on Schedule 3.9(a), all such Intellectual Property is legally and
             ---------------
beneficially owned and owned of record by the Acquired Company indicated as the owner thereof, and, with respect to the US-Based Assets, NMT-US, free and clear of all Liens and constitutes all of such Intellectual Property necessary for the ownership and operation of the Assets and the lawful conduct of the Business as now conducted, except for Liens thereon that would not be reasonably likely to have a Material Adverse Effect. Other than the tradename "NMT", neither Parent nor any of its subsidiaries or Affiliates (including Seller and NMT-US, but excluding the Acquired Companies) owns or licenses any Intellectual Property used or required to be used in connection with the Business.

     (b) Each of the Acquired Companies and, with respect to the US-Based Assets, NMT-US, has such rights to use, protect, prosecute, sell, transfer, license, sublicense, dispose of or bring actions for the infringement of its rights in and to, and to exclude others from using, the Intellectual Property required to be listed on Schedule 3.9(a) as are established by the applicable
                         --------------
Laws of each relevant jurisdiction (and to the extent provided in each agreement under which each Acquired Company or NMT-US is licensee) and granted to the sole and exclusive owner of an item of Intellectual Property of such kind. Except as disclosed on Schedule 3.9(b), each Acquired Company and, with respect to the US-
             ---------------
Based Assets, NMT-US, is the sole beneficial and record owner of its Intellectual Property. The Intellectual Property required to be listed on
Schedule 3.9(a) which is registered or the subject of an application for registration (collectively, the "Registered Intellectual Property") has been duly maintained in accordance with the legal and administrative requirements of the appropriate jurisdictions in all material respects, and has (except for patents which may have expired on their normal expiration dates) not lapsed, expired, been canceled or been abandoned. No registration or application for registration of any item of Registered Intellectual Property is the subject of any pending opposition, challenge, interference, cancellation or other legal or governmental proceeding filed before any Governmental Authority.

     (c)    Except as disclosed on Schedule 3.9(c), none of the Acquired
                                   ---------------
Companies or, with respect to the US-Based Assets, NMT-US has received notice of any violation of and, to the knowledge of Parent, Seller, NMT-US and the Acquired Companies, (i) none of Acquired Companies (and none of their employees or agents) is infringing, misappropriating, misusing or violating, the rights of others in any Intellectual Property, and (ii) neither the Business nor any Acquired Company is subject to any claim to pay compensation pursuant to Sections 40 and 41 of the Patents Act 1977, and there are no facts or circumstances likely to give rise to such a claim.

     (d) To the knowledge of Parent, Seller, NMT-US and the Acquired Companies, there has been no infringement, unauthorized use, breach of confidentiality obligations, disclosure or misappropriation by any Person of any Intellectual Property required to be listed on Schedule 3.9(a).
                                               ---------------

     (e) Each of the Acquired Companies has reviewed its operations with a view towards assessing whether the Assets, Products and Business are Year 2000 Compliant. Schedule 3.9(e) contains a true, correct and complete list of all written or oral studies, audits, surveys, reports and investigations conducted by or on behalf of the Acquired Companies with respect to the foregoing. All computer software used in the Business is Year 2000 Compliant, it being agreed that no representations or warranties are being made with respect to the Chameleon financial and accounting software system. For purposes of this Agreement, "Year 2000 Compliant" with the foregoing shall mean that all such equipment and software has and will continue to, (i) function on and after January 1, 2000 and (ii) process, store and otherwise handle data containing or depending upon dates, on and after January 1, 2000, including leap year calculations.

     (f) Parent, Seller, NMT-US and each of the Acquired Companies and their respective Affiliates have taken reasonable security measures to safeguard and maintain their respective property rights in all Intellectual Property owned by the Acquired Companies and, with respect to the US-Based Assets, NMT-US. All officers, employees and consultants of the Acquired Companies or, with respect to the US-Based Assets, NMT-US, who have access to proprietary information have executed and delivered to the applicable Acquired Company(ies) or NMT-US an agreement regarding the protection of proprietary information, and the assignment to or ownership by the Acquired Companies of all Intellectual Property arising from the services performed for the Acquired Companies by such Persons. To the knowledge of the Parent, Seller, NMT-US and the Acquired Companies, no current or prior officers, employees or consultants of the Parent, Seller, NMT-US or any of the Acquired Companies claim, and the none of such parties is aware of any grounds to assert a claim to, any ownership interest in any Intellectual Property of the Acquired Companies or, with respect to the US-Based Assets, NMT-US as a result of having been involved in the development of such property while employed by or consulting to the Acquired Companies, NMT-US or otherwise.

           (g) None of Parent, Seller, NMT-US or any of the Acquired Companies or their respective Affiliates (i) have sold, transferred, licensed or otherwise granted the right to any Person to use the name "Neurosciences" (or any word substantially similar thereto), whether alone or in combination with any other text or graphics, or (ii) except as set forth on Schedule 3.9(g) hereto, have registered, filed any application in respect of or otherwise sought ownership or rights in and to the name "Integra" (or any word substantially similar thereto), whether alone or in combination with any other text or graphics.

     3.10  LABOR MATTERS.
           --------------

           (a) Within the last three (3) years none of the Acquired Companies has been the subject of any trade dispute as defined in Section 218 of the UK Trade Union Labour Relations (Consolidation) Act 1992 ("TULRC"), nor has there been any strike, work stoppage or slow-down of any kind called or threatened to be called against any of them, and no event has occurred which could or might give rise to such dispute or action. None of the Acquired Companies has committed a violation of any applicable Law relating to trade or trade practices, which violation has had or could reasonably be expected to have a Material Adverse Effect.

           (b) Except as specified in Schedule 3.10(b), there are no Contracts, including recognition agreements and collective agreements, between any of the Acquired Companies and any trade union, workers' council or other body representing employees.

           (c) Except as set forth on Schedule 3.10(c), no supervisory employee of any of the Acquired Companies has given or received notice terminating his or her employment or office, and no such supervisory employee will be entitled to give such notice as a result of this Agreement or any of the Related Agreements.

           (d) To the knowledge of Parent, Seller and the Acquired Companies, there are no current investigations by any Governmental Authority in relation to any employment practice in the Acquired Companies.

           (e) Except as set forth on Schedule 3.10(e) hereto, there are no notices, consents, authorizations or approvals, or payments or indemnifications, in respect of any employee of the Business which would be required in the event that any of the Acquired Companies ceased operations and terminated its workforce.

           (f) No Acquired Company has entered into any agreement and no event has occurred which may involve an Acquired Company in the future acquiring any undertaking or part of one such that the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended) may apply thereto.

     3.11  EMPLOYEE BENEFIT PLANS
           ----------------------

           (a) All Employee Benefit Plans have been maintained in compliance with the requirements of all applicable Laws and any rules, policies and procedures thereof.

           (b) None of the Acquired Companies maintains, contributes to, or is obligated to contribute to any "multiemployer plan," as defined in Section 3(37) of Employee Retirement Income Security Act of 1974 (as amended).

           (c)  Schedule 3.11(c) hereto contains a complete and correct list
                ----------------
of all Employee Benefits Plans currently maintained or contributed to by the Acquired Companies with respect to any employee or former employee of the Acquired Companies.

           (d) No action, investigation or audit (other than routine claims for benefits) is pending or threatened against any Employee Benefit Plan of any of the Acquired Companies.

           (e) The Reference Date Balance Sheet reflects, and the Closing Date Balance Sheet will reflect, an accrual for any unpaid Liabilities relating to Employee Benefit Plans which are required to be accrued by GAAP.

           (f) No amounts will be paid or become payable, or benefits or vesting of benefits accelerated under, any Employee Benefit Plan of any Seller as a result of the transactions provided for in this Agreement.

           (g)  Schedule 3.11(g) hereto contains a current list of all
                ----------------
employees of the Acquired Companies and their current employer, compensation (including salary, bonus and other benefit schemes, arrangements and understandings), title, job function and length of employment. Copies of all other standard terms and conditions, staff handbooks and policies have previously been provided to Buyer.

           (h)  Schedule 3.11(h) hereto contains a list of all current
                ----------------
employees of the Acquired Companies who shall cease to be employees of the Acquired Companies effective upon the Closing (collectively, the "Excluded Employees"), and all accrued vacation, pension, benefit and similar Liabilities of the Acquired Companies in respect thereof.

           (i) No power under the Pension Scheme to augment benefits or to provide benefits which would not otherwise have been provided has been exercised since the date of its last actuarial valuation.

           (j) Only employees of the Acquired Companies have participated in the Pension Scheme.

           (k) All lump sum death-in-service benefits (other than a refund of the member's contributions with interest where appropriate) payable under the Pension Scheme on death before normal pension age of a member while in an employment to which the Pension Scheme relates are insured fully under a policy with an insurance company of good repute.

           (l) All contributions to the Pension Scheme have at all times been made in accordance with the provisions of the Pension Scheme and the recommendations of the actuary to the Pension Scheme. The assets of the Pension Scheme will not be less than the greater of the Projected Benefit Obligation under US GAAP or the UK Minimum Funding Standard as of the Closing Date.

           (m)  Except as set forth in Schedule 3.11(m) hereto, there has been
                                       ----------------
no increase or decrease in the rate of any contribution to the Pension Scheme by any Seller at any time in the three (3) years ending on the date of this Agreement and no such increase or decrease has been agreed to, or, on the basis of actuarial advice received in respect of the Pension Scheme, proposed or advised.

           (n) All life insurance and long term disability benefits under the Pension Scheme are fully insured outside of the Pension Scheme.

           (o) There are no material actions, suits or claims pending or threatened (other than routine claims for benefits) in respect of the Pension Scheme or the benefits thereunder.

           (p) No "surplus payment" within the meaning of the Pension Scheme Surpluses (Administration) Regulations 1987 (S.I. 1987 No. 352) has been made out of the Pension Scheme.

     3.12  ENVIRONMENTAL, HEALTH AND SAFETY MATTERS.  Except as set forth in
           ----------------------------------------
Schedule 3.12 hereto:
-------------

           (a)  The Acquired Companies and, with respect to the US-Based
Assets, NMT-US, are and have at all times been in compliance with all applicable Environmental Laws in connection with the leasing, ownership, manufacture, operation and condition of the Real Property, the Assets and the Business. There are no past or pending violations or alleged violations by any of the Acquired Companies or, with respect to the US-Based Assets, NMT-US, of any Environmental Laws asserted by any Governmental Authority or third party. Set forth in
Schedule 3.12(a) hereto are all Orders, Permits and other approvals necessary to
----------------
conduct the Business or operate at the Real Property in compliance with Environmental Laws.

           (b) There is no past or ongoing Release of Hazardous Materials whether or not caused by the Acquired Companies into the environment on, from or within any real property owned, leased, or utilized at any time by the Business. No Release of Hazardous Materials into the environment has caused or aggravated any condition or damage which would necessitate response, removal, or other remedial action or otherwise restrict the use or occupation of any property whether under Environmental Laws or otherwise after the date of this Agreement with respect to any property, regardless of whether the property is owned, leased or otherwise utilized by the Acquired Companies. All environmental assessments, reports and investigations with respect to any property currently or previously owned, leased, or utilized by the Business, whether commissioned by the Acquired Companies or third parties, are identified on Schedule 3.12(b)
                                                              ----------------
and have been made available to Buyer prior to the date hereof.

           (c)  Except as disclosed on Schedule 3.12(c) hereto, (i) there are
                                       ----------------
no Hazardous Materials located on, contained in, or otherwise part of any property utilized by the Business, (ii) none of the Acquired Companies or, with respect to the US-Based Assets, NMT-US, has arranged for the transportation, storage, treatment or disposal of any Hazardous Materials at any property or site not owned or controlled by the Business or has otherwise owned or operated at any property that has or could reasonably be expected to give rise to any Liability of the Acquired Companies or, after the date hereof, Buyer or ISC, under any Environmental Law, and (iii) none of Parent, Seller, NMT-US, the Acquired Companies or any of their respective Affiliates, employees, agents or representatives has received any notice or is aware of any requirement under any Environmental Law regarding the removal, containment, treatment or other action in respect of asbestos located in or on any real or personal property, including, without limitation, the Real Property and Improvements utilized in the Business.

           (d) Except as disclosed on Schedule 3.12(d), there are no landfills, lagoons, impoundments, waste piles, drum storage areas, or storage tanks (above or underground) on any property previously or currently owned, leased, or utilized by the Business.

     3.13  INSURANCE.  All policies and binders of insurance for product
           ---------
liability, directors and officers, fire, liability, property workers' compensation and other customary matters held by or on behalf of, or which provide coverage for, the Acquired Companies or, with respect to the US-Based Assets, NMT-US, (the "Insurance Policies") are identified on Schedule 3.13(i)
                                                             ----------------
hereto and have been made available to Buyer. The Insurance Policies are in full force and effect and none of the Acquired Companies, NMT-US or any other Person is in default with respect to any material provision contained in any Insurance Policy nor have any of the Acquired Companies, NMT-US or any other Person failed to give any notice of any material claim under any Insurance Policy in due timely fashion, nor has any coverage for current claims been denied. Since July 8, 1998, there has been no material adverse change in Parent's, Seller's, NMT-US's or any Acquired Company's relationship with its insurers or in premiums payable. Schedule 3.13(ii) contains a list of pending insurance claims relating
         -----------------
to the Business, the Assets and the Products, and a history of insurance claims/loss run relating to the Business and the Assets for the five (5) years preceding the date of this Agreement.

     3.14   RELATED PARTY RELATIONSHIPS.  None of the Acquired Companies is,
            ---------------------------
or at Closing will be, indebted, directly or indirectly, or committed to make loans or extend credit, to any current or former officer or director (or any members of their immediate families) of any of the Acquired Companies, Parent, Seller, NMT-US or any of their respective Affiliates, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of the Business. No officer or director (or any members of their immediate families) of any of the Acquired Companies, Parent, Seller, NMT-US or any of their respective Affiliates or is, directly or indirectly, indebted to the Acquired Companies or has any direct or indirect ownership interest in any firm or entity with which the Acquired Companies is affiliated or with which any of the Acquired Companies has a business relationship, or any firm or entity which competes with any of the Acquired Companies. No officer or director (or any members of their immediate families) of any of the Acquired Companies, Parent, Seller, NMT-US or any of their respective Affiliates has, directly or indirectly, a financial interest in any Contract with any of the

Acquired Companies. None of the Acquired Companies is a guarantor or indemnitor of any indebtedness of any other Person.

     3.15   OWNERSHIP OF TANGIBLE ASSETS AND LEASES.
            ----------------------------------------

            (a)  With respect to the Assets other than the Real Property and
Improvements:

                 (i)    Except as disclosed on Schedule 3.15(a)(i) hereto (with
                                               -------------------
respect to leased Assets), the Acquired Companies have or will have at Closing good, valid and marketable title to all of the Assets (other than the US-Based Assets) free and clear of any Liens; provided, however, that to the extent that any Assets (other than the US-Based Assets) are owned by Parent, Seller or any of their respective Affiliates (other than the Acquired Companies), such Assets shall be transferred to the Acquired Companies prior to the Closing.

                 (ii)   Schedule 3.15(a)(ii) hereto describes each of the Assets
                        --------------------
which has a value in excess of US$50,000 which is held under any lease or conditional sale or other title retention agreement and lists the related leases, conditional sale agreements or other title retention agreements.

                 (iii) None of the Acquired Companies has received any payment from a lessor in connection with or as inducement for entering into any such lease except as set forth on Schedule 3.15(a)(iii). Any security deposits made
                             ---------------------
under the leases and agreements relating to the Assets described on Schedule
                                                                    --------
3.15(a)(ii) are set forth on such Schedule.
-----------

                 (iv) None of the Assets are leased by any of the Acquired Companies or NMT-US to any other person or entity.

                 (v) The property and Assets (including Intellectual Property) owned, leased or licensed by the Acquired Companies, or which they otherwise have a right to use, together with all Contracts to which they are a party, consist only of properties, assets, rights and Contracts relating to the Business and such property, Assets (including Intellectual Property), rights and Contracts are adequate to conduct the Business as currently conducted and proposed to be conducted.

                 (vi) All machinery, equipment and tools used in the Business are usable and operable in good working order and condition, and are in a reasonable state of repair, subject only to ordinary wear and tear, and have been subject to regular maintenance, except where the failure to be in such state or condition has not had and could not reasonably be expected to have a Material Adverse Effect.

                 (vii) Except pursuant to this Agreement, none of the Acquired Companies or NMT-US is a party to any Contract whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in any of the Assets.

                 (viii) All of the Assets are, or will at Closing, be located at the Andover Facility or at such other locations as contemplated by Section 5.8(a).

           (ix) NMT-US has, and will transfer to ISC at Closing, good, valid and marketable title to all of the US-Based Assets free and clear of any Liens.

    (b)    With respect to the Real Property and Improvements:

           (i)     Schedule 3.15(b)(i) hereto describes all real property
                   -------------------
leased for use in the Business and lists the related leases. The leases described in Schedule 3.15(b)(i) hereto are in full force and effect and
             -------------------
constitute valid and legally binding obligations of the applicable Acquired Companies and the other respective parties thereto and are enforceable in accordance with their terms, subject to bankruptcy laws and general equitable principles. There are no material defaults of any Acquired Company or, to the knowledge of Parent, Seller or any of the Acquired Companies, any third party under any such leases (nor are there any events or conditions which, with notice or lapse of time, or both, would constitute a material default).

           (ii)    None of the property, nor any part thereof, described in
Schedule 3.15(b)(i) is leased by any of the Acquired Companies to any other
-------------------
person or entity.

           (iii) No consent of any landlord, property agent, manager or any other Person is required under any of the leases listed on Schedule 3.15(b)(i)
                                                           -------------------
is required in connection with the transactions contemplated hereby.

           (iv) No Taxes, rates, assessments, water charges or sewer charges relating to the Real Property or the Improvements are in arrears and there are no special Taxes, assessments or charges pending or, to the knowledge of the Parent, Seller or any of the Acquired Companies, threatened, against the Real Property or the Improvements.

           (v) The Real Property and the Improvements are usable and operable in the Business as presently conducted, the Improvements are in good working order and condition, and in a reasonable state of repair, subject only to ordinary wear and tear, and, since July 8, 1998, have been subject to regular maintenance.

           (vi) There are no pending, and none of Parent, Seller or any of the Acquired Companies has received any written notice of, nor do any of Parent, Seller of any of the Acquired Companies have any knowledge of, any threatened or contemplated court or arbitration proceedings affecting the Real Property, the Improvements or any part thereof.

           (vii) None of the Acquired Companies is or has been in occupation of or entitled to any estate or interest in land or premises except for the Real Property.

           (viii) Except for the deposit of the title deeds of the Real Property, such property and its title deeds are free from any Lien or other third party right whether in the nature of security or otherwise. All assignments through the date of closing with respect to each of the leases listed on Schedule 3.15(b)(i) have been properly and legally made and, as
          -------------------
necessary, consented to by the appropriate parties, and are valid and enforceable.

           (ix) The Acquired Companies have performed and observed all covenants affecting or relating to the Real Property (or the use or occupancy thereof) requiring observance or performance by it, except for such failure to observe or perform such covenants as has not had or could reasonably be expected to have a Material Adverse Effect, and none of Parent, Seller or any of the Acquired Companies has received any notice of, nor is aware of, any breach of any such covenants.

           (x)     Except as set forth on Schedule 3.15(b)(x), all
                                          -------------------
manufacturing, distribution and related operations of the Business are carried out at the Andover Facility. Except for the operations of the Business, no business or operations of Parent or any Affiliate of Parent (other than the Acquired Companies) are conducted at the Andover Facility.

           (xi) The Acquired Companies have no Liabilities (in any capacity including as principal contracting party or guarantor) in relation to any lease, license or other interest in, or agreement relating to, land apart from the Real Property.

           (xii) All disclosure and replies to inquiries related to the Real Property made or given by or on behalf of Seller or the Acquired Companies to the Buyer or its counsel are complete and accurate and do not omit or fail to state any material information so requested.

     3.16  BROKERS-SELLERS. None of the Parent, Seller, NMT-US or any of the
           ---------------
Acquired Companies or any of their respective Affiliates have engaged any person or entity which has or could have any valid claim against Buyer, ISC or any of the Acquired Companies for a finder's fee, brokerage commission or other similar payment nor otherwise acted in such a manner as to give rise to any valid claim against Buyer, ISC or any of the Acquired Companies for a finder's fee, brokerage commission or other similar payment.

     3.17  LITIGATION. There is no suit, action, proceeding, claim or
           ----------
investigation pending or, to the knowledge of Parent, Seller, NMT-US or any of the Acquired Companies, threatened, against NMT-US (with respect to the US-Based Assets) or any of the Acquired Companies relating to any of the Business or any of the Products or Assets, including, without limitation, claims for breach of product warranties, product liability claims and claims covered by any of the Insurance Policies. During the five (5) years preceding the date of this Agreement, there have been no product liability claims asserted in writing against any of the Acquired Companies or any of their Affiliates or predecessors-in-interest with respect to any of the Products, except as disclosed on Schedule 3.17 hereto.
             -------------

     3.18  PRODUCT WARRANTY AND PRODUCT LIABILITY CLAIMS. No Product
           ---------------------------------------------
manufactured, sold, distributed or delivered by or on behalf of any Acquired Company or NMT-US is subject to any warranty, guaranty, right of return or other indemnity other than the relevant Acquired Company's applicable standard terms and conditions of sale, which are consistent with customary industry practice. The Parent has maintained product liability insurance coverage covering the Acquired Companies, NMT-US and the Products in amounts of not less than US$1,000,000 per occurrence and US$10,000,000 in the aggregate with respect to products manufactured, sold, distributed or delivered by the Acquired Companies and NMT-US. Such product liability insurance is on a claims made basis. With respect to Liabilities related to actual or potential warranty claims, the Acquired Companies have established an adequate reserve therefor in conformity with GAAP and the Acquired Companies' past custom and practice. The

Acquired Companies do not have nor will they have any Liability for warranty claims in excess of the reserve so established with respect to any Products sold prior to the Closing Date, provided that the Acquired Companies continue to perform warranty repair work in a manner consistent with their past practice.

3.19   ENTERPRISE RESOURCE PLANNING SOFTWARE. None of the Acquired Companies
       -------------------------------------
has any Liabilities or has made any payments with respect to the Movex system. The Movex system is currently sufficient for all of the Acquired Companies' material financial and accounting software needs and will be sufficient until such time as the Acquired Companies have reinstalled an operating and fully-functional Chameleon system. Following reinstallation of the Chameleon system and the transfer of data related to the Acquired Companies and the Products from the Movex system to the Chameleon system, all Confidential Information will be stored in, contained on or accessible only through or by such systems, software or hardware owned by the Acquired Companies and located solely at the Andover Facility.

3.20   ELEKTA AGREEMENT. Other than as set forth on Schedule 3.20 hereto,
       ----------------
none of the Acquired Companies or, with respect to the US-Based Assets, NMT-US, has any Liability to, or claims for indemnification against, Elekta pursuant to that certain Purchase Agreement, dated as of May 8, 1998 (as amended, the "Elekta Agreement"), between Elekta. None of Parent, Seller, NMT-US or any of the Acquired Companies is aware of any fact, condition or circumstance which gives, or could reasonably be expected to give, rise to any Liability of any of the Acquired Companies or, with respect to the US-Based Assets, NMT-US, to Elekta, pursuant to the Elekta Agreement or otherwise. Except as disclosed on
Schedule 3.20, none of the Acquired Companies or, with respect to the US-Based Assets, NMT-US, is currently obtaining any service or product from, or is otherwise required to make payments to, Elekta or any of its Affiliates.

3.21   INVENTORY. All inventory reflected on the Reference Date Balance
       ---------
Sheet and all other inventory acquired by the Acquired Companies since December 31, 1999, was acquired in the ordinary course of business and in a manner consistent with the Acquired Companies' and NMT-US's regular inventory practices. Except for demonstration inventory, all such inventory is in good and saleable condition, other than products in the development phase which have not been completed for offer or sale to customers. Except as set forth on Schedule 3.21, none of the Acquired Companies' or, with respect to the US-Based Assets, NMT-US's inventory is held by any Person (including any of their Affiliates) on consignment or is located outside of the Andover Facility or NMT-US's facility in Atlanta, Georgia. In the aggregate, adequate reserves have been established on the Reference Date Balance Sheet and on the Acquired Companies books of account with respect to excessive and obsolete inventory (it being agreed that for the purposes of this Section 3.21, the term "excessive and obsolete inventory" shall refer to any on-hand raw materials, parts, supplies, or finished Products which (a) cannot be sold at current prices in the ordinary course of business, (b) which are not usable in the production of current Products, or (c) which consist of on-hand quantities in excess of one year's historical usage).

     3.22  CERTIFICATIONS; PRODUCT SAFETY
           ------------------------------

           (a)  Except as set forth on Schedule 3.22(a), (i) all operations of
                                       ----------------
the Business have achieved and maintained the ISO 9001 certification and are compliant with United States Food and Drug Administration Quality System Regulations in all material respects, and (ii) there is no pending and none of Parent, Seller or any of the Acquired Companies has received any notice of, nor is aware of, any threatened, action to audit, repeal, fail to renew or challenge any of such certifications.

           (b)  Except as set forth on Schedule 3.22(b), none of Parent, Seller,
                                       ----------------
NMT-US, any Acquired Company or any of their respective Affiliates has been required to file any notification or other report with or provide information to any product safety agency, commission, board or other Governmental Authority of any jurisdiction concerning actual or potential hazards with respect to any Product manufactured, distributed, sold or leased or service rendered by any Acquired Company or any employee or agent thereof. Each Product manufactured, sold or leased, or service rendered by the Acquired Companies complies in all material respects with all product safety standards of each applicable product safety agency, commission, board or other Governmental Authority.

     3.23  CUSTOMERS, SUPPLIERS AND LICENSORS. None of Parent, Seller, NMT-US,
           ----------------------------------
any of the Acquired Companies or any of their respective Affiliates has received written notice of or has knowledge that any customers or distributors of, or suppliers or licensors to the Business or any Product has taken any action (or intends or could reasonably be expected to take any action as a result of the transactions contemplated hereby), which could materially adversely affect the business relationship of any of the Acquired Companies with such customer, distributor, supplier or licensor.

     3.24   EXPORT. Except as set forth on Schedule 3.24, none of Parent,
            ------
Seller, NMT-US or any of the Acquired Companies has sold at any time since July 8, 1998, or to the knowledge of Parent, Seller, NMT-US and the Acquired Companies, at any time prior thereto, directly or indirectly through any Affiliate, or to its knowledge, through a distributor or other Person, any Products in or to any of the following countries (or to any Person acting on behalf of any of the following countries): Burma (Myanmar), Cuba, Libya, Iran, Iraq, North Korea, Sudan, Syria, Yugoslavia, or the Taliban in Afghanistan or UNITA in Angola.

     3.25   [INTENTIONALLY OMITTED]

4.   REPRESENTATIONS AND WARRANTIES OF BUYER AND ISC. Buyer and ISC, jointly
     -----------------------------------------------
and severally, represent and warrant to Parent, Seller, NMT-US, as of the date hereof and as of the Closing Date, as follows:

     4.1  ORGANIZATION, POWER, EXECUTION
          ------------------------------

          (a) Each of Buyer and ISC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute, and deliver this Agreement and each of the Related Agreements to which it is a party, and to carry out the transactions contemplated hereby and thereby.

         (b) The execution and delivery of this Agreement and the Related Agreements to which Buyer or ISC is a party, and the consummation of all transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer and ISC. This Agreement and each Related Agreement to which Buyer or ISC is a party have been duly executed and delivered by Buyer and ISC, and constitute, and each other Related Agreement required hereby to be executed and delivered by Buyer or ISC will, when delivered, constitute, the valid and legally binding obligation of Buyer or ISC, as applicable, enforceable in accordance with its terms, subject to bankruptcy laws and general equitable principles.

     4.2  NO VIOLATION.  Except for those consents identified on Schedule
          ------------                                           --------
2.6(a), Schedule 2.6(b) or Schedule 4.2, none of the execution and delivery of
------  --------------     ------------
this Agreement and the Related Agreements, the consummation of the transactions provided for herein and therein or contemplated hereby and thereby, and the fulfillment by Buyer and ISC of the terms hereof or thereof, will (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the charter documents or by-laws of Buyer or ISC, (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval (other than approval by the Boards of Directors of Buyer and ISC, which approvals have been obtained, and prior to the Closing Date will not be revoked, rescinded or restricted) under any of the terms, conditions or provisions of any Contract or obligation to which either of Buyer or ISC is a party or by which it or any of its assets may be bound, or (c) violate any Law applicable to Buyer, ISC or any of their respective assets.

     4.3  BROKERS-BUYER AND ISC.  Neither Buyer nor ISC has engaged any person
          ---------------------
who could have any valid claim against any Parent, Seller or NMT-US for a finder's fee, brokerage commission or other similar payment.

5.   COVENANTS.  Parent, Seller, NMT-US and each of the Acquired Companies,
     ---------
jointly and severally, covenant and agree, on their respective behalf, as follows:

     5.1  CONDUCT OF THE BUSINESS. From the date hereof through the Closing
          -----------------------
Date, except as otherwise permitted by this Agreement or unless the prior written consent of Buyer is obtained (such consent not to be unreasonably withheld or delayed), each Acquired Company and, with respect to the US-Based Assets, NMT-US shall, and Parent and Seller shall cause each Acquired Company and NMT-US to: (a) carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to maintain the present business organization and goodwill, keep available the services of present employees, and preserve relationships with customers, suppliers, distributors and others having dealings with the Business,
(b) pay all bonuses and other compensation due to the employees of the Acquired Companies for all periods prior to the Closing, and (c) refrain from taking any action which would (i) adversely affect the ability of any party to obtain any consents required for the transactions contemplated hereby, (ii) adversely affect the ability of any party to perform its covenants and agreements under this Agreement or any Related Agreement, or (iii) constitute a breach of and representation or warranty contained in, or require additional disclosure under,
Section 3.6, clauses (a) through (x), inclusive. Notwithstanding any provision herein to the contrary, Parent, Seller, NMT-US and the Acquired Companies agree that Buyer shall be entitled to receive full information regarding any pending material Contract negotiations and shall have the right to advise and approve any and all such Contracts to be entered into by any of the Acquired Companies that will continue in effect following the Closing, including, without limitation, any agreements or arrangements with Dantec Measurement Technology Ltd. or Gyrus Medical Ltd.

     5.2  CERTAIN CHANGES. Between the date hereof and the Closing Date,
          ----------------
except as otherwise specifically permitted by this Agreement or unless the prior written consent of Buyer is obtained (such consent not to be unreasonably withheld or delayed), none of Parent, Seller, NMT-US or any Acquired Company shall permit (a) the imposition or attachment of any Lien on any of the Assets, other than inchoate liens incurred in the ordinary course of business which would not have a Material Adverse Effect, individually or in the aggregate, (b) the sale, assignment, transfer, abandonment or other disposition of any of the Assets, or any interest therein, other than sales of Products in the ordinary course of the Business, (c) the sale, merger or consolidation of any of the Acquired Companies or any equity interests therein to or with any Person, (d) the modification, amendment, alteration, waiver or termination of any of the Contracts required to be disclosed on Schedule 3.7(m), Schedule 3.8(a), Schedule 3.8(b)(i), Schedule 3.11(c), Schedule 3.13(ii), Schedule 3.15(a)(ii) or Schedule 3.15(b)(i) hereto or of any right or interest of any Acquired Company or NMT-US thereunder, (e) the declaration or payment of any dividends or other distributions to an equityholder by any of the Acquired Companies (except for the dividend (the "Pre-Closing Dividend") to be made by each of the Acquired Companies in an amount equal to the lesser of (i) the maximum amount of a dividend that may be legally declared and paid in accordance with the requirements and limitations of the Companies Act, 1985, and (ii) the amount of the Intergroup Receivable (after giving effect to the adjustments under Section
2.4 above) of such Acquired Company from Affiliates of Parent (other than another Acquired Company)) or the purchase or redemption of any of their capital shares; or (f) any of the Acquired Companies to (i) take any action to amend its charter or bylaws or other governing documents; (ii) issue any stock, bonds, shares of its capital or other securities, or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into or exchangeable for such securities; (iii) incur any obligation or Liability (absolute or contingent), except current Liabilities incurred and obligations under Contracts entered into in the ordinary course of the Business consistent with the Acquired Companies' past practice; (iv) cancel any debts or claims, except in the ordinary course of the Business consistent with the Acquired Companies' past practice; (v) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing Employee Benefit Plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees, other than increases in the ordinary course of the Business consistent with past practice; (vi) make any election or give any consent under the Code or the Tax Laws of any jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present Tax due; (vii) waive or relinquish any rights of material value; (viii) make or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound; (ix) enter into any Contracts other than those entered into in the ordinary course of business calling for payments which in the aggregate do not exceed US$50,000 for each such lease, contract, agreement or understanding; (x) engage any employee for a salary in excess of US$75,000 per annum; (xi) alter the terms, status or funding condition of any employee benefit plan; or (xii) commit or agree to do any of the foregoing in the future.

     5.3 ACCESS TO INFORMATION.
         ---------------------

           (a) From the date hereof until the Closing Date, upon reasonable notice, Parent, Seller, NMT-US and each of the Acquired Companies shall, and shall cause each of their respective officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Buyer reasonable access, during normal business hours and without unreasonable interference with business operations, to the offices, properties, plants, other facilities, books and records of the Acquired Companies or NMT-US (with respect to the US-Based Assets), or otherwise related to the Business, and to those officers, directors, employees, agents, accountants, counsel, customers and suppliers of the Acquired Companies who have any knowledge relating to the Assets or the Business, (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Buyer such additional financial and operating data and other information regarding the Assets, properties and goodwill of the Acquired Companies, NMT-US and the Business (or legible copies thereof) as the Buyer may from time to time reasonably request, and (iii) provide Buyer with (A) all forms, certificates and/or other instruments required to pay the transfer and recording Taxes and charges arising from the transactions contemplated by this Agreement and any Related Agreement, together with evidence satisfactory to Buyer that such transfer Taxes and charges have been paid by the Parent and/or Seller, (B) a clearance certificate or similar document(s) which may be required by any Taxing authority to relieve Buyer of any obligation to withhold any portion of the payments to Parent and/or Seller pursuant to this Agreement or any Related Agreement and (C) all filings, rulings, clearances, interest clearance requests, Group Relief requests, communications with Inland Revenue and other such documentation that affects the Tax or financial position of the Acquired Companies.

           (b) Parent, Seller, NMT-US and the Acquired Companies shall promptly furnish to the Buyer all material financial reports and statements, budgets and similar items related to the Acquired Companies and NMT-US (with respect to the US-Based Assets) that are prepared in the ordinary course of business and which relate to the Business or the Assets between the date hereof and the Closing Date, including, without limitation, monthly reports of income, sales, revenue and cash flow, balance sheets and such other reports as are customarily distributed to senior management.

     5.4 EMPLOYEES.
         ---------

           (a) Parent, Seller, NMT-US and the Acquired Companies agree to encourage the employees of the Business (other than the Excluded Employees) to continue their employment with the Acquired Companies following the Closing.

           (b) Subject to the provisions of Section 2.2(c) and the Transition Services Agreement, Buyer agrees that it shall cause Neurosciences to continue to employ Steven Sinyard for a period of four (4) months following the Closing Date (or such shorter period as may be requested by Parent or as may result from the earlier termination of Steven Sinyard's employment for any reason other than a termination by Neurosciences); provided, however, that in the event Steven Sinyard is not employed by Neurosciences for such four (4) month period, Buyer shall reimburse, or cause to be reimbursed, to Seller the unused portion of the Continued Employee Payment (which reimbursement amount shall be subject to offset for any amounts for which Buyer, ISC or any of the Acquired Companies has made a claim for indemnification under Section 14 hereof).

     5.5  EXCLUSIVITY. Prior to the Closing Date or the date on which this
          -----------
Agreement is terminated pursuant to Section 11, neither Parent, Seller, NMT-US the Acquired Companies nor any of their respective Affiliates, equityholders, officers, directors, representatives or agents shall directly, or indirectly through any other Person, encourage, solicit, initiate, engage or participate in discussions or negotiations with any Person (other than Buyer) concerning any merger, consolidation, sale, lease or licensing of assets, sale of equity interests, or other business combination involving the Assets (including, without limitation, the US-Based Assets), the Business, the Products or any of the Acquired Companies, or (b) provide any non-public information concerning the Assets (including, without limitation, the US-Based Assets), the Business, the Products, or the operations, properties or assets of any Acquired Company to any Person (other than Buyer and its representatives). Parent, Seller, NMT-US and the Acquired Companies shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquires, discussions or negotiations of the nature described in the first sentence of this Section 5.5.

     5.6  LIMITATIONS ON EMPLOYEE SOLICITATION AND COMPETITION. During the
          ----------------------------------------------------
period of two (2) years following the Closing Date, none of Parent, NMT-US, Seller nor any of their Affiliates as of the Closing Date shall:

             (a) offer employment to or employ any individual who is or was an employee of the Acquired Companies (other than Excluded Employees) at the time of the offer of employment or at any time within one (1) year prior to the offer employment; or

             (b) manufacture, market, distribute or sell any product which has the same or substantially the same form, function or primary applications as any of the Products.

The parties hereto agree that the duration and geographic scope of the non-solicitation and non-competition provisions set forth in this Section 5.6 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that these non-solicitation and non-competition provisions shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. Parent and Seller agree that damages are an inadequate remedy for any breach of this provision and that Buyer, ISC and the Acquired Companies shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-solicitation and non-competition provision.

     5.7  EMPLOYEE NOTIFICATION.  Prior to the Closing Date, Parent, Seller and
          ---------------------
the Acquired Companies shall (a) complete all consultations required to be made with their respective worker's committees or works councils regarding the transactions contemplated hereby and (b) provide all notices required to be given to employees regarding the transactions contemplated hereby.

     5.8  AGREEMENT ON TRANSFER OF INVENTORY, OTHER ASSETS, ETC.
          -----------------------------------------------------

            (a) Within 60 days following the Closing Date, and subject to the terms of the Transition Services Agreement, Parent shall, and shall cause its Affiliates to, at no cost to Buyer or the Acquired Companies, transfer all of the Products and other Assets principally related to the Business (other than the US-Based Assets), including, without limitation, all inventory, consignment inventory, parts, field samples, sales and marketing materials, customer lists, customer leads, information, Confidential Information and data related to or used in the Business, wherever located and in whatever form (including, without limitation, in electronic, digital or magnetic format), to the Andover Facility; provided however, this provision shall not apply to Products that constitute demo equipment located at hospitals and TNS products which are currently leased to third parties pursuant to leases which are not currently in default.

            (b) Within 60 days following the Closing Date, and subject to the terms of the Transition Services Agreement, NMT-US shall transfer all Products located in the United States and other Assets related to the Business of the type described in Section 5.8(a) to NMT-US's Facility located in Atlanta, Georgia; provided, however, this provision shall not apply to Products that constitute demo equipment located at hospitals.

            (c) As soon as possible following the date hereof, but in no event later than the five (5) days prior to Closing, Parent, Seller and NMT-US shall cause to be prepared and delivered to Buyer a list indicating the name and address of each Person to whom Products were sold by any of the Acquired Companies or NMT-US since July 8, 1998.

            (d) Parent, Seller, NMT-US and their respective Affiliates (i) have not heretofore and shall not hereafter disclose, provide, allow access to or otherwise make available to any Person other than Buyer, ISC and their representatives, except pursuant to a valid and enforceable confidentiality agreement, any Confidential Information, (ii) shall promptly inform Buyer of any breach or threatened breach of any confidentiality agreement or other non-disclosure obligation with respect to any Confidentiality Information (it being agreed that in the event of any such breach or threatened breach Parent, Seller, NMT-US and their respective Affiliates shall assign to Buyer, ISC and the Acquired Companies (or in the event such assignment is not permitted, grant or cause to be granted to Buyer, ISC or an Acquired Company a power of attorney for the purpose of enforcing) all rights and remedies under such confidentiality agreement or other non-disclosure obligation), and (iii) shall, on or prior to the Closing (or, if earlier, the date of the disposition of the equity or assets of any of Parent's subsidiaries or Affiliates (other than the Acquired Companies) engaged in the neuroscience, cryogenic or similar business) ensure that all such Confidential Information is returned to the Acquired Companies, including, without limitation, any financial information or data on the Movex system (except with respect to two Persons to whom Confidential Information has been provided and whose counsel has retained one copy of such information under seal pursuant to the terms of a valid and binding confidentiality agreement and with whom neither Parent nor any of its Affiliates is currently in active discussions).

     5.9    ACCOUNTING REFERENCE DATE CHANGE; SCHEDULES; SALES AND TRANSFER
            ---------------------------------------------------------------
TAXES; FEES.
-----------

            (a) Parent and Seller shall cause each of the Acquired Companies to pass, effective immediately prior to the Closing Date, a resolution of its Board of Directors changing the accounting reference date of such Acquired Company to the Closing Date and shall give notice of such change to the Registrar of Companies in accordance with Section 225 of the Companies Act, 1985.

            (b)  Schedule 5.9(b) hereto sets forth a reasonable estimate of
                 ---------------
the following information with respect to each Acquired Company for the 1998 Tax year: (i) the Tax basis of each Acquired Company's assets; (ii) the amount of any net operating loss, net capital loss and unused credits of each Acquired Company; and (iii) the amount of any deferred gain or loss allocable to each Acquired Company arising out of any intercompany or intergroup transactions, and group surrender and relief. For the 1999 Tax year and the Stub Tax Period, Parent and Seller shall provide Buyer such information set forth in (i) through
(iii) of this Section 5.9(b) with respect to each Acquired Company no later than 30 days' prior to the time the relevant Returns and computations are required to be filed for such year and such information shall be in form and substance reasonably satisfactory to Buyer and the Acquired Companies. In the event that the information contemplated by the immediately preceding sentence is not timely provided or is not reasonably satisfactory to Buyer and the Acquired Companies in the form provided, Buyer and the Acquired Companies shall, at Parent's and Seller's sole cost and expense, direct their accountants and financial personnel to prepare such information and Parent and Seller shall reimburse Buyer and the Acquired Companies for the full amount of such preparation costs and expenses immediately upon receipt of written notice thereof (with reasonable supporting detail) from Buyer or the Acquired Companies.

            (c)  Schedule 5.9(c) hereto sets forth a reasonable estimate of the
                 ---------------
following information with respect to each Acquired Company for the 1998 Tax year: (i) the amount of current and accumulated earnings and profits as of the date hereof and the amount expected as of the Closing Date; (ii) the amount of previously taxed income within the meaning of Section 959 of the Code as of the date hereof and the amount expected as of the Closing Date (taking into account the amount of dividend income to NMT Medical, Inc. or any of its subsidiaries under Section 1248 of the Code from the transaction contemplated by this Agreement); and (iii) the amount, if any, NMT Medical, Inc. or any of its subsidiaries, or the Buyer would be required to include in gross income with respect to each such Acquired Company pursuant to Section 951 of the Code if the taxable year of such Acquired Company were deemed to end on the Closing Date. For the 1999 Tax year and the Stub Tax Period, Parent and Seller shall provide Buyer such information set forth in (i) through (iii) of this Section 5.9(c) with respect to each Acquired Company no later than 30 days' prior to the time the relevant Returns and computations are required to be filed for such year. In the event that the information contemplated by the immediately preceding sentence is not timely provided or is not reasonably satisfactory to Buyer and the Acquired Companies in the form provided, Buyer and the Acquired Companies shall, at Parent's and Seller's sole cost and expense, direct their accountants and financial personnel to prepare such information and Parent and Seller shall reimburse Buyer and the Acquired Companies for the full amount of such preparation costs and expenses immediately upon receipt of written notice thereof (with reasonable supporting detail) from Buyer or the Acquired Companies.

            (d) All transfer, documentary, sales, use, registration, stamp and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the transfer of the Shares and the Assets, shall be borne equally by Parent, Seller and NMT-US, on the one hand, and Buyer and ISC, on the other hand. Parent, Seller, NMT-US, Buyer and ISC shall cooperate timely in making all filings, Tax Returns, reports and forms as may be required to comply with the provisions of such Tax laws.

            (e) Parent, Seller and NMT-US shall deliver to Buyer and ISC at the Closing all necessary forms and certificates complying with applicable law, in form and substance satisfactory to Buyer, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under the Code (including Section 1445 thereunder) and any provision of foreign, state or local law.

            (f) Parent, Seller and NMT-US shall cause the provisions of any Tax allocation or sharing agreement, whether or not written, or similar arrangement that may have been entered into by Parent, Seller, NMT-US or any of their respective Affiliates and the Acquired Companies to be terminated on or before the Closing Date, and no payments which are owed by or to the Acquired Companies pursuant thereto shall be made thereunder. After the Closing Date, no party shall have any rights or obligations under any such Tax allocation or sharing agreement or similar arrangement.

     5.10  RIGHT TO "NEUROSCIENCES" NAME; USE OF "NMT" NAME. Parent, Seller,
           ------------------------------------------------
NMT-US and each of their relevant Affiliates (other than the Acquired Companies) confirm and, at Closing, shall reconfirm, to Buyer, ISC and the Acquired Companies that they have no objection to Buyer, ISC or any of the Acquired Companies or their respective Affiliates using the word "Neurosciences" (and all derivatives thereof), whether alone or in combination with any other text or graphics (collectively, the "Tradename"). In addition, Parent and Seller acknowledge and agree that, while neither Buyer or ISC is acquiring ownership of the acronym "NMT" (or any derivatives thereof), Buyer and the Acquired Companies shall have, for a period of three (3) years from Closing, a limited license to continue to use the acronym "NMT" to the extent that the same appears or is used upon any promotional or marketing materials, brochures, information, labels, packaging or similar materials related to any of the Products or used in connection with the Business, in each case as exist on the Closing Date. Following the Closing Date, Seller, directly or indirectly through an Affiliate, shall have the reasonable right to monitor the quality of Products bearing the acronym "NMT". The license to the acronym "NMT" granted under this Section 5.10 is subject to and conditioned on the maintenance of Product quality consistent with the quality of the Products measured on the date hereof.

     5.11   SECTION 338 ELECTION. Buyer shall not make an election under Section
            --------------------
338(g) of the Code with respect to the purchase of the Shares (the "Election") unless Parent provides written consent for such election which consent shall not be unreasonably withheld, delayed or conditioned. If such Parent consent is withheld, Parent shall provide Buyer a report prepared by a nationally recognized accounting firm showing the present value (discounted at 8%) incremental tax cost to Parent of such Election. In the event that Buyer indemnifies Parent for such incremental tax cost, Buyer shall be permitted to make such Election.

     5.12   CONTINUATION OF PARENT INSURANCE COVERAGE. On or prior to the
            -----------------------------------------
Closing Date, Parent shall obtain, and shall, for a period of not less than five
(5) years thereafter, maintain in full force and effect, continuation or "tail" insurance policy coverage in respect of its product liability insurance with respect to the Products, which coverage shall be in such amounts and of such types consistent with Parent's product liability coverage in effect immediately prior to Closing.

     5.13   AGREEMENT REGARDING ACCOUNTS RECEIVABLE. In the event that Parent or
            ---------------------------------------
Seller make any indemnification payment to Buyer or any of the Acquired Companies as a result of the failure of any accounts receivable of the Acquired Companies at Closing to be collected within 90 days of the date of their creation (or within such longer period set forth on Schedule 3.5(d)(ii)), Buyer
                                                    -------------------
and the Acquired Companies shall assign to Parent or Parent's designee all of their respective right, title and interest in and to such accounts receivable for which Buyer or the Acquired Companies have actually received indemnification payment.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND ISC. All of the
     ----------------------------------------------------
obligations of Buyer and ISC to consummate the transactions contemplated by this Agreement and the Related Agreements shall be contingent upon and subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Buyer for purposes of consummating such transactions, but without prejudice to any other right or remedy which Buyer or ISC may have hereunder as a result of any misrepresentation by, or breach of any covenant, representation or warranty of, Seller, Parent, NMT-US or any Acquired Company contained in this Agreement or any other certificate or instrument furnished by Parent, Seller or NMT-US hereunder. To the extent that a representation is not qualified as to the best knowledge of or as to a Material Adverse Effect then it must be true in all material aspects.

     6.1    REPRESENTATIONS AND WARRANTIES OF PARENT, SELLER, NMT-US. The
            --------------------------------------------------------
representation and warranties made by Parent, Seller and NMT-US to Buyer in
Section 3 of this Agreement shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality or made to the best knowledge, which shall be true and correct) on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such time, except and solely to the extent such representations and warranties speak as of a different date.

     6.2    COVENANTS OF PARENT, SELLER, NMT-US AND ACQUIRED COMPANIES. Parent,
            ----------------------------------------------------------
Seller, NMT-US and each of the Acquired Companies shall have performed in all material respects all of the covenants, acts and undertakings to be performed by them on or prior to the Closing Date.

     6.3    NO INJUNCTION, ETC. No action, proceeding, investigation,
            ------------------
regulation or legislation shall have been instituted or threatened before any Governmental Authority to enjoin, restrain, or prohibit the consummation of the transactions contemplated hereby, or the ownership of any of the Shares or Assets, or operation of the Business by Buyer, ISC or any of their respective Affiliates following the Closing.

     6.4    ABSENCE OF ADVERSE CHANGES.  Since the Reference Date, there shall
            --------------------------
have been no material adverse change in the value or condition of, or title to the Shares, the Assets (including the US-Based Assets), the Business or the Products.

     6.5    FINANCIAL ACCOUNTING SYSTEM. The Acquired Companies shall have
            ---------------------------
placed a purchase order with respect to an updated Chameleon financial and accounting software system that shall allow the Acquired Companies to operate with respect to such matters on a stand-alone basis without any need for data or software from any other Person, including, without limitation, any information contained on the Movex system.

     6.6    PRE-CLOSING DIVIDEND. Each of the Acquired Companies shall have
            --------------------
declared and paid the Pre-Closing Dividend.

     6.7    OTHER DELIVERIES. Parent, Seller and NMT-US shall have delivered
            ----------------
each of the Closing deliveries specified in Section 12.2(a).

7.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT, SELLER AND NMT-US.
     --------------------------------------------------------------------
All of the obligations of Seller, Parent and NMT-US to consummate the transactions contemplated by this Agreement shall be contingent upon and subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Parent for purposes of consummating such transactions, but without prejudice to any other right or remedy which it may have hereunder as a result of any misrepresentation by, or breach of any covenant, representation warranty of Buyer or ISC contained in this Agreement, or any certificate or instrument furnished by it hereunder. To the extent that a representation is not qualified as to the best knowledge of or as to a Material Adverse Effect then it must be true in all material aspects.

     7.1  REPRESENTATIONS AND WARRANTIES OF BUYER AND ISC. The representations
          -----------------------------------------------
and warranties made by Buyer and ISC to Parent, Seller and NMT-US in Section 4 of this Agreement shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality or made to the best knowledge, which shall be true and correct) in as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, except and solely to the extent such representations and warranties speak of a different date.

     7.2    COVENANTS OF BUYER AND ISC. Buyer and ISC shall have performed in
            --------------------------
all material respects all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date.

     7.3    NO INJUNCTION, ETC. No action, proceeding, investigation,
            -------------------
regulation or legislation shall have been instituted or threatened before Governmental Authority to enjoin, restrain, prohibit the consummation of the transactions contemplated hereby.

     7.4    OTHER DELIVERIES. Buyer and ISC shall have delivered each of the
            ----------------
Closing deliveries specified in Section 12.2(b).

8.   PUBLICITY. So long as this Agreement is in effect, the Buyer and Parent
     ---------
shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (a) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (b) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the parties agree that the form of press releases attached hereto as Exhibit F shall be issued following the date hereof.
---------

9.   CONFIDENTIALITY. Prior to the Closing, the parties hereto, and their
     ---------------
representatives and assignees shall hold confidential all Confidential Information obtained from each of the other parties, and their respective Affiliates in connection herewith and, if the Closing shall be abandoned as provided herein, shall treat such information as confidential and, where such information is in documentary form, return such information to Parent; provided, however, Buyer's counsel may retain one copy of such information for its files. The provisions of this Section 9 shall not apply to information which is in the public domain due to no fault of Buyer or its representatives. The parties hereto, on their own behalf and on behalf of their respective representatives and assignees, agree that damages are an inadequate remedy for breach of this provision and that the non-breaching party shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without the posting of a bond or other security upon any actual or threatened breach of this Section 9.

10.  COOPERATION. From time to time after the Closing, Parent, Seller, NMT-US,
     -----------
Buyer and ISC shall, and shall cause their respective Affiliates to, at the reasonable request of Buyer or Parent, as the case may be, and without further consideration, execute and deliver such further instruments of assignment, transfer, license or assumption and take such further actions Buyer or Parent may reasonably request in order more effectively to transfer, reduce to possession, vest in, and record title to any of the Shares or the Business (other than the US-Based Assets) more fully to Buyer, or the US-Based Assets more fully to ISC or to implement the assumption and retention by Parent and Seller of the Excluded Liabilities, including, without limitation, cooperation before and after the Closing on matters relating to the retention of certain of the Acquired Companies' personnel by Buyer, integration of sales force activity, identification of the Assets, ordering and relocation of inventory, and preservation of relationships with customers, suppliers and distributors. The parties shall render, at no additional cost or charge to the other, such cooperation to one another with respect to such matters and with respect to such other matters concerning the transition of control of the Business as reason and commercial prudence dictate should be addressed before and after the Closing; provided, however, that reasonable out of pocket expenses incurred in compliance with this Section 10 by one party at the request of another party shall be promptly reimbursed by the requesting party to the party incurring such expenses.

11.  TERMINATION.
     -----------

     11.1  BOTH PARTIES. This Agreement may be terminated at any time prior
           ------------
to the Closing: (a) by the mutual consent of Parent and Buyer; (b) by Parent or Buyer if there shall be any action or proceeding (other than an action or proceeding commenced or induced by a party hereto or by a party claiming a successor interest to a party hereto seeking to terminate or restrain performance under this Agreement) instituted by any Governmental Authority which shall seek to restrain, assess Liability in respect of, or prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such party, made in good faith and based upon the advice of its counsel, makes it inadvisable to proceed with the Closing; or (c) by Parent or Buyer if, through no fault of the terminating party, the Closing shall not have occurred by April 30, 2000.

     11.2  BUYER. This Agreement may be terminated by Buyer: (a) at any time
           -----
prior to the Closing, if any of Parent, Seller, NMT-US or any Acquired Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure shall not have been rectified during the period of twenty-eight (28) days after written notification thereof to Parent, (b) at any time prior to the Closing, if there shall be any action or proceeding (other than an action or proceeding commenced or induced by a party hereto or by a party claiming a successor interest to a party hereto seeking to terminate or restrain performance under this Agreement) instituted by or before any court or other Governmental Authority which could reasonably be expected to materially affect the right of Buyer to own, operate or control the Shares, the Assets (other than the US-Based Assets) or the Business, or the right of ISC to own, operate or control the US-Based Assets, subsequent to the Closing and which makes it impractical to proceed with the Closing; or (c) if any of the conditions precedent to the performance of its obligations at the Closing shall not have been fulfilled on or prior to April 30, 2000.

     11.3  PARENT. This Agreement may be terminated by Parent: (a) at any time
           ------
prior to the Closing, if either of Buyer or ISC shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure shall not have been rectified during the period of twenty-eight (28) days after written notification thereof to Buyer or (b) if any of the conditions precedent to the performance of its obligations at the Closing shall not have been fulfilled on or prior to April 30, 2000.

     11.4  EFFECT OF TERMINATION.
           ---------------------

           (a) In the event of termination of this Agreement by either Parent or Buyer as provided in Sections 11.1, 11.2 or 11.3, this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of Parent, Seller, NMT-US, any of the Acquired Companies, Buyer or ISC, or their respective Affiliates, representatives, officers or directors, except (i) with respect to Section 9, this Section 11.4, Section 16.2, Section 16.10 and Section 17, (ii) with respect to any Liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its covenants or other agreements set forth in this Agreement.

           (b) In the event that this Agreement is terminated by Buyer pursuant to Section 11.2(a) or 11.2(c) (as a result of the failure of any condition precedent specified in Section 6.1 or 6.2), then the Parent, Seller and the Acquired Companies shall, jointly and severally, be obligated to pay to Buyer a cash fee of US$750,000, which amount shall be payable by wire transfer of immediately available funds no later than two (2) Business Days after such termination.

           (c) In the event that this Agreement is terminated by Parent pursuant to Section 11.3(a) or 11.3(b) (as a result of the failure of any condition precedent specified in Section 7.1 or 7.2, then Buyer shall pay to Parent a cash fee of US$750,000, which amount shall be payable by wire transfer of immediately available funds no later than two (2) Business Days after such termination.

12.  CLOSING.
     -------

     12.1  TIME AND PLACE OF CLOSING. The meeting (the "Closing") of the
           -------------------------
parties at which the sale, assignment, transfer, endorsement and delivery of the Shares to Buyer, and the payment of the Purchase Price by Buyer to Seller, are completed, shall be held at a location mutually acceptable to the parties at 10:00 a.m. (local time) on such date as may be mutually agreed to in writing by the parties, but in no event later than April 30, 2000.

     12.2  PARENT/SELLER/NMT-US CLOSING DELIVERIES
           ---------------------------------------

           (a) At the Closing, Parent, Seller and NMT-US shall deliver (and/or cause their Affiliates to deliver) to Buyer the following:

                (i) transfers in common form relating to all Shares duly executed in favor of the Buyer (or as it may direct);

                (ii)   share certificates relating to the Shares;

                (iii) such bills of sale, assignments, assignments of leases, deeds, licenses and other instruments of assignment, conveyance and transfer, in form and substance reasonably satisfactory to Buyer, if any, as shall be necessary to convey to and vest in Buyer all of Parent's and Seller's right, title and interest in and to the Shares and to vest in the Acquired Companies, the Assets (other than the US-Based Assets);

           (iv) such bills of sale, assignments, assignments of leases, deeds, licenses and other instruments of assignment, conveyance and transfer, in form and substance reasonably satisfactory to ISC, as shall be necessary to convey to and vest in ISC all of Parent's and NMT-US's right, title and interest in and to the US-Based Assets and to vest in ISC the US-Based Assets;

           (v) such instruments acknowledging Parent's and Seller's assumption and retention of the Excluded Liabilities, in form and substance reasonably satisfactory to Buyer, as shall be effective to assure Buyer that Parent and Seller will perform, or caused to be performed, all obligations related to the Excluded Liabilities following the Closing;

           (vi) a certificate, signed by the President and the Chief Financial Officer of Parent, certifying to the fulfillment of the conditions set forth in Sections 6.1 and 6.2 hereof;

           (vii) copies or satisfactory evidence of the consents, waivers and approvals described in Section 2.6 and listed on Schedule 2.6(c), together with such UCC-3 Termination Statements from Parent's secured creditors as Buyer may reasonably request;

           (viii) a legal opinion of UK counsel to each of Parent and Seller in the form of Exhibit G attached hereto;
            ----------

           (ix) such other evidence of the performance of all covenants and satisfaction of all conditions required of the Parent, Seller and NMT-US by this Agreement, at or prior to the Closing, as Buyer or its counsel may reasonably require;

           (x) a copy of the resolutions of the Board of Directors of each of Parent, Seller, NMT-US and the Acquired Companies authorizing and approving the Agreement, the Related Agreements and all other transactions and agreements contemplated hereby and thereby;

           (xi) an undertaking by Parent, on behalf of itself and each of its Affiliates, that it will not object to the use of the Tradename by Buyer and its Affiliates following the Closing;

           (xii) a Transition Services Agreement, in substantially the form of Exhibit H hereto;
---------

           (xiii) a listing of all accounts receivables included in the Assets as of a date not more than two (2) business days prior to the Closing Date, duly certified by the Chief Financial Officer of Parent as true and correct; and

           (xiv) resignations in the agreed terms duly executed as deeds of all the directors (other than Patrick Sparkes) and the secretary of any Acquired Company from their offices as director or secretary of and their employment with any Acquired Company containing a confirmation that they have no claims (whether statutory, contractual or otherwise) against any Acquired Company for compensation for loss of office or termination of employment or for unpaid remuneration or otherwise together with delivery to the Buyer of all property of any Acquired Company in their possession or under their control;

          (xv) the written resignations of the auditors or each Acquired Company containing an acknowledgement that they have no claim against any Acquired Company for compensation for loss of office, professional fees or otherwise and a statement under section 394(i) of the Companies Act 1985;

          (xvi) the common seals, certificates of incorporation and statutory books, share certificate books and cheque books of each Acquired Company;

          (xvii) all land certificates, charge certificates, leases title deeds and other documents relating to the Real Property (except to the extent that the same are in possession of mortgagees pursuant to mortgages disclosed in
Schedule 3.15(b)(i);

          (xviii) to the extent not in the possession of any Acquired Company, all books of account or references as to customers and/or suppliers and other records and all insurance policies in any way relating to or concerning the businesses of any Acquired Company;

          (xix) to the extent not in the possession of any Acquired Company, all licenses, consents, Permits and authorizations obtained by or issued to any Acquired Company or any other person in connection with the business carried on by any of them and such contracts, deeds or other documents (including assignments of any such licenses) as shall have been acquired by the Buyer prior to the date hereof;

          (xx) duly executed transfers of each share (other than the Shares) in the Acquired Companies not registered in the name of any Acquired Company in favor of the Buyer (or as it may direct);

          (xxi) share certificates relating to all of the issued shares (not including the Shares) in the capital of each of the Acquired Companies;

          (xxii) a release in the agreed terms duly executed as a deed in a form such satisfactory to the Buyer releasing each Acquired Company and their respective officers and employees from any liability whatsoever (actual or contingent) which may be owing to the Parent or Seller by any Acquired Company except those arising in the ordinary course of trade;

          (xxiii) a funds flow memo prepared by Parent's accountants setting forth the transactions among and between the parties hereto in connection with the transactions contemplated hereby;

          (xxiv) such other certificates, instruments and other documents reasonably requested by Buyer to effect the transactions contemplated hereby, all of which shall be reasonably satisfactory in form and substance to Buyer and its counsel.

     (b) PARENT/SELLER CLOSING RESOLUTIONS. At or prior to Closing (and prior to the taking effect of the resignations of the directors referred to in Section

12.2(a)(xiv) above), Parent and Seller shall procure the passing of board resolutions of each Acquired Company:

          (i) sanctioning for registration (subject to where necessary to due stamping) the transfers in respect of the Shares and any shares to which
Section 12.2(a)(xx) refers;

          (ii) authorizing the delivery to the Buyer of share certificates in respect of the Shares and any shares to which Section 12.2(a)(xx) refers;

          (iii) appointing Stuart M. Essig and John B. Henneman, III to be the directors and John B. Henneman, III to be the secretary of each Acquired Company; and

          (iv) revoking all mandates to bankers and giving authority in favor of the directors appointed under Section 12.2(b)(iii) above or such other persons as the Buyer may nominate to operate the bank accounts thereof.

     (c)  Parent and Seller shall procure that prior to or at Closing:

          (i) there are repaid in full all sums (if any) owing to any Acquired Company by the Seller or the Parent or any member of their group (other than any of the Acquired Companies) or by the directors of any Acquired Company or any of their connected persons except those arising in the ordinary course of trade and whether or not such sums are due for repayment; and

          (ii) each Acquired Company is released from any guarantee, indemnity, bond, letter of comfort or Lien or other similar obligation given or incurred by it which relates in whole or in part to debts or other liabilities or obligations whether actual or contingent, of any person other than an Acquired Company;

     and prior to such repayment or release the Parent and Seller undertake to Buyer (on behalf of themselves and as trustee on behalf of each Acquired Company) to keep each Acquired Company fully indemnified against any failure to make any such repayment or any liability arising under any such guarantee, indemnity, bond, letter of comfort or Lien.

     (d) BUYER/ISC CLOSING DELIVERIES. At the Closing, Buyer and ISC shall deliver to Parent the following:

          (i) evidence (which shall consist of a United States federal reference number) of the wire transfer of the Share Payment and US-Based Assets Payment to the appropriate parties;

          (ii) a certificate, signed by a duly authorized officer of Buyer, certifying to the fulfillment of the conditions set forth in Sections 7.1 and
7.2 hereof;

          (iii) satisfactory evidence of the approvals, consents and notifications listed on Schedule 4.2;

           (iv) such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Buyer and ISC by this Agreement at or before the Closing as the Parent or its counsel may reasonably require; and

           (v) a copy of the resolutions of the Boards of Directors of the Buyer and ISC authorizing and approving the Agreement and all other transactions and agreements contemplated hereby.

13.  [INTENTIONALLY OMITTED]

14.  INDEMNIFICATION.
     ----------------

     14.1  INDEMNIFICATION BY PARENT AND SELLER.  Parent, NMT-US and Seller
           -------------------------------------
shall, jointly and severally, indemnify and hold Buyer, ISC and their respective Affiliates (including, without limitation, the Acquired Companies following the Closing), and their respective directors, officers, employees and representatives (collectively, "Buyer Indemnified Parties") harmless from and against all damages, losses, costs, claims, expenses, interest, penalties and Liabilities including reasonable attorneys' and accountants' fees and costs of investigation (collectively, "Damages") suffered or incurred, directly or indirectly, by any Buyer Indemnified Party arising from or related to:

           (a) subject to the limitations set forth in Section 14.4, the breach or falsity of any representation or warranty of Parent, Seller, NMT-US or any Acquired Company contained herein;

           (b)  any of the matters disclosed or required to be disclosed on
Schedule 3.7(a), Schedule 3.7(b), Schedule 3.8(b)(ii), Schedule 3.8(c), Schedule 3.9(c), Schedule 3.13(ii), Schedule 3.17, or Schedule 3.20;

           (c) the breach of any covenant by Parent, Seller, NMT-US or, prior to the Closing, any Acquired Company, contained herein; or

           (d)  any of the Excluded Liabilities.

     14.2  INDEMNIFICATION BY BUYER AND ISC.  Buyer and ISC shall, jointly and
           ---------------------------------
severally, indemnify and hold the Parent, Seller, NMT-US, and their respective Affiliates, and their respective directors, officers, employees and representatives (collectively, "Seller Indemnified Parties") harmless from and against all Damages suffered or incurred, directly or indirectly, by any Seller Indemnified Party arising from or related to:

           (a) subject to the limitations set forth in Section 14.4, the breach or falsity of any representation or warranty of Buyer or ISC contained herein;

           (b)  the breach of any covenant by Buyer or ISC contained herein; or

           (c) any of the Acquired Liabilities following the Closing (except those relating to a breach of a covenant, representation or warranty by any of Parent, Seller, NMT-US or any of the Acquired Companies).

     14.3  TAX INDEMNIFICATION AND OTHER TAX MATTERS
           -----------------------------------------

           (a) Notwithstanding anything to the contrary in the Agreement, Parent, Seller and NMT-US shall, jointly and severally, indemnify, save and hold harmless the Buyer Indemnified Parties from and against any and all Damages incurred in connection with, arising out of, resulting from or relating to (i) any fact inconsistent with, or any untruth, inaccuracy or breach of, any representation, warranty or covenant of Parent, Seller, NMT-US or any of the Acquired Companies or the Seller contained in Sections 2.2(c) (with respect to the 1998/1999 Tax Make-Whole Payment), 3.7, 5.2(f)(vi), 5.9 or 5.11, and (ii) to the extent not covered in foregoing clause (i), paid under Section 2.2(c) or reflected in the accrual for Taxes (other than any accrual for deferred Taxes established to reflect timing differences between book and Tax income) on the Closing Date Balance Sheet, any and all Taxes attributable to the Acquired Companies and the US-Based Assets (A) with respect to all periods ending on or prior to the Closing Date, and (B) with respect to the Stub Tax Period. For the purposes of this Agreement, the period from January 1, 2000 through and including the Closing Date is referred to as the "Pre-Closing Period" and any period thereafter is referred to herein as the "Post-Closing Period."

           (b) For purposes of this Section 14.3, Tax or Taxes shall include the amount of Taxes which would have been paid but for the application of any credit or net operating or capital loss deduction attributable to periods or portions of a period beginning after the Closing Date.

           (c) For the avoidance of doubt, the parties agree that the provisions of this Section 14.3 shall be interpreted and applied in such a manner such that none of Buyer, ISC or any of the Acquired Companies shall be entitled to double or multiple recovery with respect to any Damages (i.e., to the extent that Buyer is paid out in full under Section 2.2(c) for an under-accrual of Taxes for the 1998 or 1999 Tax year, none of Buyer, ISC or any of the Acquired Companies shall be entitled to indemnification under this Section 14.3 on the basis of said under-accrual).

           (d) Buyer or its duly authorized agents shall cause the Acquired Companies to prepare and file all Returns in respect of Taxes for periods ending after the Closing Date. Seller or its duly authorized agents shall prepare and file all Returns in respect of Taxes for periods ending prior to or on the Closing Date, including, without limitation, the Stub Tax Period. Seller or its duly authorized agents shall conduct the preparation, submission and agreement of all United Kingdom Tax Returns of the Acquired Companies (and correspondence and other documentation relating thereto) for all accounting periods ending on or before the Closing Date, subject to all such Returns (including workpapers) being submitted in draft form to Buyer or its duly authorized agents for comment and approval within a reasonable time before they are due to be sent to Inland Revenue. If Buyer or its agents have any comments, Seller and its agents shall not unreasonably refuse to adopt such comments. Seller and Buyer shall respectively afford (or procure to be afforded) to the other or their agents such information and assistance as may reasonably be required to prepare, submit and agree all relevant Tax Returns. Buyer shall provide that the Acquired Companies shall cause the Returns (and correspondence and other documentation relating thereto) referred to in this Section to be authorized, signed and returned to Seller for submission to the appropriate authority without undue or unreasonable delay. Nothing herein shall oblige Buyer to submit any Return or other document unless it is satisfied that it is accurate and complete in all material respects. Promptly after the Acquired Companies or Buyer acquires actual knowledge of an amount of Taxes due and unpaid with respect to any period ending on or before the Closing Date, the Acquired Companies or Buyer, as the case may be, shall give notice thereof to Parent. Parent shall pay the amount of such Taxes Buyer (or Buyer's designee), within 30 days after the receipt of such notice.

           (e) Parent and Buyer agree to give prompt notice to each other of any proposed adjustment to Taxes for periods ending on or prior to the Closing Date. Seller shall have the right to conduct any audit or proceeding with respect to Taxes involving the Acquired Companies for such period(s) provided that: (i) Buyer is kept fully informed of all relevant material matters relating to the Tax affairs of the Acquired Companies; (ii) Buyer receives copies of all relevant material written correspondence from any Tax authority; (iii) no material written communication is sent to any Tax authority without first submitting in draft form to Buyer allowing reasonable time for comment (such comments not to be unreasonably withheld or delayed); (iv) any reasonable comments made by Buyer are incorporated into the relevant document; and (v) nothing shall oblige Buyer to submit any Return or other document unless it is satisfied that it is accurate and complete in all material respects. Buyer or the Acquired Companies shall have the right at their option and expense to participate in any audit or proceeding with respect to Taxes involving the Acquired Companies for such period(s).

     14.4  LIMITATIONS ON INDEMNIFICATION.
           -------------------------------

           (a) Survival. All representations, warranties and covenants contained herein and each of the Related Agreements shall survive the execution and Closing of this Agreement; provided, however, that any claim for indemnification under Sections 14.1, 14.2 or 14.3 for the breach or falsity of any representation or warranty (but not covenants) must be made by giving written notice of such claim to the party from whom indemnity is sought not later than eighteen (18) months after the Closing Date; except, that:

                (i) the survival period for the representation or warranties under Section 3.11, 3.12 and 3.20 shall be five (5) years after the Closing Date;

                (ii) the survival period for the representation or warranties under Sections 3.3, 3.15(a)(i) and 3.15(b)(ii), shall be seven (7) years from the Closing Date; and

                (iii) the survival period for the representation or warranties under Section 3.7 shall be until thirty (30) days after the applicable statute of limitations has run.

           (b) Threshold. There shall be no indemnification for any such claim for breach of representation or warranty under Sections 14.1 or 14.2 unless the amount of any such single claim exceeds US$50,000 (excluding costs and interest claimed) and until the aggregate amount of all claims which each exceed US$50,000 (excluding costs and interest claimed) made by the party seeking indemnification exceeds an amount equal to US$200,000, after which time such party shall be fully indemnified for all such claims (to the extent provided in Sections 14.1 or 14.2, as the case may be) from the first dollar of each such claim (including the amounts used to satisfy the US$200,000 threshold set forth in this Section 14.4); provided, however, that the foregoing limitations shall not apply to any claims for indemnification under Sections 14.1(b), 14.1(d), 14.2(c) or 14.3; provided, further, that for purposes of further clarification, the parties agree that the foregoing limitations shall not apply with respect to the breach of any covenant of any party to make payment to any other party hereunder, including, without limitation, any breach of the payment obligations contained in Section 2, Section 5, Section 11 or
Section 14 of this Agreement.

           (c)   Maximum Liability.  The cumulative maximum liability
(including costs and interest claimed) of Parent, Seller and NMT-US for indemnification pursuant to Section 14.1(a) and Section 14.1(c) shall not exceed the amount of the Purchase Price.

     14.5  CLAIMS FOR INDEMNIFICATION.  Whenever any claim shall arise for
           ---------------------------
indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. For purposes of this Section 14.5, notice shall be deemed to be promptly made if it is given to the Indemnifying Party within ten (10) days of receipt by the Indemnified Party of any written notice of any third party claim. In the event of any claim for indemnification under this Agreement resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the Liability arising from such claim or legal proceeding. Except as provided in Section 14.6 of this Agreement, the Indemnified Party shall not settle or compromise any claim by a third party for which it may claim indemnification under this Agreement without the prior written consent of the Indemnifying Party.

     14.6   DEFENSE BY INDEMNIFYING PARTY.  In connection with any claim by an
            ------------------------------
Indemnified Party resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligation to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within thirty (30) days after the date of such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its own counsel and at its own expense.

     14.7   PAYMENT OF INDEMNIFICATION OBLIGATION.  All indemnification
            --------------------------------------
hereunder shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification Liability. Any indemnification payment by a Seller to Buyer hereunder shall be deemed to be a reduction in the Purchase Price.

     14.8   EXCLUSIVE REMEDY.  The rights of indemnification set forth in this
            ----------------
Section 14 shall be, from and after the Closing Date, the exclusive remedy of each party for the breach by the other party of any representation, warranty, covenant or other term in this Agreement, except for claims based upon fraud and claims for specific performance or other equitable relief

     14.9   ELEKTA AGREEMENT.  If Buyer or, following the Closing, any of the
            ----------------
Acquired Companies, suffers Damages as a result of a condition or event that does not constitute a breach by Parent, Seller or NMT-US under this Agreement but such condition or event constitutes a breach by Elekta under the Elekta Agreement and would permit Parent, Seller or NMT-US to seek indemnification from Elekta pursuant to the terms of the Elekta Agreement, Parent, Seller and NMT-US agree to seek such indemnification and to deliver to Buyer or such Acquired Company, as the case may be, all amounts so recovered. Buyer agrees to reimburse Parent, Seller and NMT-US for all reasonable expenses incurred in connection with seeking such indemnification to the extent not required to be paid by Elekta under the Elekta Agreement.

15.  ADDITIONAL ACTIONS.
     -------------------

     15.1   SERVICES.  The parties recognize that in order for Buyer to assume
            --------
control of the Acquired Companies and the Business and for ISC to assume control of the US-Based Assets in an orderly manner it will be necessary for Parent, Seller, NMT-US and their respective Affiliates (other than the Acquired Companies) to assist Buyer, ISC and their Affiliates in the performance of certain business support functions after the Closing in view of the fact that the Acquired Companies and the Business have not been a freestanding enterprise. Understanding that Buyer and ISC must diligently develop the capacity to support the Acquired Companies and the Business as soon as practicable after the Closing Date, the parties shall cooperate during the period from the date hereof to the Closing Date to identify those areas which will require support from Parent, Seller, NMT-US and their respective Affiliates (other than the Acquired Companies) following the Closing and to enter into one or more service agreements providing for the rendering of such support by Parent, Seller, NMT-US and their Affiliates to Buyer and ISC such services to be performed at a reasonable level and at no charge to the Buyer and ISC (including without limitation, the Transaction Services Agreement referenced in Section 12.2(a)(ix)).

     15.2   ADDITIONAL AGREEMENTS.  In addition, the parties agree that:
            ----------------------

            (a)    Confidential Information.

                   (i) From and after the Closing Date, the Parent, Seller, NMT-US shall hold in confidence, and use their best efforts to have all of their Affiliates, assignees and successors, and their respective officers, directors and personnel, to hold in confidence, all Confidential Information and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such Confidential Information shall have become public knowledge other than by breach of this Agreement by any of such bound parties or to the extent required by law.

                (ii) Each of Parent, Seller and NMT-US agrees that damages are an inadequate remedy for any breach of this provision and that Buyer and ISC shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without posting of bond or other security upon any actual or threatened breach of this non-solicitation and non-competition provision.

           (b) Sharing of Data. Parent and Seller shall have the right for a period of three (3) years following the Closing Date to have reasonable access to such books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other similar information as are transferred to Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the Business prior to the Closing Date and for complying with its obligations under applicable securities, Tax, environmental, employment or other Laws. Buyer shall have the right for a period of three (3) years following the Closing Date to have reasonable access to those books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other records which are retained by Parent, Seller or any of their respective Affiliates, assignees or successors pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the Business transferred to, or Liabilities assumed by, Buyer hereunder or is otherwise needed by Buyer in order to comply with its obligations under applicable securities, Tax, environmental, employment or other laws and regulations.

           (c) Cooperation in Litigation. Each party hereto will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to the Assets or arising out of the conduct of the Business prior to or after the Closing Date (other than litigation arising out the transactions contemplated by this Agreement or any Related Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

16.  GENERAL.

     16.1  [INTENTIONALLY OMITTED]

     16.2   PAYMENT OF EXPENSES.  Except as specifically set forth elsewhere
            -------------------
in this Agreement, expenses related to this Agreement and attendant transactions, including the fees of brokers, counsel and accountants, shall be borne by the party incurring such expenses. No transaction expenses have been or shall be borne by any of the Acquired Companies.

     16.3   MODIFICATIONS; WAIVERS.  This Agreement may be modified and rights
            ----------------------
hereunder may be waived only by a writing executed and delivered on behalf of the party against whom such modification or waiver is asserted. In no case shall any such modification or waiver be effective without the written consent of Buyer.

     16.4   ASSIGNABILITY.  This Agreement and the rights and obligations
            -------------
hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including successors by operation of law), assigns and legal representatives. This Agreement shall not be assignable by any party hereto, except that each of Parent, Seller, NMT-US, Buyer and ISC may assign their respective rights and obligations hereunder to one or more of its Affiliates, provided that, the assignor shall guarantee the performance of such assignees under this Agreement and further provided that if the Affiliate of Buyer or ISC to which the Buyer or ISC assigns its rights and obligations under this Agreement ceases to be an Affiliate of Buyer or ISC, Buyer or ISC, as the case may be shall cause such former Affiliate to assign its rights and obligations under this Agreement to Buyer or one of their Affiliates.

      16.5   NO OTHER REPRESENTATIONS.  Each of the parties acknowledges that
             ------------------------
in entering into this Agreement it has not relied on any representation, warranty, agreement or statement not set out in this Agreement or in any of the Related Agreements (or in any document, instrument or certificate contemplated hereby or thereby), whether express or implied, and that (in the absence of fraud) it will not have any right or remedy arising out of any such representation, warranty, agreement or statement.

      16.6   NOTICES.  Any communication to be given hereunder by any parties
             -------
to the other party shall be in writing and delivered by messenger, sent by overnight courier, or transmitted by facsimile or electronic mail (with confirmation of receipt by the intended party), to the address or designation of such party set forth below or as changed by such party by notice given hereunder. A communication transmitted by facsimile shall be deemed effective when transmitted; a communication sent by overnight courier shall be deemed effective two business days after being sent; and a communication delivered by messenger shall be deemed effective when delivered.

               if to Parent,
               Seller, NMT-US:  c/o NMT Medical, Inc.
                                27 Wormwood Street
                                Boston, Massachusetts 02110-1625
                                Attention:  Thomas M. Tully, President
                                Facsimile:  (617) 737-0924
                                E-mail:     tmt@nmtmedical.com

with a copy to:                      Hale and Dorr LLP
                                60 State Street
                                Boston, Massachusetts 02109
                                Attention:  Steven D. Singer, Esq.
                                Facsimile:  (617) 526-5000
                                E-mail:     Steven.Singer@haledorr.com
                  to Buyer or ISC:  c/o Integra Life Sciences Corporation
                                    311 Enterprise Drive
                                    Plainsboro, New Jersey 08536
                                    Attention:  Stuart M. Essig and
                                                John B. Henneman, III
                                    Facsimile:  (609) 275-1082
                                    E-mail:     Stuart_Essig@integra-ls.com
                                                Jack_Henneman@integra-ls.com

                  with a copy to:   Latham & Watkins
                                    Sears Tower, Suite 5800
                                    Chicago, Illinois 60606
                                    Attention:  Michael D. Levin, Esq.
                                    Facsimile:  (312) 993-9767
                                    E-mail:     Michael.Levin@lw.com

The foregoing is not intended to be exclusive; any written communication actually received shall be effective when received.

     16.7   CAPTIONS.  The section captions used in this Agreement are for
            --------
reference and cross-reference purposes only and shall not otherwise affect the meaning or interpretation of this Agreement.

     16.8   COUNTERPARTS.  This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed to be an original and all of which shall be deemed to constitute the same Agreement.

     16.9   KNOWLEDGE.  Any statement in this Agreement qualified by the
            ---------
expression "so far as Parent, Seller, NMT-US and/or any of the Acquired Companies are aware" or "to the knowledge of any of Parent, Seller, NMT-US or the Acquired Companies" or "to the knowledge of Parent, Seller or NMT-US" or any similar expressions shall be deemed to include the knowledge of the directors of each of Parent, Seller, NMT-US and the Acquired Companies and, additionally, each of those individuals identified in Schedule 16.9 attached hereto.

     16.10  GOVERNING LAW.  This Agreement shall be governed by and construed
            -------------
in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof.

17.  ENTIRE AGREEMENT.  This Agreement (including the Exhibits, Schedules and
     ----------------
attachments hereto) constitutes the entire agreement between the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, between the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed in its corporate name by a duly authorized officer thereof as of the date first above written.

                         PARENT:
                         ------

                         NMT MEDICAL, INC.


                         By:   /s/ Thomas M. Tully
                              --------------------
                              Name:   Thomas M. Tully
                              Title:  President

                         SELLER:
                         ------

                         NMT NEUROSCIENCES HOLDINGS (UK), LTD.


                         By:   /s/ Thomas M. Tully
                              --------------------
                              Name:   Thomas M. Tully
                              Title:  Director

                         NMT-US:
                         ------

                         NMT NEUROSCIENCES (US), INC.



                         By:   /s/ Thomas M. Tully
                              --------------------
                              Name:   Thomas M. Tully
                              Title:  President

                         ACQUIRED COMPANIES:
                         ------------------

                         NMT NEUROSCIENCES (UK), LTD.


                         By:   /s/ Thomas M. Tully
                              --------------------
                              Name:   Thomas M. Tully
                              Title:  Director

                         SPEMBLY MEDICAL LTD.


                         By:   /s/ Thomas M. Tully
                              --------------------
                              Name:   Thomas M. Tully
                              Title:  Director

                         SPEMBLY CRYOSURGERY LTD.


                         By:   /s/ Thomas M. Tully
                              --------------------
                              Name:   Thomas M. Tully
                              Title:  Director

                         SWEDEMED AB


                         By:   /s/ David Chazanovitz
                              ----------------------
                              Name:   David Chazanovitz
                              Title:  Chairman of the Board

                         BUYER:
                         -----

                         INTEGRA NEUROSCIENCES HOLDINGS (UK) LTD.


                         By:   /s/ Stuart M. Essig
                              --------------------
                              Name:   Stuart M. Essig
                              Title:  Director

                         ISC:
                         ---

                         INTEGRA SELECTOR CORPORATION

                         By:   /s/ Stuart M. Essig
                              --------------------
                              Name:   Stuart M. Essig
                              Title:  President

                              SCHEDULE OF PRODUCTS
                              --------------------


Product Listing - Selector, Cryo and TENS
-----------------------------------------

SELECTOR
--------

Selector Integra Console &
--------------------------
Selector Integra Service Module
-------------------------------

24 KHZ Straight Handpiece
24 KHZ Angled Handpiece
24 KHZ Laparoscopic Handpiece
24 KHZ Neuro Short Handpiece
24 KHZ Neuro Long Handpiece
35 KHZ Straight Handpiece
35 KHZ Neuro Handpiece
24 KHZ MicroSurgical Handpiece

Selector Integra Console (MRI)
------------------------------

24 KHZ Neuro Short Handpiece (MRI)
24 KHZ Neuro Long Handpiece (MRI)
35 KHZ Neuro Handpiece (MRI)
24 KHZ MicroSurgical Handpiece (MRI)

CRYO
----

Spembly 140 Console
-------------------

Series 40 R7 Probe
Series 40 27-H-7L Probe
Series 40 4-FAB-10L Probe
Series 40 1-V-1 Probe
Series 40 2-S-2 Probe
Series 40 2-C-2 Probe
Series 40 11-0-11 Probe
Series 40 5-H-10 Probe
Series 40 5-N-17 Probe
Series 40 1-K-2 Probe
Series 40 4-H-3 Probe
Series 40 2-H-2 Probe
Series 40 4-FAP-10 Probe
Series 40 3-T-7C Probe




                             Schedule of Products
                                    Page 1

Spembly 142 Console
-------------------

Series 42 4-4-3 Probe
Series 42 11-0-11 Probe
Series 42 4-H-5 Probe
Series 42 5-H-10 Probe
Series 42 3-R-2 Probe
Series 42 27-H-7L Probe
Series 42 4-FAB-10L Probe

SL 2000 UK Console &
--------------------
SL 2000 (Westco) Console
------------------------

Series 44 1-H-3 Probe
Series 40 1-H-3 E Probe
Series 44 2-T-10 Probe

PCG 9 R
-------
PCG 12 R
--------
PCG 12 D Europe
---------------

Keeler ACU 22XT Console
-----------------------
Keeler CTU (Cylinder Top Unit)
------------------------------

Series 22 89-V-1 Probe
Series 22 3-ESF-2 Probe
Series 22 3-E-2 Probe
Series 22 3-R-2 Probe
Series 22 3-RM-2 Probe
Series 22 4-G-3 Probe
Series 22 3-T-2 Probe
Series 22 4-FAP-10 Probe
Series 22 2-5-2 Probe
Series 22 2-C-2 Probe
Series 22 3-B-2 Probe
Series 22 3-RO-2 Probe
Series 22 2-CP-2 Probe
Series 24 4-FAP-8 Probe

Keeler Cryomaster
-----------------

Series 18 89-V-1 Probe
Series 18 3-R-2 Probe
Series 18 3-EX-2 Probe
Series 18 3-B-2 Probe



                             Schedule of Products
                                    Page 2

Series 18 2-C-2 Probe
Series 18 4-G-3 Probe
Series 18 4-FAP-10 Probe
Series 18 3-ESF-2 Probe
Series 18 3-T-2 Probe
Series 18 4-FAP-8 Probe
Series 18 2-CP-2 Probe
Series 18 3-RM-2 Probe
Series 18 3-RO-2 Probe

DORC Console
------------

DORC 89-V-1 Probe
DORC 2-CP-2 Probe
DORC 3-RO-2 Probe
DORC 2-C-2 Probe
DORC 3-E-2 Probe
DORC 3-B-2 Probe
DORC 3-R-2 Probe
DORC 4-FAP-10 Probe
DORC 3-T-2 Probe
DORC 4-G-3 Probe
DORC 3-EX-2 Probe
DORC 3-ESF-2 Probe
DORC 2-S-2 Probe
DORC 3-RM-2 Probe

Cryomedics 5000 Console
-----------------------

Series 50 3-R-2 Probe
Series 50 4-G-3 Probe
Series 50 2-S-2 Probe
Series 50 2-C-2 Probe
Series 50 89-V-1 Probe
Series 50 1-C-1 Probe
Series 50 1-S-1 Probe

LCS 2000 Console &
------------------
LCS 3000 Console
----------------

3mm Liver Probe - Orange, Yellow, Green, Blue, White
5mm Liver Probe - Orange, Yellow, Green, Blue, White
10mm Liver Probe - Orange, Yellow, Green, Blue, White
30mm Liver Probe - Orange, Yellow, Green, Blue, White
40mm Liver Probe - Orange, Yellow, Green, Blue, White




                             Schedule of Products
                                    Page 3

50mm Liver Probe - Orange, Yellow, Green, Blue, White
60mm Liver Probe - Orange, Yellow, Green, Blue, White
3mm Prostate Probe - Orange, Yellow, Green, Blue, White

HCS 2000 Console
----------------

Cryoneedle 3 Channel &
----------------------
Cryoneedle 3 Channel without arm &
----------------------------------
Cryoneedle 5 Channel
--------------------

3mm Liver Probe
5mm Liver Probe
10mm Liver Probe
40mm Liver Probe
2mm Laparoscopic Probe
2mm Long Laparoscopic Probe
3mm Laparoscopic Probe
3mm Laparascopie Probe
Prostate Probe

TENS
----

Pulsar S Single Channel
-----------------------

Pulsar D Dual Channel
---------------------

Pulsar Obstetric
----------------



                             Schedule of Products
                                    Page 4

                                   EXHIBIT A
                                   ---------

                                    ASSETS

1.  Shares of the Acquired Companies

2. Intellectual Property of the Acquired Companies, including that set forth on Schedule 3.9(a)
       ---------------

3.  Permits and Licenses held by the Acquired Companies

4.  The leasehold interest described on Schedule 3.15(b)(i)
                                        -------------------

6.  Contracts set forth on Schedule 3.8.
                           ------------

7. All inventory of Products and related parts, equipment and materials located in the United States (ownership and title to which shall be transferred to the Acquired Companies prior to the Closing).

                                EXHIBIT A (US)
                                --------------

                                US-BASED ASSETS


1. All customer databases, leadsheets, databases of actual or potential customers, lists of referring physicians, nurses and other medical professionals located in or related to Persons located in the United States, which relate to the Products or the Business.





                                    A(US)-1

                                   EXHIBIT B
                                   ---------

                                EXCLUDED ASSETS

1. Accounts receivable of NMT-US related to sales of Products in the United States prior to Closing.

2.   Elekta Receivables.

                                   EXHIBIT C
                                   ---------

                         REFERENCE DATE BALANCE SHEET

       NMT Neurosciences - Andover U.K. Operations and Related Inventory
               Reference Date Balance Sheet - December 31, 1999



                                                      Purchased By   Retained By
                                                         Integra     NMT Medical
                                                      -------------  -----------
ASSETS
  Current Assets
     Cash & Cash Equivalents                           $         0    $  645,000
     Accounts Receivable                                 1,417,000             0
     Interdivisional receivables                                 0     2,289,000
     Corporate A/R                                               0             0
     Elekta A/R                                                  0       271,000

     Inventory
       Selector, Cryo & TNS (in UK)                        715,000             0
       Selector (in US - excluding transfer price)         347,000             0
                                                       -----------    ----------
     Total Inventory, net                                1,062,000             0

     Prepaid Expenses and Other Current Assets              82,000             0
                                                       -----------    ----------
       Total Current Assets                              2,561,000     3,205,000

  PP&E
     Land and Buildings                                          0             0
     Laboratory and Computer Equipment                     463,000             0
     Leasehold Improvements                                947,000             0
     Equipment Under Capital Lease                               0             0
     Office Furniture and Equipment                      1,108,000             0
     Accumulated Depreciation                           (1,244,000)            0
                                                       -----------    ----------
       PP&E, net                                         1,274,000             0

  Goodwill                                                 192,000             0
  Other Long-Term Assets                                   550,000             0
                                                       -----------    ----------
TOTAL ASSETS                                           $ 4,577,000    $3,205,000
                                                       ===========    ==========

LIABILITIES
  Current Liabilities
     Accounts Payable                                  $   484,000    $        0
     Interdivisional Payables                                    0       237,000
     Corporate A/P                                               0        63,000
     Elekta A/P                                                  0       566,000
     Accrued Expenses                                      620,000             0
     Taxes (State/Regional/VAT/Corporation)                174,000             0
     Current Portion of Cap. Leases                         42,000             0
     Current Portion of Senior Debt (Barklays)                   0       135,000
                                                       -----------    ----------
       Total Current Liabilities                         1,320,000     1,001,000

  Capital Lease Obligation                                  50,000             0
  Senior Debt (Barklays)                                         0       112,000
  Deferred Taxes                                           185,000             0
                                                       -----------    ----------
TOTAL LIABILITIES                                      $ 1,555,000    $1,113,000
                                                       ===========    ==========
--------------------------------------------------------------------------------
Net Assets                                             $ 3,022,000    $2,092,000
--------------------------------------------------------------------------------

                                   EXHIBIT D
                                   ---------


                             EXCLUDED LIABILITIES

1. Any Liability attributable to a violation of any Environmental Law by the Business, any Acquired Company or Acquired Company's Affiliate prior to the Closing or the Release of any Hazardous Materials prior to the Closing (whether or not by any Acquired Company or any Acquired Company's Affiliate).

2. Liabilities related to Elekta Agreement or any claims or disputes thereunder (including, without limitation, the Elekta Payables).

3. Liabilities related to the continued employment of Steven Sinyard that exceed the Continued Employee Payment.

4. Liabilities related to any operations, leases or employees located outside of the Andover Facility, including without limitation, liabilities related to the operations in Hong Kong.

5. Liabilities (including, without limitation, product liability claims) related to any products, devices, parts or other materials manufactured, created, assembled, distributed, marketed, promoted or sold by Parent, Seller, NMT-US, any of the Acquired Companies or any of their respective Affiliates prior to the Closing Date, whether or not such products, devices, parts or other materials constitute Products hereunder, including, without limitation, any Liabilities related to the Modus line of products.

6.   Liabilities related to Movex software system.

                                  EXHIBIT E-1
                                  -----------

                             FORM OF BILL OF SALE

                                  (Attached)

                                                                     EXHIBIT E-1
                                                                     -----------
                                 BILL OF SALE
                                 ------------

     This Bill of Sale dated March __, 2000 is executed and delivered by NMT Medical, Inc., a Delaware corporation ("Parent"), and NMT Neurosciences (US), Inc., a Delaware corporation ("NMT-US"), to Integra Selector Corporation, a Delaware corporation ("ISC"). All capitalized words and terms used in this Bill of Sale and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement dated as of March __, 2000 among Parent, NMT-US, ISC and other parties named therein (the "Purchase Agreement").

                                  WITNESSETH:

     WHEREAS, pursuant to the Purchase Agreement, Parent and NMT-US have agreed to sell, transfer, convey, assign and deliver to ISC the US-Based Assets.

     NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and NMT-US hereby agrees as follows:

     1. Transfer of US-Based Assets.  Parent and NMT-US hereby sell, transfer,
        ---------------------------
convey, assign and deliver to ISC, its successors and assigns, to have and to hold forever, all of the US-Based Assets. Notwithstanding the foregoing, the US-Based Assets to be transferred to the ISC under this Bill of Sale shall not include those assets listed on Exhibit B attached to the Purchase Agreement, which is incorporated herein by reference.

     2. Further Assurances.  Each of Parent and NMT-US hereby covenants and
        ------------------
agrees that it will, at the request of ISC and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may reasonably be necessary to more effectively sell, transfer, convey, assign and deliver to, and vest in, ISC, its successors and assigns, good, clear, record and marketable title to the US-Based Assets hereby sold, transferred, conveyed, assigned and delivered, or intended so to be, and to put ISC in actual possession and operating control thereof, to assist ISC in exercising all rights with respect thereto and to carry out the purpose and intent of the Purchase Agreement.

     3. Power of Attorney.  Except as expressly provided in the Agreement,
        -----------------
each of Parent and NMT-US does hereby irrevocably constitute and appoint ISC, its successors and assigns, its true and lawful attorney, will full power of substitution, in its name or otherwise, and on behalf of Parent and NMT-US, or for its own use, to claim, demand, collect and receive at any time and from time to time any and all assets, properties, claims, accounts and other rights, tangible or intangible, hereby sold, transferred, conveyed, assigned and delivered, or intended so to be, and to prosecute the same at law or in equity and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release.

     4. Assignment.  This Bill of Sale and the rights and obligations hereunder
        ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including successors by operation of law), assigns and legal representatives. This Bill or Sale shall not be assignable by any party hereto, except that each of Parent and NMT-US may assign their respective rights and obligations hereunder to one or more of its Affiliates, provided that, the assignor shall guarantee the performance of such assignees under this Bill of Sale.

  5. Counterparts.  This Bill of Sale may be executed in counterparts, each of
     ------------
which shall be deemed to be an original and all of which shall be deemed to constitute the same Agreement.

  6. Governing Law.  This Bill of Sale shall be governed by and construed in
     -------------
accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof.

  7. Incorporation of Preamble and Recitals.  The preamble and recitals to this
     --------------------------------------
Agreement are hereby incorporated herein and made part hereof.

  8. Disclosure to Third Parties.  Notwithstanding any confidentiality, non-
     ---------------------------
disclosure or similar provisions contained in the Purchase Agreement, this Bill of Sale may be disclosed ISC to any Person who claims or attempts to claim that ISC does not possess full right, title and interest in and to the US-Based Assets transferred hereby.

  9. Relation to Purchase Agreement.  This Bill of Sale shall be interpreted and
     ------------------------------
construed in a manner consistent with the provisions of the Purchase Agreement; provided, however, that in the event of any inconsistency between this Bill of Sale and the Purchase Agreement, the terms of the Purchase Agreement shall control.





                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parent and NMT-US have caused this instrument to be duly executed under seal as of and on the date first above written.

                              NMT MEDICAL, INC.


                              By:______________________________

                              Title:___________________________

                              NMT NEUROSCIENCES (US), INC.


                              By:______________________________

                              Title:___________________________

ACCEPTED:
--------

INTEGRA SELECTOR CORPORATION


By:________________________

Title:_____________________

                                  EXHIBIT E-2
                                  -----------

               FORM OF EXCLUDED LIABILITIES ASSUMPTION AGREEMENT

                                  (Attached)

                                                                     EXHIBIT E-2
                                                                     -----------


                    EXCLUDED LIABILITY ASSUMPTION AGREEMENT
                    ---------------------------------------

     This Excluded Liability Assumption Agreement (this "Agreement"), dated March __, 2000, is made by each of NMT MEDICAL, INC., a Delaware corporation formerly known as Nitinol Medical Technologies, Inc. ("Parent"), NMT NEUROSCIENCES (US), INC., a Delaware corporation and wholly-owned subsidiary of Parent ("NMT-US"), NMT NEUROSCIENCES HOLDINGS (UK) LTD., a corporation organized under the laws of England and an indirect wholly-owned subsidiary of Parent ("Seller"), and NMT NEUROSCIENCES (UK) LTD., a corporation organized under the laws of England and Wales and a wholly-owned subsidiary of Seller ("Neurosciences"), in favor of SPEMBLY MEDICAL LTD., a corporation organized under the laws of England and Wales and a wholly-owned subsidiary of Neurosciences ("Spembly"), SPEMBLY CRYOSURGERY LTD, a corporation organized under the laws of England and Wales and a wholly-owned subsidiary of Spembly ("Spembly-Cryosurgery"), SWEDEMED AB, a corporation organized under the laws of Sweden and a wholly-owned subsidiary of Neurosciences ("Swedemed" and, together with Neurosciences, Spembly and Spembly-Cryosurgery, collectively, the "Acquired Companies" and each, individually, an "Acquired Company"), INTEGRA NEUROSCIENCES HOLDINGS (UK) LTD., a corporation organized under the laws of England and Wales ("Buyer"), and INTEGRA SELECTOR CORPORATION, a Delaware corporation ("ISC").
All capitalized words and terms used in this Excluded Liability Assumption Agreement and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement, dated as of March __, 2000, among the aforementioned parties (the "Purchase Agreement").

                                  WITNESSETH:

     WHEREAS, pursuant to the Purchase Agreement, the Seller has agreed to sell, transfer, convey, assign and deliver to the Buyer all of the Shares of Neurosciences, together with certain assets owned by NMT-US, as a means of transferring the Business to Buyer;

     WHEREAS, notwithstanding the fact that the transaction contemplated by the Agreement is structured as a purchase of the Shares and the US-Based Assets, Buyer and ISC shall acquire at the Closing only those Liabilities specified in
Section 2.5(a) of the Purchase Agreement;

     WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Purchase Agreement that, from and after the Closing, Seller, NMT-US and Parent shall assume retain the Excluded Liabilities; and

     WHEREAS, Parent, Seller and NMT-US hereby agree to execute and deliver this Agreement in favor of Buyer, ISC and the Acquired Companies to explicitly assume and retain the Excluded Liabilities.

     NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parent, Seller and NMT-US hereby agrees as follows:

     1.  Assumption and Retention.  Each of the Parent, Seller and NMT-US,
         ------------------------
jointly and severally, hereby assumes and retains the Excluded Liabilities, including, without limitation, those set forth on Exhibit D to the Purchase
                                                  ---------
Agreement.

     2.  Discharge and Performance.  Seller, NMT-US and Parent shall discharge
         -------------------------
and perform, or cause to be discharged and performed, all obligations related to the Excluded Liabilities, except to the extent that Parent in good faith disputes the amount or existence thereof.

     3.  No Liability of Buyer, ISC or the Acquired Companies.  Seller, NMT-US
         ----------------------------------------------------
and Parent hereby agree and acknowledge that none of Buyer, ISC, any of the Acquired Companies or any of their respective Affiliates shall have any responsibility or Liability to Seller, Parent or any other Person for any Excluded Liabilities.

     4.  No Assumption of Acquired Liabilities.  Notwithstanding the foregoing,
         -------------------------------------
none of Seller, Parent or NMT-US shall assume or retain any of the Acquired Liabilities under Section 2.5(a) of the Purchase Agreement.

     5.  Indemnification.  Each of the Parent, the Seller and NMT-US agrees to
         ---------------
indemnify and hold harmless the Buyer, ISC and the Acquired Companies from and against all Damages with respect to the failure of the Parent, the Seller or NMT-US to pay, discharge or otherwise satisfy or perform, when due, the liabilities, obligations and commitments hereby assumed and retained.

     6.  Assignment.  This Agreement and the rights and obligations hereunder
         ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including successors by operation of law), assigns and legal representatives. This Agreement shall not be assignable by any party hereto, except that each of Parent and Seller, NMT-US may assign their respective rights and obligations hereunder to one or more of its Affiliates, provided that, the assignor shall guarantee the performance of such assignees under this Agreement.

     7.  Counterparts.  This Agreement may be executed in counterparts, each of
         ------------
which shall be deemed to be an original and all of which shall be deemed to constitute the same Agreement.

     8.  Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof.

     9.  Incorporation of Preamble and Recitals.  The preamble and recitals to
         --------------------------------------
this Agreement are hereby incorporated herein and made part hereof.

Further Assurances.  From time to time after the date hereof and without further
------------------
consideration, Parent, Seller and NMT-US shall execute and deliver, or cause to be executed and delivered, such further instruments of assumption and retention, and take such other actions as may reasonably be requested by Buyer, ISC or any of the Acquired Companies, in order to more effectively and fully consummate the assumption and retention of the Excluded Liabilities hereunder.

     10.  Disclosure to Third Parties.  Notwithstanding any confidentiality,
          ---------------------------
non-disclosure or similar provisions contained in the Purchase Agreement, this Agreement may be disclosed by (a) Buyer, ISC or any of the Acquired Companies to any Person who claims or attempts to claim that Buyer, ISC or any of the Acquired Companies shall pay, perform or discharge any of the Excluded Liabilities, or (b) by Parent, Seller or NMT-US to any Person who claims or attempts to claim that Parent, Seller or NMT-US shall pay, perform or discharge any of the Acquired Liabilities.

     11.  Relation to Purchase Agreement.  This Agreement shall be interpreted
          ------------------------------
and construed in a manner consistent with the provisions of the Purchase Agreement; provided, however, that in the event of any inconsistency between this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall control.





                           [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Seller, the Parent and NMT-US have caused this instrument to be duly executed under seal as of and on the date first above written.

                              NMT NEUROSCIENCES HOLDINGS (UK), LTD.


                              By:__________________________________

                              Title:_______________________________


                              NMT MEDICAL, INC.


                              By:__________________________________

                              Title:_______________________________


                              NMT NEUROSCIENCES (US), INC.


                              By:__________________________________

                              Title:_______________________________

ACCEPTED:
--------

INTEGRA NEUROSCIENCES
HOLDINGS (UK) LTD., on behalf of itself and its subsidiaries


By:__________________________________

Title:_______________________________

INTEGRA SELECTOR CORPORATION


By:__________________________________

Title:_______________________________

                                   EXHIBIT F
                                   ---------

                            FORM OF PRESS RELEASES

NEWS BULLETIN
   FROM:                                    RE:   NMT MEDICAL
                                                  27 WORMWOOD STREET
The Financial Relations Board                     BOSTON, MA 02210-1625
-----------------------------                     (Nasdaq/NMS:NMTI)

BSMG WORLDWIDE
--------------------------------------------------------------------------------

FOR FURTHER INFORMATION:


AT THE COMPANY              AT THE FINANCIAL RELATIONS BOARD
-----------------           --------------------------------
Thomas M. Tully             General Info:    Paula Schwartz
President & CEO             Analyst Info:    Brian Gill
(617) 737-0930              Media Info:      Deanne Eagle
                            (212) 661-8030


FOR IMMEDIATE RELEASE
---------------------
March 21, 2000

   NMT MEDICAL, INC. ANNOUNCES PARTIAL SALE OF ITS NEUROSCIENCES BUSINESS TO
   -------------------------------------------------------------------------
                   INTEGRA LIFESCIENCES HOLDING CORPORATION
                   ----------------------------------------

   Company to Focus on Higher Growth, High Margin Cardiovascular Businesses


Boston, MA, March 21, 2000 -- NMT Medical, Inc. (Nasdaq/NMS: NMTI) today announced that it has entered into a definitive agreement to sell the Selector(R) Ultrasonic Aspirator, Ruggles(TM) Surgical Instruments and cryosurgery product lines of its NMT Neurosciences division, including certain assets and liabilities, to Integra LifeSciences Holdings Corporation (Nasdaq:
IART) for $12 million in cash. NMT Medical will use the proceeds of the transaction for debt reduction and for general working capital requirements.

Commenting on today's news, Thomas M. Tully, President and Chief Executive Officer of NMT Medical, said, "We are very pleased with this transaction, which allows us to focus more of our management and financial resources on the higher growth and profit potential of our core cardiovascular businesses, particularly the CardioSEAL(R) Septal Occluder - a unique cardiac implant designed to close holes in the heart. The three U.S. Food and Drug Administration (FDA) approvals we received for the CardioSEAL under Humanitarian Use Designation regulations last fall and earlier this year represent a major opportunity for NMT Medical. The response of interventional cardiologists to this innovative new procedure has been very encouraging with more than 40 interventional cardiology centers already approved for the use of the device and 85 more in various stages of gaining Institutional Review Board (IRB) approval. In the meantime, we are continuing to expand our direct sales force in the U.S. to meet the demand for product training and service. We are also preparing for the international market introduction of our unique Recovery(TM) removable vena cava filter with our distribution partner, CR Bard. This innovative new device is the first-ever implantable vena cava filter that can be removed with a simple catheter removal procedure early after implant -- or, if desired, can be left in permanently."

NMT Medical Inc.
Announces Partial Sale of its Neurosciences Businesses to Integra Holding Corporation
Page 2

Mr. Tully continued, "As a result of this transaction, NMT Neurosciences should benefit from a sharper focus away from capital equipment and onto the sales of its remaining implantable products and disposables, while reducing overall expenses. We believe that our cerebral spinal fluid (CSF) pressure management product line, including the advanced Orbis Sigma II hydrocephalus shunt, is unsurpassed in the industry. Our direct sales organization in the U.S. and Europe will now be able to devote more sales time to these products to further build the franchise."

Company to Report Full Year 1999 Results on or About April 14, 2000
Management noted that because the sale will be accounted for in NMT Medical's fourth quarter 1999 results, the Company will file for an extension and expects to submit its Form 10K for the year ended December 31, 1999 with the Securities and Exchange Commission on or about April 14, 2000. This extension will give the Company the time to obtain all of the information necessary to properly account for the transaction.

Integra LifeSciences Holdings Corporation develops, manufactures and markets medical devices, implants and biomaterials primarily used in the treatment of spinal and cranial disorders, soft-tissue repair and orthopedics. Its corporate headquarters are located in Plainsboro, New Jersey with facilities in San Diego, California, Exton, Pennsylvania, Andover, England and Anasco, Puerto Rico.

NMT Medical designs, develops and markets innovative medical devices that utilize advanced technologies and are delivered by minimally invasive procedures. The Company's products are designed to offer alternative approaches to existing complex treatments, thereby reducing patient trauma, shortening procedure, hospitalization and recovery times, and lowering overall treatment costs. The Company's medical devices include self-expanding stents, vena cava filters and septal repair devices. The NMT Neurosciences division serves the needs of neurosurgeons with a range of implantable and disposable products, including cerebral spinal fluid shunts, external drainage products, and the Spetzler(TM) Titanium Aneurysm Clip.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Certain Factors That May Affect Future Results" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and subsequent filings with the Securities and Exchange Commission.

                                     # # #

  To receive NMT Medical's latest news release and other corporate documents via FAX -- at no cost -- please dial 1-800-PRO-INFO. Enter the
                            Company's symbol NMTI.

                 Or visit NMT's website at www.nmtmedical.com

NEWS RELEASE
March 20, 2000

Contact:
John B. Henneman, III
Senior Vice President
Chief Administrative Officer
Integra LifeSciences Holdings Corporation
609-936-2481
jhenneman@integra-ls.com


              Integra LifeSciences Announces Agreement to Acquire
          The Selector(R) Ultrasonic Aspirator, Ruggles(TM) Surgical
         Instrumentation and Spembly Medical Cryosurgery Product Lines
                             of NMT Medical, Inc.

PLAINSBORO, N.J., March 21 /PRNewswire/ -- Integra LifeSciences Holdings Corporation (Nasdaq: IART) today announced that it has agreed to acquire from NMT Medical, Inc. (Nasdaq: NMTI) the Selector(R) Ultrasonic Aspirator, Ruggles(TM) Surgical Instrumentation and Spembly Medical Cryosurgery product lines, including certain assets and liabilities, for an acquisition price of $12.0 million.

In connection with the acquisition, Integra will change the name of its neurosurgical device business from Integra NeuroCare to Integra NeuroSciences. Integra NeuroSciences designs, manufactures and sells implants, instruments and monitors used in neurosurgery and intensive care units, primarily for the treatment of neurological trauma and surgery. Revenue of the acquired product lines during 1999 was approximately $12.1 million.

The combination of this purchase and the acquisition of Clinical Neuro Systems earlier this year expands Integra NeuroSciences business in the United States and around the world. Together with its seven-person medical education unit, Integra NeuroSciences' direct selling effort will expand to 45 U.S. field personnel focused on neurotrauma and neurosurgery. The Company will recruit a direct sales force for selling directly in the United Kingdom and Ireland. Integra NeuroSciences will continue to sell its products in over 60 countries worldwide through a combined network of approximately 100 international distributors.

The $12.0 million acquisition price comes from cash on hand. Earlier this year, Integra announced that it had agreed to sell $5.4 million of preferred stock to investment affiliates of Soros Private Equity Partners LLC. That investment is expected to close by the end of March.

Stuart M. Essig, Integra President and Chief Executive Officer, commented, "This acquisition establishes Integra as an industry leader in neurosurgery and neurotrauma. It allows us to continue to broaden and strengthen Integra's well-trained and experienced sales group, and adds to Integra's revenues and cash flow. These new products, along with our existing neurosurgical devices, will be sold through a direct sales force in the United States, United Kingdom, and Ireland."

The assets to be acquired include a manufacturing, packaging and distribution facility located in Andover, England.

Integra LifeSciences Holdings Corporation has its corporate headquarters in Plainsboro, NJ. Manufacturing and research facilities are also located in San Diego, CA, Anasco, Puerto Rico, and Exton, PA. The Company has approximately 475 full-time employees. Please feel free to visit the Company's Website at (http://www.integra-LS.com).

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ from predicted or pro-forma results. Achieving the anticipated benefits of business acquisitions will depend in part upon whether the integration of the companies' businesses is accomplished in an efficient manner, and there can be no assurance that this will occur. Further forward- looking factors include, but are not limited to, new product development, governmental approvals, market potential and resulting sales as well as potential therapeutic applications, and additional acquisitions. In addition, the economic, competitive, governmental, technological and other factors identified in Integra's filings with the Securities and Exchange Commission could affect actual results.

                             Integra NeuroSciences
                             ---------------------
                                  Fact Sheet
                                  ----------

Integra NeuroSciences is the neurosurgery division of Integra LifeSciences Holdings Corporation. Integra NeuroSciences sells direct in the United States through 38 direct sales representatives and seven clinical education specialists and approximately 100 international distributors who cover over 60 countries worldwide.

Integra NeuroSciences has consistently brought innovative technologies to market. Integra NeuroSciences products are as follows:

Products                            Use                           Brand
Intracranial               For continuous pressure        Camino(R); Clinical Neuro
monitoring and             and temperature monitoring     Systems(TM); Ventrix(R)
Drainage                   of the brain following injury  intracranial pressure
                                                          monitoring and drainage
                                                          systems
Ultrasonic                 For removal of tumors          Selector(R) Ultrasonic
aspiration                                                Aspirator
Neurosurgical              Specifically designed for      Heyer-Schulte(R);
shunts                     the maintenance of the         Novus(R); Sundt(R);
                           chronic condition,             Spetzler(R)
                           hydrocephalus, i.e. excess     shunting systems
                           pressure in the brain,as well
                           as hemodynamic shunting
Neuroendoscopy             For minimally invasive         Neuro Navigational(R)
                           surgical access to the brain   Flexible endoscopes for
                                                          neurosurgery
Neurosurgical              Specialized surgical           Redmond(TM); Ruggles(TM)
instruments                instruments for neurosurgeons  Neurosurgical and spinal
                                                          instruments
Neurosurgical              Rapid hemostasis in            Helitene(R)(1)
hemostasis                 neurosurgical and spinal       Microfibrillar
                           surgery                        Hemostat
Dural grafts               For repair of damage to the    DuraGen(TM) Dural
                           dura mater, the membrane that  Graft Matrix
                           encases the brain and spinal
                           column

Integra NeuroSciences products are manufactured around the globe - San Diego, California produces Camino(R), Ventrix(R), and Neuro Navigational(TM) products; Andover, England produces the Selector(R) ultrasonic aspirators and the cryosurgery products; Exton, Pennsylvania produces the Clinical Neuro Systems(TM) products; Plainsboro, New Jersey produces DuraGen(TM) and Helitene(R) products; the Anasco, Puerto Rico facility produces Heyer-Schulte(R) and Sundt(R) shunting products.

(1) Not approved for neurological use in the United States. SOURCE Integra LifeSciences Holdings Corporation

CONTACT: John B. Henneman, III, Senior Vice President and Chief Administrative Officer of Integra LifeSciences Holdings, 609-936-2481, or jhenneman@integra-ls.com/

                                   EXHIBIT G
                                   ---------

                         FORM OF UK COUNSEL TO OPINION

                                                                       EXHIBIT G
                                                                       ---------


                     [To be on Collyer-Bristow letterhead]

To:  Integra Lifescience Holding Corp.




Dear Sirs:
NMT NEUROSCIENCES HOLDINGS (UK) LIMITED
MT MEDICAL INC.

We have acted as English legal advisers to NMT Neurosciences Holdings (UK) Limited (the "Company") in connection with the same by the Company of its entire shareholding in NMT Neurosciences (UK) Limited (the "Transaction") pursuant to
the terms of an agreement dated               2000 between, inter alia, the
Company and Integra Neurosciences Holdings (UK) Limited (the "Agreement").

Expressions defined in the Agreement have the same meanings where used in this opinion, save as otherwise specified.

Documents examined

We have examined:-

(a)  a copy of the Agreement as executed;

(b) certified copy resolutions of the board of directors (and/or a committee thereof) of the Company relating (inter alia) to the Agreement;

(c) a certified copy of the Memorandum and Articles of Association of the Company;

     a resolution of the shareholders of the Company approving the Transaction and authorising the directors of the Company to enter into the Agreement;

(d) a resolution of the shareholders of the Company approving the Transaction and authorising the directors of the Company to enter into the Agreement;

(e)  a certificate from an officer of the Company dated               2000
     stating that no winding up resolution has been passed and that the Company has received no notice of the appointment of a receiver or administrator or of any petition being presented.

Searches carried out

We arranged for a search to be carried out against the Company on         2000
at the Companies registry which did not reveal the existence of any order or resolution to wind up the Company or of the appointment of any receiver or administrator. Notice of an order, resolution or appointment does not appear immediately on the microfiche and a company search will not in any event reveal the existence of a petition to wind up or appoint an administrator. We have received the Officer's Certificate stating that no winding-up resolution has been passed and that the Company has received no notice of the appointment of a receiver or administrator or of any petition being presented. We made telephone
inquiry of the High Court in London on        2000 and we were informed that
according to the Court's computer records no such petition had been presented or order or appointment made.

Except as stated above, for the purpose of this opinion we have not examined any contracts, instruments or other documents entered into by or affecting the Company or any corporate records of the Company, nor have we carried out any due diligence into the Company nor made any other enquiries concerning the Company. We have not investigated the laws of any country other than England and we assume that no foreign law affects any of the conclusions stated below. This opinion is given only with respect to English law and is itself governed by English law.

Assumptions made

In giving this opinion, we have assumed:-

(a) that all signatures are genuine, all seals have been properly affixed, all copies conform to original documents, all originals are authentic and complete and that all documents are valid and binding on all parties thereto other than the Company;

(b) the accuracy of all representations as to fact made in the Agreement by the Company.

Based upon, and in reliance upon, the foregoing and subject to any matters not disclosed to us, and subject to the qualifications set out below we are of the opinion that:-

(1)  Status

     The Company is a limited liability company, duly incorporated in England and Wales and subsisting under English law and, so far as is discoverable from public records in England and Wales, is not in liquidation.

(2)  Powers and authority

     The Company has all requisite corporate power to enter into and perform the Agreement and the Transaction and has taken all necessary action to authorise the entry into and performance of the Agreement and the Transaction and matters contemplated thereby.

(3)  Legal validity

     Each of the obligations expressed to be assumed by the Company under the Agreement constitutes a legally valid, binding and enforceable obligation of the Company.

(4)  Non conflict

     The entry into and performance of the Agreement by the Company and the Transaction and matters thereby contemplated to be undertaken by the Company do not and will not violate the Memorandum or Articles of Associates of the Company.

(5)  Consents

     No authorisations, approvals, consents, licenses, exemptions, filings, registrations or other requirement of governmental, judicial and public bodies and authorities of or in England are required by law applicable to companies generally to permit the entry into or performance of the Agreement by the Company or in order to ensure the validity or enforceability of the Agreement against the Company.

(6)  Stamp duties

     No stamp duty, registration duty or similar taxes or charges are required to be paid by the Company in the United Kingdom as a result of the execution or delivery of the Agreement or in order to ensure the validity or enforceability of the Agreement.

(7)  Enforcement of Judgments

     A judgment of a competent state or federal court sitting in the United States of America finally and conclusively establishing a debt will prima facie be capable of enforcement in the English courts, but the defendant may have defences open to it and enforcement may not be permitted if inter alia; the judgment was obtained by fraud, was contrary to public policy under English law, relates to foreign penal or revenue laws, is contrary to natural justice, amounts to judgment on a matter previously determined by an English court, is given in proceedings brought in breach of agreement for settlement of disputes or if enforcement of the judgment is restricted by the provisions of the protection of Trading Interests Act 1980.

Qualifications

This opinion is subject to the following qualifications:-

(a) The term "enforceable" as used above means that the obligations assumed by the Company under the Agreement are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:-

     (i) enforcement may be limited by any winding-up, administration, bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting creditors' rights generally;

     (ii) an English court will not necessarily grant any remedy the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court. In particular, orders for specific performance and injunctions are, in general, discretionary remedies under English law and specific performance is not available where damages are considered by the court to be an adequate alternative remedy;

     (iii) claims may become barred under the Limitation Acts or may be or become subject to defences of set-off or counterclaim;

     (iv) where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction.

(b) An English court may stay proceedings if concurrent proceedings are being brought elsewhere.

(c) The effectiveness of terms exculpating a party from a liability or duty otherwise owed (including liability arising out of the non-payment of stamp duty) is limited by law.

(d) The Agreement may be amended orally by the parties thereto notwithstanding provisions therein to the contrary.

(e) We have not been involved in the drafting, preparation or negotiation of the Agreement and accordingly express no opinion as to the sufficiency or effectiveness of the Agreement to achieve the purposes contemplated by the parties thereto.

(f) This opinion does not extend to the Competition Act 1998 or the Fair Trading Act 1973 or any other competition legislation applicable in the UK and we express no opinion as to any notification or registration requirement thereunder or as to validity or enforceability thereunder.

This opinion is given for the sole benefit of the person(s) to whom it is addressed and is not to be relied upon by or communicated to any other person or for any other purpose, nor is it to be quoted or made public in any way without our prior written consent.

Yours faithfully,


Collyer Bristow

                                   EXHIBIT H
                                   ---------

                     FORM OF TRANSITION SERVICES AGREEMENT

                                                                       EXHIBIT H
                                                                       ---------

                         TRANSITION SERVICES AGREEMENT

     This Transition Services Agreement (the "Agreement"), dated as of March ___, 2000, is entered into by and among NMT MEDICAL INC., a Delaware corporation formerly known as Nitinol Medical Technologies, Inc. ("Parent"), on its own behalf and on behalf of its Affiliates (as defined herein), NMT NEUROSCIENCES
(UK) LTD., a corporation organized under the laws of England and Wales ("Neurosciences"), SPEMBLY MEDICAL LTD., a corporation organized under the laws of England and Wales and a wholly-owned subsidiary of Neurosciences ("Spembly"), SPEMBLY CRYOSURGERY LTD, a corporation organized under the laws of England and Wales and a wholly-owned subsidiary of Spembly ("Spembly-Cryosurgery"), SWEDEMED AB, a corporation organized under the laws of Sweden and a wholly-owned subsidiary of Neurosciences ("Swedemed" and, together with Neurosciences, Spembly and Spembly-Cryosurgery, collectively, the "Acquired Companies" and each, individually, an "Acquired Company"), INTEGRA NEUROSCIENCES HOLDINGS (UK) LTD., a corporation organized under the laws of England and Wales ("Buyer"), and INTEGRA SELECTOR CORPORATION, a Delaware corporation ("ISC").

     WHEREAS, pursuant to a Purchase Agreement (the "Purchase Agreement"), dated as of March 20, 2000, by and among Parent, the Acquired Companies, Buyer and ISC and the other parties thereto, Buyer has agreed to purchase all of the issued and outstanding capital shares of NeuroSciences and ISC has agreed to purchase all of the assets, rights and properties related to the business of the Acquired Companies located in the United States;

     WHEREAS, pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of March 20, 2000, by and among Parent, NMT NeuroSciences
(US) Inc. ("NMT-US") and ISC, ISC has agreed to purchase and the assets, rights, and properties related to the Ruggles(TM) neurosurgical instruments product line;

     WHEREAS, in order to facilitate the transfer of the Business (as hereinafter defined) to Buyer and ISC in connection with the Purchase Agreement and the Asset Purchase Agreement, Parent, directly and through its Affiliates, has agreed to provide the transition services as more fully described in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

     1.1 Definitions. Capitalized terms used but not defined herein will have the respective meanings ascribed thereto in the Purchase Agreement. In this Agreement the following terms shall have the meanings assigned to them below.

          "Affiliates" shall mean with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, was controlled by, or was under common control with, such Person at December 31, 1999 or any time since such date.

          "Business" shall mean the research, development, manufacturing, marketing, selling and distribution business conducted or currently proposed to be conducted by Buyer, ISC and the Acquired Companies and their respective Affiliates related to, or with respect to, the Products.

          "Effective Date" shall mean the date of this Agreement.

          "Products" shall mean the products manufactured, assembled, repaired, developed, created, invented or researched by or on behalf of the Acquired Companies or NMT-US, including, without limitation, the Selector(R) Ultrasonic Aspirator, cryosurgical, TNS, Ruggles(TM) products lines, products in the research and development stage and such other products as more particularly identified on the Schedule of Products attached to the Purchase Agreement or included as Assets under the Asset Purchase Agreement.

          "Recipients" shall collectively mean Buyer, ISC and the Acquired Companies.

          "Service Provider" shall collectively mean Parent and its Affiliates, including, without limitation, NMT-US, and NMT NeuroSciences Holdings (UK) Ltd., a corporation organized under the laws of England and Wales and an indirect wholly-owned subsidiary of Parent.

          "Transition Period" means, for each Transition Service, a period of sixty (60) days from the Closing Date.

          "Transition Services" means the services set forth on Exhibit A hereto in connection with Recipient's operation of the Business after the Closing Date.

                                  ARTICLE II.
                              TRANSITION SERVICES

     2.1  Provision of Transition Services; Term.

          (a) Service Provider will make available to Recipients each of the Transition Services, commencing on the Effective Date, for the applicable Transition Period, unless earlier terminated as provided herein.

          (b) Service Provider will perform the Transition Services in a manner substantially similar to the manner in which such services were performed by Service Provider prior to the Effective Date. Service Provider agrees to perform the Transition Services using the same standard of care that it uses in performing such services in its own affairs. Service Provider will only be obligated to provide Transition Services in a manner consistent with its past practice (including prioritization among projects for Service Provider and Recipients).

          2.2 Cost. Service Provider will bear all costs, fees, and expenses, whether internal, external or otherwise, associated with the provision of Transition Services hereunder.

          2.3 Use of Transition Services. Recipients will use the Transition Services for substantially the same purposes and in substantially the same manner as Service Provider used the Transition Services prior to the Closing Date. Recipients will not resell any Transition Service or otherwise use any Transition Service in any way other than in connection with the conduct of the Business consistent with past practice of Service Provider.

          2.4 Nature of Transition Service. Recipients acknowledges and understands that the Transition Services provided hereunder are transitional in nature and are furnished by the Service Provider solely for the purpose of facilitating the sale of the Business. Recipients acknowledges and understands that the Service Provider is not in the business of providing Transition Services to third parties and has no long-term interest in continuing this Agreement. Recipients agrees to use best efforts to make a transition to its own internal organization or any other third party suppliers for the Transition Services as promptly as practicable.

          2.5 Account Processing; Reconciliation. Recipients and Service Provider agree that during the Transition Period Service Provider shall continue to: (a) upon the written authorization of Recipients, submit and process accounts payable (including submission of orders for additional inventory) in accordance with prior practice and as reasonably required in light of orders for Products, and (b) collect and process accounts receivable for sales of Products and related parts and services. Service Provider shall provide Recipients with a weekly statement of cash disbursement and receipts pursuant to the foregoing and a reconciliation of net amounts owed to the Service Provider or Recipients, as the case may be. Within one (1) business day following Recipients' receipt of said statement, Recipients shall notify Service Provider of their acceptance thereof and, as applicable, pay to Service Provider any amount owed thereunder; if Recipients are owed any amounts pursuant to said statement, Service Provider shall pay such amounts to Recipients (or their designee) within one (1) business day of Recipients' acceptance thereof. In the event that Recipients disagree with any amounts set forth on said statement, the parties shall cooperate to resolve any disputed amounts as soon as practicable after delivery of the statement.

                                 ARTICLE III.
                              FURTHER AGREEMENTS

          3.1 Confidentiality. Upon the Effective Date, the parties hereto, and their representatives and assignees shall hold confidential all Confidential Information obtained from each of the other parties, and their respective Affiliates in connection herewith and, if the Closing shall be abandoned as provided in the Purchase Agreement, shall treat such information as confidential and, where such information is in documentary form, return such information to Parent. The provisions of this Section 3.1 shall not apply to information which is in the public domain due to no fault of Buyer or its representatives. The parties hereto, on their own behalf and on behalf of their respective representatives and assignees, agree that damages are an inadequate remedy for breach of this provision and that the non-breaching party shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without the posting of a bond or other security upon any actual or threatened breach of this Section 3.1.

          3.2 Advice and Recommendation. Recipients shall in good faith consider all advice and recommendations of Service Provider relating to the subject matter of this Agreement. Notwithstanding the foregoing, except as specifically provided in the Purchase Agreement or the Asset Purchase Agreement, Recipients shall not have any obligation whatsoever to follow or implement any such advice or recommendation of Service Provider.

          3.3 Relationship of the Parties; No Partnership or Joint Venture. Service Provider shall perform the Transition Services as an independent contractor to Recipients. In all matters relating to this agreement, each party hereto shall retain control over its employees, and employees of one party shall not be considered employees of the other party. No party shall have any right, power or authority to create any obligation, express or implied, on behalf of any other party. Nothing in this Agreement is intended to create or constitute a joint venture or partnership between the parties hereto or persons referred to herein.

          3.4 Personnel. Transition Services will be performed by Service Provider's employees or by third parties under contract with Service Provider. Service Provider will be solely responsible for the payment of all direct and indirect compensation (including fringe benefits) for Service Provider personnel assigned to perform services under this Agreement, and will be responsible for worker's compensation insurance, employment taxes, and other employer liabilities relating to Service Provider's personnel.

                                  ARTICLE IV.
                                  TERMINATION

          4.1 Termination by Recipients. Recipients may terminate this Agreement at any time upon prior written notice of such termination to Service Provider.

                                  ARTICLE V.
          SALES REPRESENTATIVES, DISTRIBUTORS, AND EMPLOYEE SERVICES

          5.1  Sales Representatives and Distributors.

               (a) Notwithstanding the Transition Period, Service Provider shall make available, at the reasonable request of the Recipients, the Service Provider's commissioned sales representatives and distributors for the continued sale and distribution of Selector(R) capital equipment and Ruggles(TM) neurosurgical instruments product line for a period of up to ninety (90) days following the Effective Date, including, without limitation, commissioned sales representatives and distributors in the United States and Europe

               (b) Recipients will reimburse the Service Provider for all commissions paid to the Service Provider's commissioned sales representatives and distributors for Selector(R) capital equipment sales made within the 90-day period after the Effective Date based on their current compensation plan (but in no case shall such commission payable exceed 10% of such capital equipment sales in the case of commissioned sales representatives or exceed 20% of such capital equipment sales in the case of distributors) provided that such sales representatives: (i) provide detailed information on pending Selector(R) sales including, but not limited to, account name, the number of units involved in the pending sale, where they are in the selling process, names of key decision makers/influencers, proposed unit pricing, competitive threats, outcomes of previous product trials, capital budget money availability, copies of proposed acquisition methods, identification of issues that need to be addressed quickly, identification of obstacles to getting the order, and any other account information deemed important to closing the sale;
(ii) visit the account with the Recipient's NeuroSpecialist for introduction to key customers; (iii) continue to provide product support to the account with the full knowledge of the Recipient's NeuroSpecialists for the ninety (90) day period; and (iv) are available for the purpose of allowing the Recipient's NeuroSpecialists to build a baseline understanding of the Selector(R) features and benefits.

          (c) In connection with the foregoing, Recipients shall cause its NeuroSpecialists to work closely with the Service Provider's sales representatives to learn the details of the sales situation and assume responsibility for closing the sales.

          (d) Recipients will reimburse the Service Provider for all commissions paid to the Service Provider's commissioned sales representatives and distributors for Ruggles(TM) purchase orders in excess of $15,000 which were initiated by the Service Provider's sales representative or distributor.

          (e)  None of the responsibilities and obligations detailed in this
Section 5.1 shall create any rights of or obligations with respect to third parties including without limitation, any rights of Service Provider's sales representatives or distributors to compensation from any Recipients.

     5.2 Employee Services. With respect to the employees listed on Schedule 5.2, Recipients shall continue to employ such individuals and to process their payroll and benefits for a period equal to but not more than four (4) months from the Effective Date. Service Provider shall reimburse Recipients for all amounts paid pursuant to this Section 5.2 out of cash reflected on the balance sheet contemplated by Section 2.3 of the Purchase Agreement. Service Provider agrees to indemnify and hold harmless the Recipients against any and all liabilities related to the employees listed on Schedule 5.2.

                                  ARTICLE VI.
                                 MISCELLANEOUS

     6.1 Cooperation. The parties hereto will cooperate with each other and will cause their officers, employees, agents, auditors and representatives to cooperate with each other during the Transition Period to facilitate the orderly separation of the Business from the Service Provider and to minimize any disruption to the respective businesses than might result from the transactions contemplated hereby.

          6.2  Assignability.  This Agreement and the rights and obligations
               -------------
hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including successors by operation of law), assigns and legal representatives. This Agreement shall not be assignable by any party hereto, except that Service Provider and Recipients may assign their respective rights and obligations hereunder to one or more of its Affiliates, provided that, the assignor shall guarantee the performance of such assignees under this Agreement and further provided that if the Affiliate of Recipients to which the Recipients assigns its rights and obligations under this Agreement ceases to be an Affiliate of Recipients, Recipients shall cause such former Affiliate to assign its rights and obligations under this Agreement to Recipients or one of its Affiliates.

          6.3  No Other Representations.  Each of the parties acknowledges that
               ------------------------
in entering into this Agreement it has not relied on any representation, warranty, agreement or statement not set out in this Agreement or in any of the Related Agreements (or in any document, instrument or certificate contemplated hereby or thereby), whether express or implied, and that (in the absence of fraud) it will not have any right or remedy arising out of any such representation, warranty, agreement or statement.

          6.4  Notices.  Any communication to be given hereunder by any parties
               -------
to the other party shall be in writing and delivered by messenger, sent by overnight courier, or transmitted by facsimile or electronic mail (with confirmation of receipt by the intended party), to the address or designation of such party set forth below or as changed by such party by notice given hereunder. A communication transmitted by facsimile shall be deemed effective when transmitted; a communication sent by overnight courier shall be deemed effective two business days after being sent; and a communication delivered by messenger shall be deemed effective when delivered.


                       if to Service
                       Provider:          c/o NMT Medical, Inc.
                                          27 Wormwood Street
                                          Boston, Massachusetts 02110-1625
                                          Attention: Thomas M. Tully, President
                                          Facsimile: (617) 737-0924
                                          E-mail: tmt@nmtmedical.com
                                                  ------------------

                       with a copy to:    Hale and Dorr LLP
                                          60 State Street
                                          Boston, Massachusetts 02109
                                          Attention:  Steven D. Singer, Esq.
                                          Facsimile:  (617) 526-5000
                                          E-mail: Steven.Singer@haledorr.com
                                                  --------------------------

                       to Recipients:     c/o Integra Life Sciences Corporation
                                          311 Enterprise Drive
                                          Plainsboro, New Jersey 08536
                                          Attention:  Stuart M. Essig and
                                                      John B. Henneman, III
                                          Facsimile:  (609) 275-1082
                                          E-mail: Stuart.Essig@integra-ls.com
                                                  ---------------------------
                                                  Jack.Henneman@integra-ls.com
                                                  ----------------------------
           with a copy to:           Latham & Watkins
                              Sears Tower, Suite 5800
                              Chicago, Illinois 60606
                              Attention:  Michael D. Levin, Esq.
                              Facsimile:  (312) 993-9767
                              E-mail:     Michael.Levin@lw.com
                                          --------------------

The foregoing is not intended to be exclusive; any written communication actually received shall be effective when received.

          6.5  Captions.  The section captions used in this Agreement are for
               --------
reference and cross-reference purposes only and shall not otherwise affect the meaning or interpretation of this Agreement.

          6.6  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to be an original and all of which shall be deemed to constitute the same Agreement.

          6.7  Choice of Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof.

          6.8  Entire Agreement; Amendments and Waivers.  This Agreement
               ----------------------------------------
(including Exhibits and attachments hereto) constitutes the entire agreement between the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, between the parties hereto relating to the transactions contemplated hereby or the subject matter herein. This notwithstanding, this Agreement should not be read in derogation of any of the representation or covenants contained in the Purchase Agreement or the Asset Purchase Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change waiver, discharge or termination is sought.

          6.9  Invalidity.   In the event that any one or more of the provisions
               ----------
contained in this Agreement or in any other instrument referred to herein, will, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or any other such instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         PARENT:
                         ------

                         NMT MEDICAL, INC.


                         By:_________________________________
                              Name:
                              Title:

                         NEUROSCIENCES:
                         -------------

                         NMT NEUROSCIENCES HOLDINGS (UK), LTD.


                         By:_________________________________
                              Name:
                              Title:


                         ACQUIRED COMPANIES:
                         ------------------

                         NMT NEUROSCIENCES (UK), LTD.


                         By:_________________________________
                              Name:
                              Title:

                         SPEMBLY MEDICAL LTD.


                         By:_________________________________
                              Name:
                              Title:

                         SPEMBLY CRYOSURGERY LTD.


                         By:_________________________________
                              Name:
                              Title:

                         SWEDEMED AB


                         By:_____________________________________
                              Name:
                              Title:

                         BUYER:
                         -----

                         INTEGRA NEUROSCIENCES HOLDINGS (UK) LTD.


                         By:_____________________________________
                              Name:
                              Title:

                         ISC:
                         ---

                         INTEGRA SELECTOR CORPORATION

                         By:_____________________________________
                              Name:
                              Title:

                                   EXHIBIT A


I.  Transition Services / U.S.
    --------------------------

          In connection with the U.S.-Based Assets related to the business of the Acquired Companies including, without limitation, the Selector(R) Ultrasonic Aspirator product line, and the assets, rights and properties related to the Ruggles(TM) neurosurgical instruments product line, whether acquired through the Purchase Agreement or the Asset Purchase Agreement, the following transition services will be provided by the Service Provider:

          A.  Accounting and Financial Services

          To include the following: (i) billing and invoicing; (ii) collections/accounts receivable processing; (iii) accounts payable processing (including, without limitation, the placement of purchase orders for inventory and related parts and equipment at the direction of the Recipients and the timely payment of invoices in connection therewith); (iv) weekly reporting of cash disbursement and receipts related to sales, receivables and payables and in connection with such reporting, reconciliation of net amounts owed to Service Provider or Recipients; and (vi) such other accounting and financial services requested by the Recipients from time to time as are consistent with the operation of the Service Provider's Business prior to the date hereof.

          B.  Customer Service

          To include the following: (i) order entry and customer service, whether by telephone or by facsimile; and (ii) implementation of a menu or other electronic/telephonic option on the Service Provider's incoming customer service telephone line which would allow customers who are either ordering or requesting information about the Selector(R) Ultrasonic Aspirator or Ruggles(TM) product lines to select a number which would route their calls directly to Recipient's Customer Service; provided however, that the Service Provider's obligation to provide the phone menu service specified in this clause (ii) is subject to the Service Provider's commercially reasonable efforts.

          C.  Product Services

          To include the following: (i) shipping, at the Recipients' expense, Products to customers, sales representatives, and distributors; (ii) providing purchasing support and submitting purchase orders for additional inventory and related parts and equipment, upon Recipients written authorization; (iii) warehousing of finished Products; (iv) maintaining insurance for warehoused Products and for Products in transport pursuant to clause (i) and (v) of this Subsection C; (v) transportation, at the Service Provider's expense, of the acquired U.S.-Based inventory, consignment inventory, parts, field samples, sales and marketing materials, customer lists, customer leads, information, Confidential Information and data related to or used in the Business (as detailed in the Purchase Agreement and the Asset Purchase Agreement) including, without limitation, any and all unshipped orders, from the Service Provider's facility in Atlanta, Georgia to one or more locations of Recipient's choice upon completion of this Agreement's term; (v) technical support, including service, repair, or replacement of Products; and (vi) continued monitoring of loaner inventory.

          D.  Employees

          To include the following: access to any and all employees, including without limitation, service and repair technicians, design engineers, customer service specialists, and accounting and financial specialists for the purposes of training or for any other purpose consistent with this Agreement.

          E.  Information

          To include the following: access to any and all commercial information related to the Business including, without limitation, customer, supplier, and distributor information.

II.  Transition Services / U.K. (Service Provider to Recipient)
     ----------------------------------------------------------

          In connection with the Acquired Companies the following Transition Services will be provided by the Service Provider:

          A.  Movex

          To include the following: (i) Service Provider shall provide Recipients with continued use of the Movex System until such time that the upgraded Chameleon System is fully functional and operational (notwithstanding any specified duration of the Transition Period hereunder); (ii) Service Provider shall assist the Recipients with the transfer of all necessary data from the Movex System to the upgraded Chameleon System; and (iii) after the transition from the Movex System to the Chameleon System is complete, Service Provider shall cause the deletion of all data from the Movex system which relates to any of the Recipients, the Business or the Products and shall take any other action with regard to the Movex System which is necessary to transfer to Recipients and delete any confidential information regarding any of the Recipients, the Business or the Products. In the event that the Chameleon System is not fully functional and operational by the end of the Transition Period (except as a result of any act or omission of Service Provider), Recipients shall pay to Service Provider all out of pocket costs related to providing continued access to the Movex System to the Recipients not to exceed US$5000. per month.

          B.  Information

          To include the following: (i) access to any and all commercial information related to the Acquired Companies including, without limitation, customer, supplier, and distributor information; (ii) access to any and all financial information related to the Acquired Companies; (iii) access to any and all personnel information related to the Acquired Companies; and (iv) access to any and all other information related to the operation of the Acquired Companies.

III.   Transition Services / U.K. (Recipient to Service Provider)
       ----------------------------------------------------------

          In connection with the transition of shunt order entries from the Acquired Companies to Service Provider's facility in Biot, France, the following Transition Services will be provided to the Service Provider by the Recipient:

          A.  Customer Service

          To include the following: (ii) order entry and customer service, whether by telephone, by facsimile, or in person; and (ii) assist the Service Provider in routing customer calls related to the Service Provider's shunt product line directly to the Service Provider's customer service.

IV.  Transition Services / Biot
     --------------------------

          In connection with the transition of order entries for the Selector(R) Ultrasonic Aspirator and Ruggles(TM) neurosurgical instruments product lines from the Service Provider's facility in Biot, France to the Acquired Companies, the following Transition Services will be provided to the Recipient by the Service Provider:

          A.  Customer Service

          To include the following: (i) order entry and customer service, whether by telephone or by facsimile; and (ii) assist the Recipient in routing customer calls related to the Recipient's Products directly to the Recipients' customer service.

V.  Transition Services / World-Wide
    --------------------------------

          A.  Product Services

          To include the following: (i) transportation, at the Service Provider's expense, of all Assets principally related to the Business, including, without limitation, all inventory, consignment inventory, parts, field samples, sales and marketing materials, customer lists, customer leads, information, Confidential Information and data related to or used in the Business, wherever located and in whatever form (including, without limitation, in electronic, digital, or magnetic format) to the Andover Facility; provided however, this Subsection shall not apply to Products that constitute demo equipment located at hospitals and TNS products which are currently leased to third parties pursuant to leases which are not currently in default; and (ii) maintaining insurance for Products in transport pursuant to clause (i) of this Subsection A.

                                 Schedule 5.2
                                 ------------

                               Employee Services
                               -----------------


  .  Steve Sinyard

                                 Schedule 4.2
                                 ------------

                                     NONE



                                 Schedule 4.2

                                 Schedule 16.9
                                 -------------
                              "Knowledge" Persons



                                 David Chazanovitz
                                 Graham Howe
                                 James St. John
                                 Rob Selwood
                                 Roger Simpson
                                 Steven Sinyard
                                 Patrick Sparkes
                                 Steve Taylor
                                 Thomas M. Tully
                                 Hans van Well



                                 Schedule 16.9